AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 15, 2002

                                                     REGISTRATION NO. 333- 59558

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 2 TO

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC
                       (Issuer with respect to the Bonds)
       (Exact name as specified in registrant's Certificate of Formation)

                DELAWARE                           51-0408521
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)

                  ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC
                                 P.O. BOX 15597
                         WILMINGTON, DELAWARE 19850-5597
                                 (302) 429-3902

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           WILLIAM T. TORGERSON, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                              PEPCO HOLDINGS, INC.
                               701 NINTH STREET NW
                             WASHINGTON, D.C. 20068
                                 (202) 872-2590
            (Name, address, including zip code, and telephone number
                   including area code, of agents for service)

                                   Copies to:

          STEPHEN G. ROONEY                          GEOFFREY K. HURLEY
LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.                 LATHAM & WATKINS
         125 WEST 55TH STREET                          885 THIRD AVENUE
      NEW YORK, NEW YORK 10019                    NEW YORK, NEW YORK 10022
            (212) 424-8000                              (212) 906-1200

         Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

                                                PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
    TITLE OF EACH CLASS OF         AMOUNT TO     OFFERING PRICE   AGGREGATE OFFERING   REGISTRATION
 SECURITIES TO BE REGISTERED     BE REGISTERED    PER UNIT(1)          PRICE(1)           FEE(2)
 ---------------------------     -------------    -----------          --------           ------
 Transition Bonds Issuable in
            Series               $2,000,000,000       100%          $2,000,000,000       $183,750

(1)      Estimated solely for the purpose of calculating the registration fee.

(2) Atlantic City Electric Transition Funding LLC filed a registration statement on April 26, 2001, Form S-3 (File No. 333-59558), covering $1,000,000 of Transition Bonds Issuable in Series and paid a filing fee of $250 at the time of the filing of such registration statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant has offset the $184,000 registration fee due herewith with the total amount of the fee paid on April 26, 2001 covering the aforementioned unissued securities.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED           , 2002
                                             ----------

PROSPECTUS SUPPLEMENT
To Prospectus Dated                , 2002.
                   ----------------

                  ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC

                         ISSUER OF THE TRANSITION BONDS

                                    $
                                     --------
                         TRANSITION BONDS, SERIES 2002-1

                         ATLANTIC CITY ELECTRIC COMPANY

                               SELLER AND SERVICER

                     INITIAL                                                         EXPECTED       FINAL
                    PRINCIPAL   INTEREST    PRICE TO  UNDERWRITING         NET        FINAL       MATURITY
                      AMOUNT      RATE       PUBLIC    DISCOUNTS        PROCEEDS   PAYMENT DATE     DATE
                      ------      ----       ------    ---------        --------   ------------     ----
Class A-1        $                      %  $                      %     $
Class A-2        $                      %  $                      %     $
Class A-3        $                      %  $                      %     $
Class A-4        $                      %  $                      %     $

The total price to the public is $          . The total amount of the
                                  ---------
underwriting discounts and other fees is $         . The total amount of
                                          ---------
proceeds before deduction of expenses (estimated to be $         ) is
                                                        ---------
$---------.

CONSIDER CAREFULLY [THE RISK FACTORS RELATING TO THE SERIES 2002-1 FLOATING RATE TRANSITION BONDS BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND] THE RISK FACTORS BEGINNING ON PAGE 19 OF THE ACCOMPANYING PROSPECTUS BEFORE BUYING THE TRANSITION BONDS.

THE SERIES 2002-1 TRANSITION BONDS ARE HIGHLY STRUCTURED. THERE CURRENTLY IS NO SECONDARY MARKET FOR THE TRANSITION BONDS, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP.

The assets of the issuer consist principally of the bondable transition property, which represents the irrevocable right to receive amounts sufficient to recover a portion of Atlantic City Electric Company's bondable transition costs, including the principal of and interest on the series 2002-1 transition bonds and the expenses associated with the transition bonds. These amounts are to be recovered through a nonbypassable transition bond charge, approved by the New Jersey Board Public Utilities, payable by all of Atlantic City Electric Company's customers and/or the customers of any electric distribution company that succeeds to all or a significant part of the electric distribution business of Atlantic City Electric Company within its present service territory, as described further in this prospectus supplement and the accompanying prospectus. The transition bonds represent obligations only of Atlantic City Electric Transition Funding LLC, which is the issuer, and are backed only by the assets of the issuer. The transition bonds do not represent obligations of Atlantic City Electric Company or of any agency or instrumentality of the State of New Jersey.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MORGAN STANLEY
          BANC OF AMERICA SECURITIES
                     BANC ONE CAPITAL MARKETS, INC.
                                CREDIT SUISSE FIRST BOSTON
                                         PNC CAPITAL MARKETS, INC.
                                                     WACHOVIA SECURITIES

          The date of this prospectus supplement is ____________, 2002

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                                                               Page
                                                                                                               ----
WHERE TO FIND INFORMATION IN THESE DOCUMENTS..............................................................       5
SUMMARY OF TERMS..........................................................................................       6
         Securities Offered...............................................................................       6
         Introduction.....................................................................................       7
         The Collateral...................................................................................       9
         Interest.........................................................................................       9
         Principal........................................................................................      10
         Credit Enhancement...............................................................................      10
         Optional Redemption..............................................................................      10
         Transition Bond Charge Adjustment Process........................................................      10
         Tax Status.......................................................................................      11
         ERISA Considerations.............................................................................      11
         Servicer's and Issuer's Mailing Address and Telephone Number of Principal Executive Office.......      11
RISK FACTORS..............................................................................................      12
THE SERIES 2002-1 BONDS...................................................................................      12
         General..........................................................................................      12
         Allocations and Payments; Priority of Distributions..............................................      12
         Interest Payments [Generally]....................................................................      14
         Principal Payments...............................................................................      15
         Optional Redemption..............................................................................      18
         Distribution Following Acceleration..............................................................      18
         [Interest Payments on Floating Rate Transition Bonds.............................................      18
         Floating Rate Interest Determination.............................................................      19
         Interest Rate Swap Agreements....................................................................      20
         Swap Counterparty................................................................................      26
RISK FACTORS RELATING TO THE SERIES 2002-1 FLOATING RATE TRANSITION BONDS.................................      26
         Termination of Swap Could Cause a Loss...........................................................      26
         Ratings Downgrade of Any Floating Rate Class of Transition Bonds Could Cause a Loss for
           Holders of Those Transition Bonds..............................................................      26
         Interest Payments on Series 2002-1 Bonds at Floating Rates Are Dependent on Swap Counterparties.       27]
CREDIT ENHANCEMENT........................................................................................      27
         Periodic Adjustment of the Transition Bond Charge................................................      27
         Collection Account and Subaccounts...............................................................      28
         Issuance of Additional Series....................................................................      32
REPORTS TO HOLDERS OF SERIES 2002-1 BONDS.................................................................      32
THE TRANSITION BOND CHARGES...............................................................................      33
DESCRIPTION OF ACE'S BUSINESS.............................................................................      33
SERVICING.................................................................................................      34
         Servicing Fee....................................................................................      34
         Servicer Advances................................................................................      34
UNDERWRITING THE SERIES 2002-1 BONDS......................................................................      34
         The Underwriters' Sales Price for the Series 2002-1 Bonds........................................      34
         No Assurance as to Resale Price or Resale Liquidity for the Series 2002-1 Bonds..................      35

         Various Types of Underwriter Transactions That May Affect the Price of the Series 2002-1 Bonds...      35
[MATERIAL INCOME TAX MATTERS FOR U.S. HOLDERS OF SERIES 2002-1 FLOATING RATE BONDS........................      36
         Payments of Interest.............................................................................      36
         Potential Alternative Tax Characterizations of the Series 2002-1 Floating Rate Bonds.............      37]
RATINGS FOR THE SERIES 2002-1 BONDS.......................................................................      38
[LISTING AND GENERAL INFORMATION RELATED TO FLOATING RATE CLASSES.........................................      38]

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

         We provide information to you about the transition bonds in two separate documents that progressively provide more detail:

(a) the accompanying prospectus, which provides general information, some of which may not apply to your series of transition bonds; and

(b) this prospectus supplement, which describes the specific terms of your series of transition bonds.

         This prospectus supplement and the accompanying prospectus together contain complete information about the offering of your series of transition bonds. You are urged to read both documents. In particular, you should read the information under the heading "RISK FACTORS," beginning on page 19 of the accompanying prospectus [and, with respect to floating rate classes of this series, "RISK FACTORS RELATING TO THE SERIES 2002-1 FLOATING RATE TRANSITION BONDS," beginning on page 26 of this prospectus supplement].

         This supplement begins with several sections describing these securities:

         - "SUMMARY OF TERMS" provides important amounts, dates and other terms of your series;

         - "THE SERIES 2002-1 BONDS" and "CREDIT ENHANCEMENT" describe the key structural and credit enhancement features of your series; and

         - "THE TRANSITION BOND CHARGES" describes the transition bond charges that provide the source for payment of your series and refers you to the sections in the accompanying prospectus where you can find further information about the transition bond charges and other collateral for the transition bonds.

         As you read through these sections, cross-references will direct you to more information in the accompanying prospectus. You can also directly reference key topics by looking at the table of contents in this prospectus supplement and the accompanying prospectus.

         This prospectus supplement and the accompanying prospectus may be used by the underwriters in connection with offers and sales related to market-making transactions in your series of transition bonds. The underwriters may act as principal or agent in those transactions. Those sales will be made at prices related to prevailing market prices at the time of sale.

         YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THE ISSUER HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

     To understand the structure and payment terms of these securities, you must carefully read the accompanying prospectus and this prospectus supplement in their entirety.

                                SUMMARY OF TERMS

         The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus supplement and in the accompanying prospectus. To understand all of the terms of the offering of the transition bonds, carefully read this entire document and the accompanying prospectus.

SECURITIES OFFERED

                       THE SERIES 2002-1 TRANSITION BONDS

                                     $
                                      -----

    ISSUER:                             ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC
    SELLER AND SERVICER:                ATLANTIC CITY ELECTRIC COMPANY
    TRUSTEE:                            THE BANK OF NEW YORK
    PRICING DATE:
                                        -------------------
    SERIES ISSUANCE DATE:
                                        -------------------
    CLEARANCE AND SETTLEMENT:           DTC/CLEARSTREAM/EUROCLEAR

               INITIAL CLASS PRINCIPAL BALANCE     BOND RATE        % OF TOTAL SERIES PRINCIPAL
               -------------------------------     ---------        ---------------------------
Class A-1                     $_____                        __%                      __%
Class A-2                     $_____                        __%                      __%
Class A-3                     $_____                        __%                      __%
Class A-4                     $_____                        __%                      __%

Servicing Fee for All         So long as Atlantic City Electric Company acts as
Outstanding Series:           servicer under the servicing agreement, the
                              issuer will pay to it a monthly servicing fee with respect to all series of transition bonds in an amount equal to 1/12th of 0.10% of the initial principal balance of all series of the transition bonds. Atlantic City
                              Electric Company is referred to in this
                              prospectus supplement and in the
                              accompanying prospectus as ACE. If a
                              successor servicer is appointed, the
                              successor servicer may be paid an
                              annual servicing fee of up to 1.25% of
                              the initial principal balance of all
                              series of transition bonds. ACE as
                              servicer will not be required to remit
                              to the trustee investment income it
                              receives on the transition bond charges
                              it collects pending their remittance to
                              the trustee as well as any late fees
                              paid by customers to ACE as servicer
                              that are associated with the transition
                              bond charges.

Anticipated Ratings:          S&P/Fitch                           AAA
                              Moody's                             Aaa

Credit Enhancement for        Transition bond charge adjustments;
the Series 2002-1 Bonds:      overcollateralization, funded over the life of the
                              Series 2002-1 Bonds and expected to reach 0.5% of the initial principal balance of the Series
                              2002-1 Bonds; capital of the issuer,
                              funded upon the issuance of this series
                              and equal to 0.5% of the initial
                              principal balance of the Series 2002-1
                              Bonds or $_______.

Payment Dates:                _____, _____, _____ and _____ of each year or, if
                              not a business day, the next business day. A business day is any day other than a Saturday, Sunday or day on which banking institutions in the City of New York are required or authorized by law or executive order to remain closed.

First Payment Date:           ___________

                                  Class A-1    Class A-2    Class A-3     Class A-4
                                  ---------    ---------    ---------     ---------
Expected Final Payment Date:*     ---------    ---------    ---------     ---------
Final Maturity Date:              ---------    ---------    ---------     ---------

                                    *The expected final payment date is the date on which the issuer expects to make the final payment on your Series 2002-1 Bond. However, the final payment on your Series 2002-1 Bond may be made after that date, and your Series 2002-1 Bond will not be in default unless it is not paid in full by its final maturity date.

Optional Redemption:                All Series 2002-1 Bonds are subject to
                                    optional redemption in whole on any payment date if the outstanding principal balance of the Series 2002-1 Bonds has been reduced to less than 5% of the initial principal balance [, provided that no interest rate swap agreement with respect to the Series
                                    2002-1 Bonds remains in effect].

Record Date:                        Close of business on the business day prior
                                    to any payment date.

                                  Class A-1    Class A-2    Class A-3     Class A-4
                                  ---------    ---------    ---------     ---------
ISIN Numbers
Common Code Numbers
CUSIP Numbers

INTRODUCTION

         The New Jersey Electric Discount and Energy Competition Act, referred to as the Competition Act, was enacted in February 1999 and amended in September 2002. It provides, among other things, for the restructuring of the electric utility industry in New Jersey. Prior to enactment of the Competition Act, electric utilities such as ACE invested in various generation-related assets, such as electric generating facilities, and entered into power purchase contracts with nonutility generators of electricity to help fulfill their duties to serve the public as regulated utilities. The electric utilities recovered their investments in these assets and the costs they incurred under these contracts by charging their customers the regulated rates approved by the New Jersey Board of Public Utilities, referred to as the BPU. A customer is an end user of electricity that is connected to a utility's transmission and distribution system and located within a utility's service territory.

         One of the expected effects of the deregulation of electricity generation is that rates will be determined by market forces. These market rates may not be high enough to allow the utilities to recover their investments in generation-related assets or to recover all of the costs incurred under power purchase contracts with nonutility generators of electricity, as market prices may be below a level that would provide a return on these investments or cover the costs incurred under these contracts. Accordingly, utilities may incur losses as a result of the transition from a regulated environment to a competitive environment for electric generation services.

         The Competition Act provides for utilities to recover anticipated losses in the value of their generation-related assets and the costs incurred under power purchase contracts with nonutility generators of electricity that are not recoverable under market rates, including buyouts and buydowns of those contracts. These losses in value and other costs are known as stranded costs and the Competition Act provides for their recovery through a charge included in customers' bills known as a market transition charge. The Competition Act authorizes a utility to securitize its right to recover stranded costs through the issuance of transition bonds, securities of the type described in this prospectus supplement. This right is included in what is known as bondable transition property. To the extent a utility's right to recover stranded costs is securitized, a portion of the market transition charge is replaced by an irrevocable charge included in customers' electric bills known as a transition bond charge, which is designed to meet the costs of paying the principal of and interest on the transition bonds and the costs associated with the issuance, credit enhancing and servicing of the transition bonds. In addition, by amendment adopted in September 2002, the Competition Act authorizes a utility to securitize what are referred to as basic generation service transition costs. Basic generation service is electric generation service provided pursuant to the Competition Act to customers who have not chosen a third party to supply them with electric power, referred to as a third-party supplier. Basic generation service transition costs are the amount by which a utility's payments to procure power for basic generation service and related ancillary and administrative costs from August 1, 1999 to July 31, 2003 exceeds net revenues from the charge for that service established by the BPU. ACE may in the future seek authorization to issue, through the issuer pursuant to the indenture governing the Series 2002-1 Bonds, transition bonds in respect of basic generation service transition costs.

         Under the Competition Act, transition bonds may have scheduled amortizations upon issuance (1) not exceeding 15 years from the date of issuance in the case of transition bonds the proceeds of which will be used to reduce stranded costs related to utility-owned generation or to recover basic generation service transition costs and (2) not exceeding the remaining term of a long-term power purchase agreement with a nonutility generator in the case of transition bonds the proceeds of which will be used to buy down or buy out that power purchase agreement. The last of the power purchase agreements that will be bought out or bought down using proceeds of the Series 2002-1 Bonds is scheduled to expire on February 1, 2022.

         Bondable transition property was created in favor of ACE by a bondable stranded costs rate order issued by the BPU to ACE on September 20, 2002. This order, any subsequent orders issued from time to time by the BPU to ACE providing for the issuance of transition bonds and identified in this and other supplements to the accompanying prospectus, and any orders supplemental to any of the foregoing are collectively referred to as the BPU financing order. The bondable transition property includes the irrevocable right to collect transition bond charges from customers to recover:

         - the aggregate principal amount of the transition bonds described in this prospectus supplement; and

         - an amount sufficient to provide for credit enhancement to fund reserves and to pay interest, premiums, if any, costs of defeasance, servicing fees and other fees, costs and charges relating to the transition bonds.

         Transition bond charges are nonbypassable. That means that the charges will be due from consumers of electricity within ACE's service territory who use ACE's transmission and distribution system, even those customers who elect to purchase electric supply from a third-party supplier.

         On or about the series issuance date, ACE will sell and assign bondable transition property to Atlantic City Electric Transition Funding LLC, the issuer of the transition bonds, under a sale agreement. The issuer will then pledge this property, and assign its rights under the sale agreement and the servicing agreement, as well as its rights to the funds held in the collection account and related rights, to the trustee as collateral for the payment of the transition bonds under an indenture.

         For more information on the Competition Act, bondable transition property and transition bond charges, you should review the material under "RISK FACTORS," "THE COMPETITION ACT," "ACE'S RESTRUCTURING" and "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" in the accompanying prospectus.

         The following is a summary of other specific matters relating to these securities:

THE COLLATERAL

         The Series 2002-1 Bonds will be secured by the collateral, primarily consisting of:

         - the issuer's right, title and interest in and to the bondable transition property sold by ACE to the issuer under the sale agreement between these parties;

         - collections of transition bond charges that are remitted to the trustee under the servicing agreement between the issuer and the servicer;

         - the issuer's rights under the transaction agreements, including the sale agreement and the servicing agreement; and

         - the series subaccounts for the Series 2002-1 Bonds and all amounts or investment property in these subaccounts, other than cash amounts payable to the issuer or the servicer described in the accompanying prospectus.

         For a more detailed description of the collateral for the transition bonds, you should review the material under "THE INDENTURE -- SECURITY" in the accompanying prospectus. For a summary of the terms of the sale agreement, see "THE SALE AGREEMENT" in the accompanying prospectus. For a summary of the terms of the servicing agreement, see "THE SERVICING AGREEMENT" in the accompanying prospectus.

INTEREST

         Holders of each class of Series 2002-1 Bonds are expected to receive interest at the bond rate for that class set forth on the cover of this prospectus supplement. Interest on the Series 2002-1 Bonds [other than floating rate classes] will be calculated on the basis of a 360-day year of twelve 30-day months. [Interest on floating rate classes will be calculated on the basis of actual number of days divided by 360.] With respect to the first payment date, interest will accrue from the issuance date.

         You should also review the material under "THE SERIES 2002-1 BONDS -- INTEREST PAYMENTS" [GENERALLY] [AND "
                                     -----

INTEREST PAYMENTS ON FLOATING RATE TRANSITION BONDS"] in this prospectus supplement.

PRINCIPAL

         On each payment date, to the extent of available funds, the trustee will make principal payments in accordance with the expected amortization schedule set forth under "THE SERIES 2002-1 BONDS -- PRINCIPAL PAYMENTS" in this prospectus supplement. The actual amount of principal paid on any payment date on your Series 2002-1 Bonds may be less than the amount indicated by the expected amortization schedule for that payment date.

         Other than in the case of a redemption or acceleration upon an event of default, in no event will the principal paid to any class on any payment date be greater than the amount necessary to reduce the principal balance of that class to the amount specified in the expected amortization schedule for that class and that payment date.

         You should also review the material under "THE SERIES 2002-1 BONDS -- PRINCIPAL PAYMENTS" in this prospectus supplement.

CREDIT ENHANCEMENT

         Overcollateralization. Overcollateralization is the pledge by the issuer of collateral in excess of what is expected to be needed to cover the repayment of your Series 2002-1 Bond. The overcollateralization for these securities will be funded over the life of the Series 2002-1 Bonds and is expected to reach 0.5% of the initial principal balance of this series of transition bonds. See Table 2 in this prospectus supplement.

         Additional Credit Enhancement. Capital of the issuer (equal to 0.5% of the initial principal balance of this series of transition bonds) is available to make payments on this series of transition bonds as described in the accompanying prospectus. In addition, transition bond charges will be subject to periodic review and adjustment, as described below under "CREDIT ENHANCEMENT -- PERIODIC ADJUSTMENT OF THE TRANSITION BOND CHARGE."

         For a more detailed discussion of the transition bond charge adjustments, overcollateralization of the Series 2002-1 Bonds and capital of the issuer, you should review the material under "CREDIT ENHANCEMENT" in this prospectus supplement and under "THE TRANSITION BONDS -- CREDIT ENHANCEMENT" and "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" in the accompanying prospectus.

OPTIONAL REDEMPTION

         The Series 2002-1 Bonds may be redeemed in whole on any payment date if the outstanding principal amount of the Series 2002-1 Bonds has been reduced to less than 5% of the initial principal amount[, provided that no interest rate swap agreement with respect to the Series 2002-1 Bonds remains in effect].

         You should also review the material under "THE SERIES 2002-1 BONDS -- OPTIONAL REDEMPTION" in this prospectus supplement.

TRANSITION BOND CHARGE ADJUSTMENT PROCESS

         If the transition bond charges that ACE collects as servicer of the bondable transition property on behalf of the issuer are either insufficient or greater than necessary to make timely payments on the Series 2002-1 Bonds, to pay fees, costs and charges associated with the transition bonds or to fund or replenish the subaccounts to their required levels, ACE will adjust the transition bond charges it bills to customers, by filing an adjustment request with the BPU, which will become effective absent a determination by the BPU of manifest error (defined in the BPU financing order as an arithmetic error evident on the face of the filing). These adjustments will continue until the principal of, and interest and premium, if any, on, all classes of Series 2002-1 Bonds have been paid in full.

         For a more detailed description of the transition bond charge adjustment process, you should review the material under "CREDIT ENHANCEMENT -- PERIODIC ADJUSTMENT OF THE TRANSITION BOND CHARGE" in this prospectus supplement and the material under "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in the accompanying prospectus.

TAX STATUS

         The issuer and ACE have received a private letter ruling from the Internal Revenue Service to the effect that, for U.S. federal income tax purposes, the transition bonds will be classified as obligations of ACE. The issuer will be treated as a division of ACE and will not be treated as a separate taxable entity.

         Transition bondholders who are not United States taxpayers generally will not be subject to United States federal withholding taxes on interest received on the transition bonds, provided proper certification as to non-United States beneficial ownership is provided.

         Holders of each class of Series 2002-1 Bonds agree to treat the Series 2002-1 Bonds as debt of ACE for United States federal, state and local tax purposes.

         For further information regarding the application of U.S. federal income tax laws, you should see ["MATERIAL INCOME TAX MATTERS FOR U.S. HOLDERS OF SERIES 2002-1 FLOATING RATE BONDS" in this prospectus supplement and] "MATERIAL INCOME TAX MATTERS FOR THE TRANSITION BONDS" in the accompanying prospectus.

         In addition, in the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special New Jersey tax counsel to the issuer and ACE, interest on the transition bonds received by a person who is not otherwise subject to corporate or personal income tax in the State of New Jersey will not be subject to these taxes. Neither residents nor nonresidents of New Jersey will be subject to an intangible personal property tax in respect of the Series 2002-1 Bonds. See "MATERIAL INCOME TAX MATTERS FOR THE TRANSITION BONDS -- MATERIAL STATE OF NEW JERSEY TAX MATTERS" in the accompanying prospectus.

ERISA CONSIDERATIONS

         Employee benefit plans are permitted to purchase transition bonds.

         You should also review the material under "ERISA CONSIDERATIONS" in the accompanying prospectus.

SERVICER'S AND ISSUER'S MAILING ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICE

         The mailing address of ACE is Atlantic City Electric Company, 800 King Street, Post Office Box 231, Wilmington, Delaware 19899-0231, and its telephone number is (302) 429-3089. The mailing address of the issuer is P.O. Box 15597, Wilmington, Delaware 19850-5597, and its telephone number is (302) 429-3902.

                                  RISK FACTORS

         For a discussion of the material risks associated with an investment in the Series 2002-1 Bonds, you should review the discussion under "RISK FACTORS," which begins on page 19 of the accompanying prospectus. [For a discussion of the material risks associated with an investment in the Series 2002-1 Bonds paying interest at a floating rate, you should review the discussion under "RISK FACTORS RELATING TO THE SERIES 2002-1 FLOATING RATE BONDS," which begins on page 26 of this prospectus supplement.]

                             THE SERIES 2002-1 BONDS

GENERAL

         The Series 2002-1 Bonds will be issued under and secured pursuant to a base indenture to be dated as of _________, 2002 between the issuer and The Bank of New York, as trustee, as supplemented by the Series 2002-1 supplement to that base indenture. The Series 2002-1 Bonds will be issued on the series issuance date in denominations of $1,000 (except for one bond in each class that may have a smaller denomination) and integral multiples of $1,000. The Series 2002-1 Bonds will consist of the classes listed above under "SUMMARY OF TERMS -- SECURITIES OFFERED."

         Some terms used in this prospectus supplement are defined in the glossary of defined terms located on page 120 of the accompanying prospectus.

         The issuer will pay interest and principal relating to the Series 2002-1 Bonds through DTC, or, if the Series 2002-1 Bonds are no longer in book-entry form, at the offices of the trustee at 101 Barclay Street, Floor 8 West, New York, NY 10286, Attention: Asset Backed Securities. The issuer will make payments by wire transfer in immediately available funds to the account designated by DTC or its nominee if the Series 2002-1 Bonds are in book-entry form. Otherwise, the issuer will make payments by check mailed first-class, postage prepaid to a Series 2002-1 Bondholder's address as it appears as of the record date on the register maintained by the trustee. After prior notice to the Series 2002-1 Bondholders, the issuer will pay the final installment of principal and premium, if any, only upon presentation and surrender of a Series 2002-1 Bond at a place specified in the notice. A beneficial owner of a Series 2002-1 Bond will receive payments from the securities intermediary through which it holds the Series 2002-1 Bonds.

ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS

         The transition bond charge collections will be remitted by the servicer at least monthly and will be deposited by the trustee into the general subaccount of the collection account. In addition, investment earnings on amounts on deposit in the trust accounts will be deposited into the general subaccount of the collection account on the business day preceding each payment date and, if and to the extent necessary to meet monthly fees and expenses, on the business day preceding each monthly fee disbursement date. In addition, any indemnity payments received by the trustee will be deposited into the general subaccount.

         All series of transition bonds will have the same transition bond charge adjustment date. On each transition bond charge adjustment date, ACE, as servicer, will provide the trustee with an estimate of the revenue requirement of each series of transition bonds, and of the total revenue requirement for all series of transition bonds, in each case for the period that begins on that transition bond charge adjustment date and ends on the date immediately preceding the next scheduled transition bond charge adjustment date.

         On the basis of these estimates, the trustee, on the business day preceding each payment date occurring within this period, will allocate to each series a portion of the total amount in the general subaccount of the collection account equal to the portion of the total revenue requirement for all series in the period represented by that series' revenue requirement for the period.

         On each payment date, the trustee will pay as to each series the amounts described in clauses 1 through 11 below to the extent funds are available in the general subaccount of the collection account. All series and all classes within a series will have the same payment dates. In addition, the trustee will pay the monthly fees and expenses specified in clauses 1 through 5 below on the 20th day of each month that does not include a payment date, to the extent funds are available in the general subaccount of the collection account. Each such day is referred to as a monthly fee disbursement date. See "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" in the accompanying prospectus.

         The priorities among payments made on each series are as follows:

         1. to the trustee, payment of that series' portion of the trustee's fee, plus any unpaid fees and expenses, provided that indemnity amounts will be limited to $10,000,000 in the aggregate for all payment dates and monthly fee disbursement dates with respect to all series, unless the issuer has received rating agency confirmation that a further amount will not result in a reduction or withdrawal of the rating of the outstanding transition bonds;

         2. to the independent managers of the issuer, payment of that series' portion of the managers' fees, plus any unpaid fees;

         3. to the servicer, payment of that series' portion of the servicing fee, plus any unpaid fees;

         4. to the administrator, payment of that series' portion of the administration fee, plus any unpaid fees and specified expenses;

         5. to the persons entitled thereto, payment of that series' portion of the operating expenses of the issuer other than those described in clauses 1 through 4 above (up to an aggregate amount of $100,000 for all series under this clause 5 for each quarterly interest period ending on a payment date) including all current and past due amounts, unless an event of default under the indenture exists or would result from the payment;

         6.       to the transition bondholders:

                  (A) payment of the interest then due on the transition bonds of that series [based in the case of any floating rate class on the gross fixed amount for that class] and any previously accrued but unpaid interest;

                  (B) payment of the principal then due on the transition bonds of that series, to the extent applicable equal to the following:

                           - the unpaid principal amount of any class of that series upon an acceleration triggered by an event of default,

                           - the unpaid principal amount of any class of that series due on the final maturity date of that class and

                           - the unpaid principal amount of any class of that series called for redemption; and

                  (C) payment of principal in the amount that would bring the aggregate principal amount outstanding for that series to the level set forth in the expected amortization schedule for that series for that payment date.

         7. to the persons entitled thereto, payment of that series' portion of any remaining unpaid operating expenses, including any unpaid trustee expenses and indemnity amounts then owed;

         8. to the capital subaccount for that series, replenishment up to the required capital amount;

         9. to the overcollateralization subaccount for that series, allocation of the amount that would bring the amount in that subaccount to the level set forth in the overcollateralization schedule for that series on that payment date;

         10. to the issuer, release of an amount equal to investment earnings on amounts in the capital subaccount for that series since the preceding payment date, provided no event of default exists and the release would not reduce amounts in that subaccount below the required level; and

         11. to the reserve subaccount for that series, allocation of any remaining amount, subject to reallocation of that remainder to another series in order to prevent or mitigate a payment default of the other series on that payment date.

         [In addition, if ACE enters into a hedge agreement in connection with any series of transition bonds, the related prospectus supplement will specify the terms governing the allocation of amounts payable to or received from the related hedge counterparty and the basis, if any, on which amounts in the reserve subaccount, the overcollateralization subaccount and the capital subaccount for that series may be allocated to the hedge counterparty.]

         After all Series 2002-1 Bonds have been paid, redeemed or defeased, and all obligations of the issuer with respect to the Series 2002-1 Bonds have been satisfied, amounts, if any, remaining in the Series 2002-1 Bonds' subaccounts will be released to the issuer free of the lien of the indenture and will not be reallocated to the subaccounts of the remaining outstanding series.

INTEREST PAYMENTS [GENERALLY]

         Interest on each class of Series 2002-1 Bonds will accrue from the date of issuance at the interest rate indicated for that class on the cover of this prospectus supplement. The issuer is required to pay interest quarterly on __________, __________, __________ and __________ of each year, beginning
________, 2003, or, if any such day is not a business day, on the following business day.

         The issuer will pay interest on the Series 2002-1 Bonds prior to paying principal of the bonds. See "THE TRANSITION BONDS -- INTEREST AND PRINCIPAL" in the accompanying prospectus. If there is a shortfall in the amount necessary to make interest payments on all classes of Series 2002-1 Bonds, the trustee will distribute interest pro rata to each class of transition bonds based on the amount of interest due on that class [based, in the case of any floating rate class, on the gross fixed amount for that class, which gross fixed amount will in turn be allocated to the related class subaccount]. The issuer will calculate interest on the Series 2002-1 Bonds [other than floating rate classes] on the basis of a 360-day year of twelve 30-day months. [Interest on floating rate classes will be calculated on the basis of actual number of days divided by 360.] Interest on each class of Series 2002-1 Bonds will accrue from the series issuance date at the respective bond rates indicated above under "SUMMARY OF TERMS -- SECURITIES OFFERED." Interest will be payable on each payment date to the persons in whose names the Series 2002-1 Bonds of each class are registered at the close of business on the business day prior to any payment date, which business day is referred to as the record date.

PRINCIPAL PAYMENTS

         On each payment date, the trustee will, as of the related record date and subject to the availability of funds, make principal payments on each class of Series 2002-1 Bonds in accordance with the expected amortization schedule.

         To the extent that more than one class of Series 2002-1 Bonds is to receive payments of principal legally due or scheduled to be paid in accordance with the expected amortization schedule on any payment date, except in the case of an optional redemption or an acceleration following an event of default, the applicable funds will be allocated in a sequential manner, to the extent funds are available, as follows:

         (1) to the holders of the Series 2002-1 Bonds, Class A-1, until this class is retired in full;

         (2) to the holders of the Series 2002-1 Bonds, Class A-2, until this class is retired in full;

         (3) to the holders of the Series 2002-1 Bonds, Class A-3, until this class is retired in full; and

         (4) to the holders of the Series 2002-1 Bonds, Class A-4, until this class is retired in full.

         The issuer will not, however, pay principal of any class of Series 2002-1 Bonds on any payment date to the extent that doing so would reduce the principal balance of a class to an amount lower than that specified in the expected amortization schedule, set forth in Table 1 below, for that class on that payment date, unless an acceleration of payments following an event of default or a redemption occurs. The entire unpaid principal amount of each class of the Series 2002-1 Bonds will be due and payable on the final maturity date for that class.

         Table 1 below sets forth the principal balance from the issuance date to the expected final payment date that is scheduled to remain outstanding for each class of the Series 2002-1 Bonds. The expected final payment date for a class of Series 2002-1 Bonds is the date on which final payment on the class is expected to be made as set forth in the expected amortization schedule for that class. The principal balance of a class of Series 2002-1 Bonds means, at any time, the initial principal balance of that class reduced by the amount of principal distributed since the date of issuance to the bondholders of that class in accordance with the terms of the indenture. The table reflects the scheduled principal balance at each payment date after the payments scheduled to be made on that date for each class have been made. In preparing the table, it has been assumed, among other things, that:

         1.       the Series 2002-1 Bonds are issued on ________, 2002;

         2. payments on the Series 2002-1 Bonds are made on each payment date, commencing on ________, 2003;

         3. the per annum servicing fee for the Series 2002-1 Bonds equals 0.10% of the initial principal balance of the Series 2002-1 Bonds, payable monthly;

         4. the per annum fee paid to the trustee under the indenture for the Series 2002-1 Bonds equals $[__], payable monthly;

         5. the per annum fee paid to the administrator of the issuer for the Series 2002-1 Bonds equals $[__], payable monthly;

         6. there are no net earnings on amounts on deposit in the collection account;

         7. per annum operating expenses for the Series 2002-1 Bonds, including all fees, costs and charges of the issuer and the trustee, other than those listed above, equal to $[___] in the aggregate, accruing in 12 equal monthly amounts, $[__] of which is paid monthly and the accrued balance of which is payable on each payment date; and

         8. all transition bond charge collections are received in accordance with ACE's forecasts and deposited in the collection account.

                                     TABLE 1

                         EXPECTED AMORTIZATION SCHEDULE
                      OUTSTANDING CLASS PRINCIPAL BALANCES

Issuance or Payment Date          Class A-1    Class A-2    Class A-3     Class A-4   Series 2002-1
------------------------          ---------    ---------    ---------     ---------   -------------
Series issuance date.........     ---------    ---------    ---------     ---------   -------------
__________...................     ---------    ---------    ---------     ---------   -------------

         For various reasons, the actual principal balance of any class of the Series 2002-1 Bonds may not be reduced to the amounts indicated in the foregoing table on any payment date. Accordingly, the timing of the actual reductions in class principal balances may be delayed compared with the timing indicated in the table. The Series 2002-1 Bonds will not be in default if not paid on the dates specified in the foregoing table unless the final outstanding principal balance is not paid on the final maturity date. See "RISK FACTORS" in the accompanying prospectus for various factors that may, individually or in the aggregate, affect the rates of reduction of the class principal balances of any class of the Series 2002-1 Bonds.

OPTIONAL REDEMPTION

         The issuer may redeem all of the outstanding Series 2002-1 Bonds, at its option, on any payment date if the outstanding principal balance of the Series 2002-1 Bonds (after giving effect to payments scheduled to be made on that payment date) has been reduced to less than 5% of the initial principal balance of the Series 2002-1 Bonds[, provided that no interest rate swap agreement with respect to the Series 2002-1 Bonds remains in effect]. In the case of redemption, the issuer will pay the Series 2002-1 Bondholders the outstanding principal amount of the Series 2002-1 Bonds and interest accrued and unpaid to the redemption date. The trustee will give notice of the redemption to Series 2002-1 Bondholders at least five days and at most 45 days before the redemption date. The Series 2002-1 Bonds will not be redeemed under any other circumstances.

DISTRIBUTION FOLLOWING ACCELERATION

         Upon an acceleration of the maturity of the transition bonds and the sale or other liquidation of the collateral, the total outstanding principal balance of and interest accrued on the Series 2002-1 Bonds and all other outstanding series of transition bonds will be payable without priority of interest over principal or principal over interest and without regard to series or class, in the proportion that the total outstanding principal balance of, and interest accrued on, the Series 2002-1 Bonds bears to the total outstanding principal balances of, and interest accrued on, all transition bonds, provided that any additional series of transition bonds may establish priorities among classes within that series if and to the extent specified in the prospectus supplement relating to that series. [For purposes of the preceding sentence, interest includes net swap payments with respect to any class of Series 2002-1 Bonds paying interest at a floating rate.]

[INTEREST PAYMENTS ON FLOATING RATE TRANSITION BONDS

         Interest on each class of Series 2002-1 Bonds paying interest at a floating rate, each referred to as a floating rate class, will be paid, for all interest accrual periods, at the rate equal to the London interbank offered rate, referred to as LIBOR, for three-month United States dollar deposits, [except with respect to the period from the date of issuance to and including _________, 2003, when the rate will be based on interpolated LIBOR for United States dollar deposits, in each case] determined on the applicable floating rate interest determination date, as described below, plus the percentage spread above LIBOR applicable to that class. The spread above LIBOR for any floating rate class is referred to as the floating rate spread. LIBOR plus the floating rate spread payable on each floating rate class is referred to as the floating rate.

         The floating rate spread for the class [ ] Series 2002-1 Bonds will be [____%] per annum.

         Interest on each floating rate class will be calculated on the basis of the actual number of days from and including the preceding payment date, or, for the first payment date, from and including the date of issuance of that class, to but excluding the next payment date, divided by 360. The Luxembourg Stock

Exchange will be advised of the floating rate and the amount of the interest payment on any floating rate class listed on that exchange for each payment date.

         For the first interest accrual period, interest on each floating rate class will be paid based on (1) for the period from and including the date of issuance of that class to but excluding [ ], interpolated LIBOR for United States dollar deposits determined two London banking days before the date of issuance of that class, plus (2) for the period from and including [ ] to but excluding [ ], LIBOR for three-month United States dollar deposits determined on [ ], plus (3) for the period from and including [ ] to but excluding [ ], LIBOR for three-month United States dollar deposits determined on [ ], plus (4) for the period from and including [ ] to but excluding the [ ] payment date, LIBOR for three-month United States dollar deposits determined on [ ]. Payment of the sum of the amounts calculated for these three periods will be made on the [ ] payment date.

         On or prior to each payment date, the trustee, using LIBOR, will calculate the amount of interest payable on each floating rate class for the relevant interest accrual period.

         There will be no minimum or maximum interest rate on any floating rate class.

         With respect to any floating rate class, if the interest rate swap agreement relating to that class is terminated for any reason, interest on that class will be paid at the gross fixed rate for that class, as described below, until alternate arrangements can be made to pay the floating rate for that class. If the swap counterparty defaults in its obligation to make floating rate payments due under an interest rate swap agreement, the interest rate swap agreement may terminate under the circumstances described below. See " -- INTEREST RATE SWAP AGREEMENTS -- AMOUNTS PAYABLE UNDER INTEREST RATE SWAP AGREEMENTS" and" -- INTEREST RATE SWAP AGREEMENT EVENTS OF DEFAULT AND TERMINATION EVENTS" below and "RISK FACTORS RELATING TO THE SERIES 2002-1 FLOATING RATE TRANSITION BONDS" in this prospectus supplement.

FLOATING RATE INTEREST DETERMINATION

         The interest determination date for each floating rate class and each payment date will be the day two London banking days prior to (1) the preceding payment date or (2) in the case of the first payment date, the dates specified above. A London banking day is a day on which commercial banks in London are open for general business.

         After the first payment date, interest on each floating rate class will be paid at the rate equal to LIBOR as determined on each interest determination date, plus the floating rate spread for that class.

         The trustee will determine LIBOR in accordance with the following provisions:

1. On each interest determination date, the trustee will determine LIBOR based on the offered rate for deposits in United States dollars commencing on the first day of that period that appears on page 3750 of Bridge Telerate, Inc. as of 11:00 a.m., London time, on that interest determination date. That display page is referred to as the Telerate page. If no offered rate appears on that Telerate page, LIBOR for that period will be determined as described in clause 2 below.

2. With respect to an interest determination date on which no offered rate appears on the Telerate page, the trustee will request each of four major banks in the London interbank market, selected by the trustee, to provide the trustee with that bank's offered quotation for deposits in United States dollars for the applicable period, commencing on the second London banking day immediately following that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. The applicable period is three months, except for the period from the date of issuance of the Series 2002-1 Bonds to and including [ ], when the applicable period is one month. If at least two such quotations are provided, LIBOR will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR for that period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in The City of New York on that interest determination date by major banks in The City of New York selected by the swap counterparty for loans in United States dollars to leading European banks, for the period commencing on the second London banking day immediately following that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time.

         If LIBOR cannot be determined in accordance with clause 1 or 2 above, then that rate will be determined to be the same as the rate which applied (a) during the previous period or (b) on the date of issuance in the case of a failure to determine LIBOR for the first payment date.

         On each interest determination date, the trustee will notify the servicer, the issuer and the swap counterparty of LIBOR for the applicable period as determined by the trustee, and the issuer will notify the Luxembourg Stock Exchange of that rate to the extent any Series 2002-1 Bonds are listed on that exchange and the rules of that exchange so require.

INTEREST RATE SWAP AGREEMENTS

         The issuer will enter into an interest rate swap agreement with a swap counterparty for each floating rate class, on or before the date of issuance of that class. The purpose of each interest rate swap agreement is to convert the cash flows allocable to each floating rate class, which for purposes of the transition bond charge are determined based on the gross fixed rate for each floating rate class, into cash flows that are based on a floating rate of interest.

         Amounts Payable Under Interest Rate Swap Agreements. Under each interest rate swap agreement, for each interest accrual period the issuer will be obligated to pay the related swap counterparty an amount equal to interest on the related floating rate class at a fixed rate of interest, referred to as the gross fixed rate for the related floating rate class, and the swap counterparty will be obligated to pay the issuer an amount equal to interest at the floating rate for that class. Those obligations will then be netted on the business day before each payment date. Therefore, for each interest accrual period, either the issuer will pay the swap counterparty only the amount, if any, by which interest at the gross fixed rate exceeds interest at the floating rate, referred to as the net swap payment, or the swap counterparty will pay the issuer only the amount, if any, by which interest at the floating rate exceeds interest at the gross fixed rate, referred to as the net swap receipt, as discussed below.

         With respect to any payment date, the notional amount in effect under each interest rate swap agreement for the interest accrual period prior to that payment date will equal the principal balance of the related floating rate class as of the close of business on the preceding payment date. With respect to the first payment date, the notional amount in effect under each interest rate swap agreement prior to that payment date will be equal to the initial principal balance of the related floating rate class.

         For each payment date with respect to each floating rate class, the trustee will allocate to the subaccount established for that class, referred to as a "class subaccount," an amount equal to interest at the gross fixed rate for that class times the outstanding principal amount of that class for the preceding interest accrual period, referred to as the gross fixed amount for that class on that payment date. In addition, any net swap receipt under the related interest rate swap agreement will be deposited in that class subaccount and will be available, together with the gross fixed amount for that class, to pay interest due on that class on that payment date. Any net swap payment will be paid to the related swap counterparty only out of funds on deposit in that class subaccount and the remaining amount in that class subaccount will be available to pay interest due on that class.

         Specifically, for the first payment date, the issuer will pay a net swap payment equal to the amount, if positive, equal to: (1) an amount equal to the interest calculated on the outstanding principal amount for the related floating rate class at the applicable gross fixed rate for the period from and including the issuance date of the Series 2002-1 Bonds to but excluding the [ ] payment date minus (2) the sum of: (a) the interest calculated on the notional amount for that class at the applicable floating rate for the period from and including that issuance date to but excluding [ ] plus (b) the interest calculated on that notional amount at the applicable floating rate for the period from and including [ ] to but excluding [ ] plus (c) the interest calculated on that notional amount at the applicable floating rate for the period from and including [ ] to but excluding [ ] plus (d) the interest calculated on that notional amount at the applicable floating rate for the period from and including to but excluding the [ ] payment date. If this amount is a negative number, a net swap receipt in this amount will be paid to the issuer by the swap counterparty.

         For each payment date after the first payment date, the issuer will pay a net swap payment equal to the amount, if positive, equal to: (1) the interest calculated on the outstanding principal amount of the related floating rate class at the applicable gross fixed rate for the period from and including the previous payment date to but excluding that payment date minus (2) the interest calculated on the notional amount for that class at the applicable floating rate for that period. If this amount is a negative number, a net swap receipt in this amount will be paid to the issuer by the swap counterparty.

         The gross fixed rate for the floating rate class [ ] Series 2002-1 Bonds will be [ ]% percent per annum.

         Each interest rate swap agreement may terminate under the circumstances described below under " -- INTEREST RATE SWAP AGREEMENT EVENTS OF DEFAULT AND TERMINATION EVENTS." In the event an interest rate swap agreement terminates without a replacement interest rate swap agreement being established, the interest payable on the related floating rate class will convert to the gross fixed rate for that class. The gross fixed rate will be used to calculate interest payable on that class starting on the last payment date at which interest has been paid at the floating rate. See "RISK FACTORS RELATING TO THE SERIES 2002-1 FLOATING RATE TRANSITION BONDS" in this prospectus supplement.

         Swap Counterparty Ratings. The required long-term senior unsecured or financial program ratings of each swap counterparty under each interest rate swap agreement will be at least "Aa3" by Moody's Investors Service, Inc., either at least "A+" or, for short-term obligations, "A-1" by Standard & Poor's Ratings Group and, if a swap counterparty is rated by Fitch Ratings, "A+" or, for short-term obligations, "F1" by Fitch Ratings. These ratings are referred to as the swap counterparty minimum ratings.

         Swap Counterparty Downgrade Event. An event referred to as a "swap counterparty downgrade event" will occur if the swap counterparty no longer meets the swap counterparty minimum ratings.

         If a swap counterparty downgrade event occurs, the swap counterparty will be required, within 30 days following that event, to either:

         a.       re-establish the swap counterparty minimum ratings; or

         b. establish alternative arrangements to maintain or restore the ratings of the affected floating rate class that were in effect prior to the swap counterparty downgrade event. These alternative arrangements by the swap counterparty may include:

                  1. posting collateral, arranging for a guarantee or taking similar action to maintain or restore the ratings; and

                  2. assigning its rights and obligations under the interest rate swap agreement to a replacement swap counterparty that meets the swap counterparty minimum ratings, or that has itself made arrangements which will maintain or restore the ratings.

Posting collateral, arranging for a guarantee and other arrangements as described in clauses 1 and 2 above are referred to in this prospectus supplement as "satisfactory arrangements to maintain or restore the ratings" upon the swap counterparty downgrade event.

         At the end of that 30-day period, if the swap counterparty has failed to make satisfactory arrangements to maintain or restore the ratings of a floating rate class that were in effect prior to the swap counterparty downgrade event, the issuer will appoint a recognized swap dealer that is a member of the International Swaps and Derivatives Association, Inc. with capital and surplus of at least $50 million, referred to as the swap agent, to, within an additional 30 days, either:

                  1. find a replacement swap counterparty that meets the swap counterparty minimum ratings or that has made satisfactory arrangements to maintain or restore the ratings of the related floating rate class, referred to as a "qualified replacement counterparty"; or

                  2. if a qualified replacement counterparty cannot be found, find the highest rated replacement swap counterparty available, in terms of long-term senior unsecured or financial program credit rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, that is higher than that of the existing swap counterparty and that is approved by the holders of at least 66-2/3% of the total outstanding principal amount of the related floating rate class, referred to as an "approved replacement counterparty."

         In the case of a qualified replacement counterparty or an approved replacement counterparty, if there is more than one available replacement swap counterparty with the same credit rating, the counterparty offering the interest rate swap terms with the lowest overall cost to the issuer will be selected by the issuer as the replacement swap counterparty. That replacement swap counterparty must be willing to intermediate between the issuer and the prior swap counterparty by entering into an interest rate swap agreement with the prior swap counterparty that is substantially the same as the prior interest rate swap agreement to hedge or offset the risk that the replacement swap counterparty has to the issuer.

         If a qualified replacement counterparty or an approved replacement counterparty has been found, the prior swap counterparty will be required to assign its rights and obligations under the interest rate swap agreement to that replacement swap counterparty and the replacement swap counterparty will enter into a new interest rate swap agreement with substantially the same terms as the terminated agreement. If a replacement swap counterparty satisfying the above criteria has not been found within that second 30-day period, a termination event will occur under the interest rate swap agreement and the interest rate swap agreement will terminate unless holders representing 66-2/3% of the total outstanding principal amount of the related floating rate class vote to continue the interest rate swap agreement with the existing swap counterparty.

         If the interest rate swap agreement is not terminated as described above, the swap agent will be obligated every three months thereafter to renew the search for a qualified replacement counterparty or an approved replacement counterparty according to the above procedures. However, the replacement counterparty will not be required to intermediate between the prior swap counterparty and the issuer, as described above. At the end of each of these three-month periods, if a swap counterparty meeting the above criteria has not been found, the interest rate swap agreement will terminate unless holders representing 66-2/3% of the total outstanding principal amount of the related floating rate class vote to continue the interest rate swap agreement with the existing swap counterparty.

         All searches for replacement swap counterparties will be at the reasonable cost of the swap counterparty being replaced.

         Interest Rate Swap Agreement Events of Default and Termination Events. The events under each interest rate swap agreement, referred to as swap events of default, include:

         - the failure of the issuer or the swap counterparty to pay any amount when due under the interest rate swap agreement if that failure is not remedied on or before the fifth business day after that failure, unless, in the case of a failure by the swap counterparty, the holders of 66-2/3% of the total outstanding principal amount of the related floating rate class vote to waive that default, within 30 days following notice of the default, by the issuer or the trustee to the swap counterparty;

         - certain events of bankruptcy of the issuer or the swap counterparty or a credit support provider of the swap counterparty; or

         - a merger of the issuer or the swap counterparty without an assumption of its obligations under the interest rate swap agreement.

         The events under the interest rate swap agreement, referred to as termination events, are:

         -        illegality, as described below;

         - an acceleration of the related floating rate class; a swap counterparty downgrade event, as described above, that is not cured within the applicable time periods;

         - any change in any applicable laws or in the interpretation of any applicable laws which revokes or renders unenforceable any of the swap counterparty's obligations under the interest rate swap agreement; and

         - any amendment, without the consent of the swap counterparty, of the formation documents of the issuer, the sale agreement, the bill of sale, the servicing agreement, the administration agreement, the indenture, the underwriting agreement or the interest rate swap agreement or the securities account control agreement which, in the swap counterparty's reasonable and good faith judgment, adversely affects its rights or obligations under the interest rate swap agreement.

         Each interest rate swap agreement may be terminated by either the issuer or the swap counterparty upon an illegality, as described below. In addition, upon acceleration of the transition bonds, other than as a result of an uncured covenant default not involving a payment failure, either party may elect to terminate. Any other swap event of default or a termination event can lead to a termination of the interest rate swap agreement by the party not responsible for that event. Moreover, as described above, the interest rate swap agreement will terminate following a swap counterparty downgrade event if that event is not cured, there is no replacement swap counterparty and the requisite holders of the related floating rate class do not vote to continue with the existing swap counterparty. Except in the cases described above, the issuer may terminate only at the direction of the holders of 66-2/3% of the total outstanding principal amount of the related floating rate class.

         The issuer will not be obligated to pay any termination payment or any other breakage amounts to the swap counterparty under any interest rate swap agreement as a result of any termination event, any swap event of default, any swap counterparty downgrade event or for any other reason, except following an acceleration of the transition bonds and a liquidation of the collateral. Any payment made by a replacement swap counterparty to enter into a replacement interest rate swap agreement will be paid to the terminated swap counterparty.

         Upon a termination of an interest rate swap agreement resulting from a swap event of default, swap counterparty downgrade event or other termination event, the swap counterparty may be liable to pay a termination payment to the issuer, based on the market value of the interest rate swap agreement determined in accordance with specified procedures set forth therein. Any termination payment paid by the swap counterparty, including interest thereon, will first be used to make any payment required to be paid to any replacement swap counterparty and to the extent not so used will be deposited in the related class subaccount and paid pursuant to the indenture to the holders of the related floating rate class on the next payment date, pro rata based on the principal amount held by each holder, as described below under "CREDIT ENHANCEMENT -- COLLECTION ACCOUNT AND SUBACCOUNTS -- THE CLASS SUBACCOUNTS" in this prospectus supplement.

         Illegality means that due to the adoption of, or any change in, any applicable law after the date on which a swap transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after that date, it becomes unlawful for the issuer or the swap counterparty:

         - to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of that swap transaction or to comply with any other material provision of the interest rate swap agreement; or

         - to perform, or for any credit support provider of that party to perform, any contingent or other obligation which the party or that credit support provider has under any credit support document relating to that swap transaction.

         Replacement of Interest Rate Swap Counterparty. Upon a termination event or a swap event of default under an interest rate swap agreement, the issuer is required to appoint a swap agent. Upon its appointment, the swap agent will be required, for a period not exceeding 30 days, either to:

                  1. find a replacement swap counterparty who meets the swap counterparty minimum ratings or who has made such other arrangements as will result in the related floating rate class receiving ratings from the rating agencies not less than the ratings that would be received if such replacement swap counterparty met the swap counterparty minimum ratings; or

                  2. find the available replacement swap counterparty with the highest available long-term senior unsecured or financial program credit rating which is approved by the holders of at least 66-2/3% of the total outstanding principal amount of the related floating rate class, if a replacement swap counterparty satisfying clause 1 above cannot be found.

         In case of clause 1 or 2 above, if there is more than one available replacement swap counterparty with the same credit rating, the counterparty offering the interest rate swap terms with the lowest overall cost to the issuer will be selected by the issuer as the replacement swap counterparty. If a replacement swap counterparty satisfying the above criteria has been found, upon the termination of the interest rate swap agreement, the replacement swap counterparty will enter into an interest rate swap agreement with the issuer having terms substantially the same as the original interest rate swap agreement, effective as of the payment date immediately following the date of the replacement agreement. If a replacement swap counterparty has not been found, the swap agent will be required to renew such search every three months until a replacement swap counterparty satisfying the above criteria has been found and a replacement interest rate swap agreement has been entered into.

         Assignment of Interest Rate Swap Agreements. Any swap counterparty may assign its obligations under any interest rate swap agreement with the prior written consent of the issuer or, without that consent, either:

         - in a consolidation or amalgamation with or merger with or into, or transfer of all or substantially all of its assets to another entity which expressly assumes in a written agreement the obligations of the swap counterparty under the interest rate swap agreement, although if upon that consolidation, amalgamation or merger a swap counterparty downgrade event has occurred, it will be a termination event as described above; or

         - to a replacement swap counterparty following a swap counterparty downgrade event as described above.

         Enforcement, Amendment, Modification or Waiver of Interest Rate Swap Agreements. If a swap event of default or termination event occurs and is continuing, the trustee may, and at the direction of at least 66-2/3% of the total outstanding principal amount of the related floating rate class shall, exercise all rights, remedies, powers, privileges and claims of the issuer against the related swap counterparty, and any right of the issuer to take this action shall be suspended.

         An interest rate swap agreement may be amended with the consent of the trustee and the related swap counterparty, as long as the rating agency condition is satisfied with respect to the amendment. Satisfaction of the rating agency condition with respect to a proposed action means that each of Moody's Investors Service, Inc., Standard & Poor's Ratings Group, and Fitch Ratings has been notified of the proposed action and each of Standard & Poor's Ratings Group and Fitch Ratings confirms in writing that the proposed action will not result in the reduction or withdrawal of its then current rating of any series or class of transition bonds, provided that Moody's Investors Service, Inc. must also confirm this in writing where the proposed action is the issuance of an additional series of transition bonds. In addition to having to satisfy the rating agency condition, the amendment of the interest rate swap agreement may not adversely affect in any material respect the interests of the transition bondholders of the related floating rate class unless the holders of at least 66-2/3% of the total outstanding principal amount of that class direct the trustee to consent to the amendment. Moreover, that amendment may not adversely affect in any material respect the interests of any other transition bondholders or the counterparty to any other interest rate swap agreement without the consent of the holders of at least 66-2/3% of the total outstanding principal balance of the transition bonds of all of those other series or classes, and each counterparty to any other interest rate swap agreement, materially and adversely affected thereby.

      Except as set forth above under " -- SWAP COUNTERPARTY DOWNGRADE EVENT" and " -- INTEREST RATE SWAP AGREEMENT EVENTS OF DEFAULT AND TERMINATION EVENTS" in this prospectus supplement, with respect to any action proposed by the issuer to amend, modify, waive, supplement or surrender the terms of any interest rate swap agreement, or waive timely performance or observance by the swap counterparty under any interest rate swap agreement, in a way which would materially and adversely affect the interests of transition bondholders of the related class, the issuer must satisfy the rating agency condition. Thereafter, the trustee will consent to this proposed action only with the consent of (1) 66-2/3% of the total outstanding principal amount of the transition bonds of the related class, and (2) the consent of the holders of at least 66-2/3% of the total outstanding principal balance of each other series or class, and each counterparty to any other interest rate swap agreement, materially and adversely affected thereby.

SWAP COUNTERPARTY

      The swap counterparty is [         ].


                   RISK FACTORS RELATING TO THE SERIES 2002-1
                         FLOATING RATE TRANSITION BONDS

      In addition to the following risk factors applicable to the floating rate classes, additional risk factors apply to all of the transition bonds of any series. See "RISK FACTORS" in the accompanying prospectus.

TERMINATION OF SWAP COULD CAUSE A LOSS

      Termination events, swap events of default or swap counterparty downgrade events under any interest rate swap agreement may result in termination of that interest rate swap agreement. Each interest rate swap agreement will terminate if the related swap counterparty defaults in its obligation to make payments under the interest rate swap agreement and the holders representing 66-2/3% of the total outstanding principal amount of the related floating rate class do not vote to waive that default. If any interest rate swap agreement is terminated, the holders of the related floating rate class will receive a fixed rate of interest equal to the gross fixed rate for that class, which will take effect from the last payment date to which interest has been paid at a floating rate. See "THE SERIES 2002-1 BONDS -- INTEREST RATE SWAP AGREEMENTS" in this prospectus supplement. This rate could be substantially less than the floating rate for that class at the time of the termination, which could adversely affect the yield to maturity, and holders of the related floating rate class could suffer a loss on their investment.

RATINGS DOWNGRADE OF ANY FLOATING RATE CLASS OF TRANSITION BONDS COULD CAUSE A LOSS FOR HOLDERS OF THOSE TRANSITION BONDS

      If a swap counterparty downgrade event occurs, and (1) the swap counterparty fails to make satisfactory arrangements to maintain or restore the prior ratings and (2) holders representing 66-2/3% of the total outstanding principal amount of the related floating rate class either approve a replacement swap counterparty that does not maintain or restore the prior ratings or such holders vote to continue the existing interest rate swap agreement, that floating rate class may be downgraded by the rating agencies. See "THE SERIES 2002-1 BONDS -- INTEREST RATE SWAP AGREEMENTS" in this prospectus supplement. In that event, the trading price of the transition bonds of the related floating rate class may be reduced, and holders of those transition bonds could suffer a loss on their investment.

INTEREST PAYMENTS ON SERIES 2002-1 BONDS AT FLOATING RATES ARE DEPENDENT ON SWAP COUNTERPARTIES

      If any swap counterparty defaults in its obligation to make any payment required to be made under the interest rate swap agreement, the agreement may terminate in the absence of the required waiver by the holders of transition bonds of the related floating rate class, and the holders of those transition bonds will receive interest at the gross fixed rate for that class. There can be no assurance that any alternate arrangements will be made to obtain a suitable replacement swap counterparty or otherwise to obtain payment of the floating rate for that class. The gross fixed rate for that class could be substantially less than the floating rate for that class at the time of that failure to pay, and holders of that class of transition bonds could suffer a loss on their investment. See "THE SERIES TRANSITION 2002-1 BONDS -- INTEREST RATE SWAP AGREEMENTS" in this prospectus supplement.]

                               CREDIT ENHANCEMENT

      Credit enhancement for the Series 2002-1 Bonds is intended to protect you against losses or delays in scheduled payments on your Series 2002-1 Bonds.

PERIODIC ADJUSTMENT OF THE TRANSITION BOND CHARGE

      Credit enhancement for the Series 2002-1 Bonds includes mandatory periodic adjustments by the BPU to the transition bond charge to be billed to customers upon the petition of ACE, as servicer under the servicing agreement. These petitions are referred to as adjustment requests. Generally, the amount of the adjustment will be based on a formula approved by the BPU in its financing order approving issuance of the transition bonds. The formula is designed to ensure, among other things, sufficient funds for payments on the Series 2002-1 Bonds in accordance with the expected amortization schedule set forth in Table 1 above and to make timely interest payments on the transition bonds [(which in the case of interest on any floating rate class will be calculated at the applicable gross fixed rate)]. Adjustment requests will take into account amounts available in the general subaccount and the reserve subaccount for the Series 2002-1 Bonds and amounts necessary to fund the overcollateralization levels for the Series 2002-1 Bonds as then scheduled and to replenish the capital subaccount for the Series 2002-1 Bonds to its required level, in addition to amounts payable on the Series 2002-1 Bonds and related fees and expenses. The servicer may also request modification of the methodology used to calculate the transition bond charge to more accurately project and generate adequate revenues. An adjustment request that requests such a modification is referred to as a nonroutine adjustment request. All adjustment requests will take all series of transition bonds into account.

      The servicer will increase or decrease the transition bond charge over the life of the transition bonds as necessary to adjust for the effects of several factors, including:

      -     changes in electricity usage forecasts;

      - changes in payment patterns and charge-off experience (including defaults by third-party suppliers);

      - changes in any ongoing fees, costs and expenses related to the transition bonds; and

      - the amount of unpaid principal of, and interest and premium, if any, on, the transition bonds including the issuance of any additional series of transition bonds.

      In this way, the transition bond charge collections will be designed so that there are sufficient amounts available to pay principal, interest and the other fees and expenses associated with the Series 2002-1 Bonds and any other series of transition bonds then outstanding and so that the outstanding principal amount of Series 2002-1 Bonds conforms to the expected amortization schedule. ACE as servicer will be obligated to file annual adjustment requests until ______ and to file quarterly adjustment requests beginning ___________ so long as the Series 2002-1 Bonds remain outstanding. ACE may in addition be obligated to file further adjustment requests in connection with the issuance of additional series of transition bonds. ACE is authorized under the BPU financing order to file adjustment requests at least annually but not more frequently than quarterly, except that monthly filings are permitted beginning two years before expected maturity of the Series 2002-1 Bonds and continuing until the Series 2002-1 Bonds have been paid in full, to the extent necessary to ensure the timely receipt of revenues equal in amount to required payments of principal and interest and any other ongoing fees, costs and expenses related to the Transition Bonds. The first annual adjustment will become effective on October 1, 2003. If the servicer estimates that the transition bond charge in effect at any given time will result in collections exceeding the amount necessary to meet required payments, then the servicer may, by filing an adjustment request with the BPU, reduce the transition bond charge, absent a determination by the BPU of manifest error. If the servicer estimates that the transition bond charge in effect at any given time will result in collections below the amount necessary to meet required payments, then the servicer may, by filing an adjustment request with the BPU, increase the transition bond charge, absent a determination by the BPU of manifest error. A manifest error is defined in the BPU financing order as an arithmetic error evident on the face of the filing. The adjustments in the transition bond charge will continue until the principal of, and interest and premium, if any, on, all classes of transition bonds and all related fees and expenses have been paid in full.

      For a more detailed description of the transition bond charge adjustment process, you should review the material under "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in the accompanying prospectus.

COLLECTION ACCOUNT AND SUBACCOUNTS

      The trustee will establish a collection account to hold transition bond charges remitted by the servicer of the bondable transition property on a monthly basis (so long as requirements relating to ratings and an absence of servicer defaults are satisfied). See "THE SERVICING AGREEMENT -- SERVICING PROCEDURES." The collection account will include a general subaccount into which the trustee will deposit, on the business day preceding each payment date, remitted transition bond charge collections. In addition, any indemnity amounts received by the trustee will be deposited into the general subaccount. The trustee will also establish under the collection account the following subaccounts relating to the Series 2002-1 Bonds:

      - a series subaccount; and under the series subaccount, the following subaccounts:

            -     a capital subaccount;

            -     an overcollateralization subaccount; and

            -     a reserve subaccount.

      The Capital Subaccount. Upon the issuance of the Series 2002-1 Bonds, ACE will deposit $[______] or 0.5% of the initial principal balance of this series of transition bonds in a capital subaccount for the series, representing the required capital amount for the Series 2002-1 Bonds. On any payment date, if amounts available in the series subaccount, overcollateralization subaccount and reserve subaccount for the Series 2002-1 Bonds are not sufficient to make scheduled payments to the Series 2002-1 Bondholders [, which in the case of interest on any floating rate class will be the gross fixed amount for that class on that payment date,] or to pay such series' share of expenses, fees and other charges specified in the indenture, the trustee will draw on amounts in the capital subaccount for the Series 2002-1 Bonds to make those payments. The trustee will, on each payment date thereafter, replenish any withdrawals from the capital subaccount for the Series 2002-1 Bonds subject to the availability of funds and in accordance with the allocations and priorities set forth above under " -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS." The required capital amount for the Series 2002-1 Bonds has been set at a level sufficient to obtain the ratings on the Series 2002-1 Bonds described below under "RATINGS FOR THE SERIES 2002-1 BONDS."

      For a more detailed description of allocations to and payments from the capital subaccount, see the material under "THE TRANSITION BONDS -- CREDIT ENHANCEMENT" and "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" and " -- COLLECTION ACCOUNT" in the accompanying prospectus.

      The Overcollateralization Subaccount. The amount of overcollateralization for the Series 2002-1 Bonds is intended to be funded over the expected life of the series and is expected to reach $[_____] or 0.5% of the initial principal amount of the series. The calculated overcollateralization level for each payment date relating to the Series 2002-1 Bonds is set forth in Table 2 below. Subject to the availability of funds and in accordance with the allocations and priorities set forth above under " -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS," on each payment date, the trustee will deposit in the overcollateralization subaccount for the Series 2002-1 Bonds an amount that results in a funding of the subaccount to its then scheduled overcollateralization level.

      Transition bond charges collected and remitted to the trustee will be allocated by the trustee to fund overcollateralization amounts for different series of transition bonds in the manner described under "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" in the accompanying prospectus. In addition, if amounts on deposit in the series subaccount and reserve subaccount described below for the Series 2002-1 Bonds are not sufficient on a particular payment date to make scheduled payments to the holders of the Series 2002-1 Bonds [, which in the case of interest on any floating rate class will be the gross fixed amount for that class on that payment date], to pay expenses of the trustee, the independent managers of the issuer, the servicer, the administrator and the issuer and to meet other specified expenses, the trustee will draw on amounts in the overcollateralization subaccount to fund such payments as described under "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" in the accompanying prospectus.

      The transition bond charges will be calculated at, and periodically adjusted to, a level designed to collect the overcollateralization amount over the expected life of the Series 2002-1 Bonds. The overcollateralization amount has been set at a level sufficient to obtain the ratings on the Series 2002-1 Bonds described below under "RATINGS FOR THE SERIES 2002-1 BONDS."

      For a more detailed description of overcollateralization, see the material under "THE TRANSITION BONDS -- CREDIT ENHANCEMENT" and "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" in the accompanying prospectus.

                                     TABLE 2

                     CALCULATED OVERCOLLATERALIZATION LEVEL

Issuance or Payment Date                 Calculated Overcollateralization
                                         Level

Series issuance date...................  $ 0
__________.............................  $_______

      [The Class Subaccounts. Upon the issuance of any floating rate class of Series 2002-1 Bonds, a class subaccount will be established for that floating rate class. On the business day preceding each payment date, the trustee will allocate to each class subaccount from the related series subaccount an amount equal to the gross fixed amount for the related floating rate class on that payment date. On the business day preceding the payment date, any net swap payment will be paid to the related swap counterparty from that class subaccount, or any net swap receipt from the related swap counterparty will be deposited into that class subaccount. On the related payment date, amounts in each class subaccount will be paid as interest to the holders of the related floating rate class. In the event of a shortfall of funds in a class subaccount to make a net swap payment due to the related swap counterparty and to pay interest on the related floating rate class of transition bonds, those amounts will be paid on a pro rata basis based on the relative amounts due in respect of the swap and the interest on the class of transition bonds. Any termination payment paid by a swap counterparty upon termination of the related interest rate swap agreement, to the extent not paid to a replacement swap counterparty, will be deposited in the class subaccount for the related floating rate class and will be paid pursuant to the indenture to the holders of the related floating rate class on the next payment date pro rata based on the principal amount held by each holder. Any balance remaining in any class subaccount after payments have been made to the holders of the related floating rate class on a payment date will be transferred to the collection account for allocation on the next payment date.]

      The Reserve Subaccount. A reserve subaccount for the Series 2002-1 Bonds will be funded with remitted transition bond charge collections, indemnity amounts remitted by the servicer to the trustee and earnings on remittances by the servicer to the trustee (other than earnings on deposits in the capital subaccount) to the extent such amounts are allocable to the Series 2002-1 Bonds. The reserve subaccount will be funded on each payment date with the excess, if any, over what is necessary on that payment date:

      - to meet such series' share of fees and expenses payable to the trustee, the independent managers of the issuer, the servicer and the administrator and other specified expenses of the issuer attributable to the Series 2002-1 Bonds;

      - to make payments of principal and interest on the Series 2002-1 Bonds [which in the case of interest on any floating rate class will be the gross fixed amount for that class on that payment date];

      -     to replenish the capital subaccount for the Series 2002-1 Bonds; and

      -     to fund the overcollateralization subaccount for the Series 2002-1
            Bonds.

      The transition bond charge will be adjusted to eliminate any excess amounts that have accumulated in the reserve subaccount for the Series 2002-1 Bonds.

      If on any payment date amounts available in the series subaccount for the Series 2002-1 Bonds are insufficient to pay the series' share of expenses, fees and other charges specified in the indenture payable on that date, to make scheduled payments to the Series 2002-1 Bondholders [which in the case of interest on any floating rate class will be the gross fixed amount for that class on that payment date], or to fund the capital subaccount and overcollateralization subaccount for the series as required on that date, the trustee will draw on any amounts in the reserve subaccount for the Series 2002-1 Bonds to make those payments. If on any monthly fee disbursement date amounts available in the general subaccount of the collection account (including available investment earnings in the subaccounts of the collection account) are insufficient to pay the series' share of monthly fees and expenses, the trustee will draw on any amounts in the reserve subaccount for the Series 2002-1 Bonds to make those payments. If on any payment date funds on deposit in the series subaccount for the Series 2002-1 Bonds are insufficient to make the allocations for the series, the trustee will draw from amounts on deposit in the reserve subaccount, overcollateralization subaccount and capital subaccount for the series, in that order. In addition, if on any payment date amounts available in the series subaccount of any particular series of outstanding transition bonds are insufficient to make payments to that series' bondholders, so long as no default or event of default is caused, the trustee may draw on amounts in the reserve subaccount for the other series of transition bonds, including the Series 2002-1 Bonds, to make those payments. See "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" in the accompanying prospectus.

      [No amounts in the series overcollateralization subaccount, the series capital subaccount or the reserve subaccount may be used to cover any shortfalls in interest on any floating rate class to the extent that shortfall is due to the swap counterparty's failure to pay any net swap receipt due under the related interest rate swap agreement. However, amounts in those subaccounts will be available to pay the applicable gross fixed amount with respect to each floating rate class.]

      For a more detailed description of allocations to and payments from the reserve subaccount for the Series 2002-1 Bonds and similar subaccounts for additional series of transition bonds, if any, see the material under "THE TRANSITION BONDS -- CREDIT ENHANCEMENT" and "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" and " -- COLLECTION ACCOUNT" in the accompanying prospectus.

ISSUANCE OF ADDITIONAL SERIES

      Atlantic City Electric Transition Funding LLC may issue additional series of transition bonds without the prior approval of the Series 2002-1 Bondholders. Those series may include terms and provisions that are unique to those series. The transition bond charge and adjustments to it are generally based on the total principal amount of all transition bonds outstanding. In addition, a new series of transition bonds may not be issued if the issuance would result in a reduction or withdrawal of the credit ratings on the Series 2002-1 Bonds. Therefore, it is not expected that the issuance of additional series would adversely affect the sufficiency of the transition bond charge collections for payment of the Series 2002-1 Bonds. See "RISK FACTORS -- OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS -- ISSUANCE OF ADDITIONAL SERIES OF TRANSITION BONDS WHOSE HOLDERS MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS" and "THE TRANSITION BONDS" in the accompanying prospectus.

                    REPORTS TO HOLDERS OF SERIES 2002-1 BONDS

      On or prior to each payment date, the trustee will prepare and provide statements to the holders of record of the Series 2002-1 Bonds. These statements will be available to the beneficial owners of the Series 2002-1 Bonds upon request to the trustee or the servicer. The financial information provided will not be examined or reported upon by any independent public accountant and no independent public accountant will give an opinion on this financial information.

      For a more detailed description of the statements provided to the holders of record of the Series 2002-1 Bonds, you should review the material under "THE INDENTURE -- REPORTS TO TRANSITION BONDHOLDERS" in the accompanying prospectus.

                           THE TRANSITION BOND CHARGES

      The bondable stranded costs described in the financing order issued by the BPU on September 20, 2002 are to be recovered from customers of ACE through transition bond charges, subject to limitations. See "RISK FACTORS -- UNUSUAL NATURE OF BONDABLE TRANSITION PROPERTY AND SERVICING RISKS" and "THE COMPETITION ACT -- ACE AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS AND BASIC GENERATION SERVICE TRANSITION COSTS " in the accompanying prospectus.

      ACE, in its capacity as servicer of the bondable transition property under the servicing agreement, will bill the transition bond charges to each customer. ACE estimates that the transition bond charge will be approximately $[_______] per kilowatt-hour for all customers on the initial issuance date for the transition bonds, beginning on the issuance date for the Series 2002-1 Bonds. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE BPU FINANCING ORDER" in the accompanying prospectus.

      The actual collections of the transition bond charges are intended to be neither more nor less than the amount necessary to pay the principal on the transition bonds of each series in accordance with the expected amortization schedule applicable to each series and class of transition bonds, to pay interest on each series and to fund the related expenses and reserves. In order to enhance the likelihood that the appropriate amount of transition bond charges will be collected, the servicing agreement requires the servicer to seek, and the Competition Act and the BPU financing order require the BPU to approve, adjustments to the transition bond charges at least annually and as frequently as quarterly (or monthly beginning two years prior to the scheduled maturity of the Series 2002-1 Bonds). These adjustments will be based on actual collections of the transition bond charges and updated assumptions by the servicer as to projected future usage of electricity by customers, expected delinquencies, customer payment patterns and write-offs and future payments and expenses relating to the Series 2002-1 Bonds and any other series of transition bonds issued. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in the accompanying prospectus.

                          DESCRIPTION OF ACE'S BUSINESS

      For a description of the servicer, you should review the material under "ATLANTIC CITY ELECTRIC COMPANY" and "THE SERVICER OF THE BONDABLE TRANSITION PROPERTY" in the accompanying prospectus.

                                    SERVICING

SERVICING FEE

      The issuer will pay the servicer a monthly servicing fee with respect to all series of transition bonds. So long as ACE acts as servicer, the per annum servicing fee will equal 0.10% of the initial principal amount of all transition bonds. If a successor servicer is appointed, the successor servicer may be paid an annual servicing fee of up to 1.25% of the initial principal balance of all transition bonds. The monthly servicing fee, together with any portion of the servicing fee that remains unpaid, will be paid solely to the extent funds are available for that payment as described under "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" in the accompanying prospectus. The servicing fee will be paid prior to any amounts in respect of interest on and principal of the Series 2002-1 Bonds. The servicer will not be required to remit to the trustee investment income the servicer receives on the transition bond charges it collects pending their remittance to the trustee and any late fees paid by customers to ACE as servicer that are associated with the transition bond charges.

SERVICER ADVANCES

      The servicer will not make any advances of interest or principal on the Series 2002-1 Bonds.

                      UNDERWRITING THE SERIES 2002-1 BONDS

      Subject to the terms and conditions set forth in the underwriting agreement among the issuer, ACE, Morgan Stanley & Co. Incorporated and the underwriters for whom Morgan Stanley & Co. Incorporated is acting as the representative, the issuer has agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of Series 2002-1 Bonds set forth opposite each underwriter's name below:

             NAME              CLASS A-1  CLASS A-2  CLASS A-3  CLASS A-4  TOTAL
Morgan Stanley & Co.
Incorporated

Banc of America Securities

Banc One Capital Markets, Inc.

Credit Suisse First Boston
  Corporation

PNC Capital Markets, Inc.

Wachovia Securities, Inc.

      In accordance with the underwriting agreement, the underwriters will take and pay for all of the Series 2002-1 Bonds offered hereby, if any are taken.

THE UNDERWRITERS' SALES PRICE FOR THE SERIES 2002-1 BONDS

      Series 2002-1 Bonds sold by the underwriters to the public will be initially offered at the initial public offering prices set forth on the cover of this prospectus supplement. The underwriters propose initially to offer the Series 2002-1 Bonds to dealers at the initial public offering prices, less a selling concession not to exceed the percentage set forth below, and the underwriters may allow and dealers may reallow a discount not to exceed the percentage set forth below.

CLASS                              SELLING CONCESSION   REALLOWANCE DISCOUNT
-----                              ------------------   --------------------
Class A-1.......................
Class A-2.......................
Class A-3.......................
Class A-4.......................

      After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.

NO ASSURANCE AS TO RESALE PRICE OR RESALE LIQUIDITY FOR THE SERIES 2002-1 BONDS

      The Series 2002-1 Bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriters have advised the issuer that they intend to make a market in the Series 2002-1 Bonds, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series 2002-1 Bonds.

VARIOUS TYPES OF UNDERWRITER TRANSACTIONS THAT MAY AFFECT THE PRICE OF THE SERIES 2002-1 BONDS

      The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Series 2002-1 Bonds in accordance with Regulation M under the Exchange Act. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the Series 2002-1 Bonds which are permitted, so long as the stabilizing bids do not exceed a specified maximum price. Syndicate covering transactions involve purchases of the Series 2002-1 Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Series 2002-1 Bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Series 2002-1 Bonds to be higher than they would otherwise be. None of ACE, the issuer, the trustee or any of the underwriters represents that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

      In the ordinary course of business, each underwriter and its affiliates have engaged and may engage in transactions with the issuer and its affiliates, including ACE. In addition, each underwriter may from time to time take positions in the Series 2002-1 Bonds.

      Under the terms of the underwriting agreement, the issuer and ACE have agreed to reimburse the underwriters for some expenses. The issuer and ACE have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act.

      Morgan Stanley, as financial advisor to ACE, has rendered certain financial advisory services to ACE with regard to the issuer and has received a customary fee from the issuer for such services.

                  [MATERIAL INCOME TAX MATTERS FOR U.S. HOLDERS

                      OF SERIES 2002-1 FLOATING RATE BONDS

      The following discussion is a summary of material United States federal income tax consequences of the purchase, ownership and disposition of Series 2002-1 Bonds of a floating rate class by U.S. holders (as defined under "MATERIAL INCOME TAX MATTERS FOR THE TRANSITION BONDS" in the accompanying prospectus). You should consider the following discussion only in connection with "Material Income Tax Matters for the Transition Bonds" in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of transition bondholders. Some holders, including banks, partnerships, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt organizations, holders that hold the transition bonds as part of a straddle, hedge, conversion transaction or other integrated investment, or holders whose functional currency is not the U.S. dollar, may be subject to special rules that are not discussed below. In addition, this discussion does not address alternative minimum taxes or any state, local or foreign tax laws.

      IT IS RECOMMENDED THAT ALL PROSPECTIVE PURCHASERS CONSULT THEIR TAX ADVISERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF TRANSITION BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

PAYMENTS OF INTEREST

      Interest paid on any Series 2002-1 Bonds belonging to a floating rate class will generally be taxable to a U.S. holder as ordinary interest income at the time payments are accrued or received in accordance with such U.S. holder's regular method of accounting for U.S. federal income tax purposes. ACE and the issuer will treat those transition bonds as "variable rate debt instruments" for federal income tax purposes. The interest on the floating rate class will be unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property at least annually at a single "qualified floating rate" or "objective rate." Moreover, each purchaser of any Series 2002-1 Bonds belonging to a floating rate class will agree by virtue of their purchase of those bonds to treat them as variable rate debt instruments for federal income tax purposes.

      In connection with the issuance of any Series 2002-1 Bonds of a floating rate class, the issuer will enter into a swap with a swap counterparty. If a swap termination event were to occur with respect to a swap related to that floating rate class, the bonds of that class would become fixed rate bonds calling for interest payments based on the gross fixed rate. In addition, if a termination payment were to be made by the swap counterparty, the termination payment would be credited to the class subaccount for that class of Series 2002-1 Bonds and distributed to the holders of that class. Although no such swap termination event is anticipated, if one were to occur, ACE and the issuer would treat it as a change in circumstances that would, for purposes of computing taxable income on the floating rate class of Series 2002-1 Bonds, be treated as a reissuance of the bonds. Any termination payment passed through to the holders of 2002-1 Bonds of that floating rate class would reduce the adjusted issue price on those bonds, which could in turn create original issue discount with respect to the bonds deemed to have been reissued.

      Characterization of floating rate Series 2002-1 Bonds as variable rate debt instruments is not free from doubt. Notwithstanding the intent of ACE, the issuer and each purchaser of floating rate transition bonds to treat those bonds as variable rate debt instruments, alternative tax characterizations of the bonds are possible.

POTENTIAL ALTERNATIVE TAX CHARACTERIZATIONS OF THE SERIES 2002-1 FLOATING RATE BONDS

      As noted above, the proper characterization of Series 2002-1 Bonds belonging to a floating rate class is not clear. Accordingly, for example, the Internal Revenue Service could assert on audit that those transition bonds are in fact investment units made up of two components. The first component would be a fixed rate debt instrument having a principal balance that would at all times equal the principal balance of those transition bonds and an interest rate equal to the gross fixed rate for those transition bonds. The second component would be an undivided interest in the interest rate swap with the swap counterparty. If this alternative characterization of an investment in Series 2002-1 Bonds belonging to a floating rate class were to prevail, then the manner in which a holder of any of those bonds would recognize income would differ from that described above. Under that alternative characterization, each holder of a Series 2002-1 Bond of a floating rate class would include in income the gross fixed rate of interest on the transition bond in accordance with its regular method of tax accounting. As the tax owner of an undivided interest in the swap related to that class, the holder would account for net income and or net expense with respect to the swap. The holder of a Series 2002-1 Bond of a floating rate class would be treated as though it made quarterly periodic payments based on the gross fixed rate to the swap counterparty and as though it received quarterly periodic payments based on the floating rate paid by the swap counterparty. For any taxable year, the holder of a Series 2002-1 Bond of a floating rate class would include in, or deduct from, gross income the holder's net swap income or expense. Net swap income or expense would be based on all periodic payments recognized and attributable to the year.

      Periodic payments made on any quarterly payment date would be allocated ratably among the days in the quarter, and a holder of a Series 2002-1 Bond belonging to a floating rate class would include or deduct its share of the net periodic payments allocated to the year. Thus, if for a taxable year the sum of periodic payments considered to have been made by a holder for the year were to exceed the periodic payments considered to have been received by the holder for the year, the holder would have net swap expense for the year. Generally, such net swap expense would be deductible for the year as an ordinary deduction.

      If, however, a holder of a Series 2002-1 Bond belonging to a floating rate class were an individual, any net swap expense for any year would be treated as a miscellaneous itemized deduction. In computing taxable income, an individual is allowed to deduct miscellaneous itemized deductions only to the extent the sum of such deductions exceeds two percent of the individual's adjusted gross income. Further, an individual is not allowed a deduction for miscellaneous itemized deductions in computing alternative minimum taxable income. Thus, for any period for which the gross fixed rate on floating rate Series 2002-1 Bonds exceeded the floating rate payments made to the issuer by the swap counterparty under the related swap, an individual would include in income interest at the gross fixed rate payable, but could be precluded from deducting all or a part of the net swap expense for the period due to the limitations imposed on miscellaneous itemized deductions.

      If the underlying swap terminated and a payment were made as a result of the termination, the receipt of such payment by a holder would be treated as capital gain. Moreover, if a holder were to sell its interest in a Series 2002-1 Bond belonging to a floating rate class, it would be considered to have made or to have received a termination payment with respect to its interest in the swap. The holder would recognize gain or loss in the year that it terminated its interest in the swap determined by reference to the amount of the termination payment made or received and the holder's basis, if any, in the swap.

      Other alternative characterizations of an investment in Series 2002-1 Bonds of a floating rate class may be possible, such as the characterization of those bonds as contingent payment debt obligations. Investors are encouraged to consult their tax advisors concerning the tax implications of an investment in Series 2002-1 Bonds belonging to a floating rate class.

      FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING FLOATING RATE TRANSITION BONDS, SEE "MATERIAL INCOME TAX MATTERS FOR TRANSITION BONDS" IN THE ACCOMPANYING PROSPECTUS.]

                       RATINGS FOR THE SERIES 2002-1 BONDS

      It is a condition of any underwriter's obligation to purchase the Series 2002-1 Bonds that the Series 2002-1 Bonds be rated "AAA" both by Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc. and by Fitch Ratings and "Aaa" by Moody's Investors Service, Inc.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency. No person is obligated to maintain the rating on any class of Series 2002-1 Bonds, and, accordingly, there can be no assurance that the ratings assigned to any class of Series 2002-1 Bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any class of Series 2002-1 Bonds is revised or withdrawn, the liquidity of that class may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on Series 2002-1 Bonds other than payment in full of each class of Series 2002-1 Bonds by the applicable final maturity date and the ability to make timely interest payments.

                        [LISTING AND GENERAL INFORMATION
                        RELATED TO FLOATING RATE CLASSES

      Application will be made to list each floating rate class of Series 2002-1 Bonds on the Luxembourg Stock Exchange. There can be no assurance that any floating rate class of Series 2002-1 Bonds will be listed on the Luxembourg Stock Exchange or any other stock exchange. Purchasers of any class of Series 2002-1 Bonds should not rely on these transition bonds being listed on the Luxembourg Stock Exchange or any other stock exchange. You should consult with Kredietbank S.A. Luxembourgeoise, the Luxembourg listing agent for each floating rate class, Boulevard Royal 43, L-2955 Luxembourg, phone number 352 47971, referred to as the listing agent, to determine whether or not a particular floating rate class is listed on the Luxembourg Stock Exchange.

      In connection with the listing application, copies of the certificate of incorporation and by-laws of ACE, the certificate of formation and amended and restated limited liability company agreement of the issuer, as well as legal notice relating to the issuance of the Series 2002-1 Bonds, will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained, free of charge, upon request. Once any floating rate class has been so listed, trading of those transition bonds may be effected on the Luxembourg Stock Exchange. Each floating rate class will be submitted for clearing through the facilities of DTC, Clearstream and Euroclear. See "THE TRANSITION BONDS -- TRANSITION BONDS WILL BE ISSUED IN BOOK-ENTRY FORM" in the accompanying prospectus.

      The International Securities Identification Number (referred to as ISIN), Common Code number and the CUSIP number for each floating rate class are as follows:

                           CLASS         ISIN        COMMON CODE      CUSIP



      The issuer represents that, as of the date of this prospectus supplement, there has been no material adverse change in its financial position since the date of its formation. The issuer is not involved in litigation or arbitration proceedings relating to claims on amounts which are material in relation to the issuance of any floating rate class nor, so far as the issuer is aware, is any litigation or arbitration of this type involving it pending or threatened. Except as disclosed in this prospectus supplement or the accompanying prospectus, as of the date of this prospectus supplement, the issuer has no outstanding loan capital, borrowings, indebtedness or contingent liabilities, nor has the issuer created any mortgages, charges or guarantees.

      The transactions contemplated in this prospectus supplement were authorized by resolutions adopted by ACE's Board of Directors on or about [ ] and by the issuer's managers on or about [ ].

      If any floating rate class of Series 2002-1 Bonds is listed on the Luxembourg Stock Exchange, copies of the indenture, the supplemental indenture governing the Series 2002-1 Bonds, the sale agreement, the servicing agreement, the administration agreement, the reports of independent public accountants described in "THE SERVICING AGREEMENT -- COMPLIANCE REPORTS" in the accompanying prospectus, the documents listed under "ATLANTIC CITY ELECTRIC COMPANY -- WHERE TO FIND INFORMATION ABOUT ACE" in the accompanying prospectus and the reports to transition bondholders referred to under "THE INDENTURE -- REPORTS TO TRANSITION BONDHOLDERS" and " -- TRUSTEE'S ANNUAL REPORT" in the accompanying prospectus, will be available free of charge at the offices of the trustee in The City of New York and the listing agent in Luxembourg. Financial information regarding ACE is included in its annual report on Form 10-K for the fiscal year ended December 31, 2001 and is also available at the offices of the trustee in The City of New York and the listing agent in Luxembourg. For so long as any floating rate class is outstanding and listed on the Luxembourg Stock Exchange, copies of each annual report on Form 10-K for subsequent fiscal years will also be available at the offices of the trustee in The City of New York and the listing agent in Luxembourg.

      In the event that any floating rate class of Series 2002-1 Bonds is listed on the Luxembourg Stock Exchange, certificated transition bonds are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg transfer agent, the Luxembourg paying agent will be appointed as a transfer agent.

      The indenture provides that the trustee and the paying agent will pay to the issuer upon request any amounts held by them for the payment of principal of and interest on any class of transition bonds, including without limitation any floating rate class, which amounts remain unclaimed for two years after they become due and payable. After payment to the issuer, holders of any class of Series 2002-1 Bonds entitled to these funds must look to the issuer for payment as general creditors unless an abandoned property law designates otherwise.

      According to Chapter VI, Article 3, point A/II/2 of the Rules and Regulations of the Luxembourg Stock Exchange, the floating rate transition bonds will be freely transferable and therefore no transaction made on the Luxembourg Stock Exchange will be cancelled.

      The indenture, the series 2002-1 supplemental indenture, the sale agreement, the servicing agreement and the administration agreement are governed by the laws of the State of New Jersey. The certificate of formation and the amended and restated limited liability company agreement are governed by the laws of the State of Delaware.]

The information in this prospectus and the accompanying prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus and the accompanying prospectus supplement are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED _______, 2002

PROSPECTUS

                  ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC
                                     Issuer

                         ATLANTIC CITY ELECTRIC COMPANY

                               Seller and Servicer
                       Transition Bonds Issuable in Series

THE ISSUER

- may periodically issue up to $2 billion aggregate principal amount of transition bonds in one or more series, each with one or more classes; and

-     will own:

      - bondable transition property, which is the right, created under New Jersey's Competition Act, to bill and collect transition bond charges in amounts designed to be sufficient to repay the transition bonds, to pay other expenses specified in the indenture and to fund the trust accounts;

      -     collections of transition bond charges;

      -     its rights under the sale agreement and the servicing agreement;

      -     trust accounts held by the trustee; and

      - if so stated in the applicable prospectus supplement, other credit enhancement.

THE TRANSITION BONDS

-     will be payable only from assets of the issuer;

- will be supported by trust accounts held by the trustee for the transition bonds and, if so stated in the applicable prospectus supplement, other credit enhancement; and

- will be issued in series, each of which the issuer may issue without the consent of existing transition bondholders.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 19 OF THIS PROSPECTUS.

This prospectus may be used to offer and sell a series of transition bonds only if accompanied by the prospectus supplement for that series.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________, 2002.

                               TABLE OF CONTENTS

                                   PROSPECTUS

                                                                                                                Page
                                                                                                                ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS...................................................1
SUMMARY OF TERMS..................................................................................................2
         The Issuer...............................................................................................2
         The Seller of the Bondable Transition Property to the Issuer.............................................2
         The Servicer of the Bondable Transition Property.........................................................2
         The Trustee..............................................................................................2
         The Assets of the Issuer.................................................................................2
         Transaction Overview.....................................................................................3
         Primary Steps of the Transaction.........................................................................4
         The Collateral...........................................................................................6
         Servicing the Bondable Transition Property...............................................................7
         Payment Sources..........................................................................................9
         Allocations and Payments; Priority of Distributions......................................................9
         Credit Enhancement and Accounts.........................................................................14
         Prefunding..............................................................................................15
         State Pledge............................................................................................16
         Payments of Interest and Principal......................................................................16
         Optional Redemption.....................................................................................17
         Payment Dates and Record Dates..........................................................................17
         Servicing Compensation..................................................................................17
         Tax Status..............................................................................................17
         ERISA Considerations....................................................................................18
RISK FACTORS.....................................................................................................19
         Limited Sources of Payment and Limited Credit Enhancement for the Transition Bonds Could Cause
           Payment Delays or Losses..............................................................................19
         Risks of Judicial, Legislative or Regulatory Action.....................................................19
         Unusual Nature of Bondable Transition Property and Servicing Risks......................................22
         The Electric Industry Generally.........................................................................27
         Risks Associated with Potential Bankruptcy Proceedings..................................................28
         Other Risks Associated with an Investment in the Transition Bonds.......................................32
FORWARD-LOOKING STATEMENTS.......................................................................................34
GLOSSARY OF DEFINED TERMS........................................................................................35
AVAILABLE INFORMATION............................................................................................35
INCORPORATION OF DOCUMENTS BY REFERENCE..........................................................................35
ATLANTIC CITY ELECTRIC COMPANY...................................................................................36
THE COMPETITION ACT..............................................................................................37
         Recovery of Stranded Costs Is Allowed for ACE and Other New Jersey Utilities............................37
         ACE and Other Utilities May Securitize Stranded Costs and Basic Generation Service Transition Costs.....38
ACE'S RESTRUCTURING..............................................................................................40
THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE...........................................................42
         The BPU Financing Order.................................................................................42
         The Transition Bond Charge Adjustment Process...........................................................45
THE SERVICER OF THE BONDABLE TRANSITION PROPERTY.................................................................46
         ACE.....................................................................................................46

                                                                                                                Page
                                                                                                                ----
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         ACE's Customer Classes..................................................................................46
         Electric Revenue, Number of Customers and Consumption...................................................47
         Percentage Concentration Within ACE's Large Commercial and Industrial Customers.........................49
         How ACE Forecasts the Number of Customers and the Amount of Electricity Usage...........................49
         Forecast Variances......................................................................................50
         Billing Process.........................................................................................51
         ACE Maintains Limited Information on its Customers' Creditworthiness....................................51
         ACE's Collection Process for Residential Customers......................................................52
         Termination of Service for Residential Customers in the Winter..........................................52
         ACE's Collection Process for Governmental Customers.....................................................52
         ACE's Collection Process for All Other Customers........................................................52
         Referrals of Delinquent Accounts to Third Parties.......................................................52
         Referrals of Delinquent Accounts in Special Circumstances...............................................53
         Loss and Delinquency Experience.........................................................................53
         How ACE Will Apply Partial Payments by Its Customers....................................................54
ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC, THE ISSUER........................................................55
USE OF PROCEEDS..................................................................................................57
THE TRANSITION BONDS.............................................................................................57
         General.................................................................................................58
         Interest and Principal..................................................................................58
         Floating Rate Transition Bonds..........................................................................59
         Redemption..............................................................................................60
         Credit Enhancement......................................................................................60
         Prefunding..............................................................................................61
         Book-Entry Form.........................................................................................61
         Certificated Transition Bonds...........................................................................65
WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS..........................................66
THE SALE AGREEMENT...............................................................................................67
         ACE's Sale and Assignment of the Bondable Transition Property...........................................67
         ACE's Representations and Warranties....................................................................68
         ACE's Covenants.........................................................................................73
         ACE's Obligation to Indemnify the Issuer and the Trustee................................................75
         ACE's Obligation to Undertake Legal Action..............................................................76
         Successors to ACE.......................................................................................76
         Treatment of the Assignment of Bondable Transition Property.............................................76
THE SERVICING AGREEMENT..........................................................................................77
         Servicing Procedures....................................................................................77
         Transition Bond Charge Collections......................................................................79
         Servicer Advances.......................................................................................79
         Servicer Compensation; Releases.........................................................................79
         Third-Party Suppliers...................................................................................79
         Servicer Duties.........................................................................................80
         Representations and Warranties..........................................................................80
         Servicer Indemnification................................................................................81
         Monthly Fee Disbursement Date and Payment Date Statements...............................................82
         Compliance Reports......................................................................................83
         Matters Regarding the Servicer..........................................................................83
         Servicer Defaults.......................................................................................84
         Rights Upon Servicer Default............................................................................85
         Termination.............................................................................................85
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THE INDENTURE....................................................................................................86
         Security................................................................................................86
         Issuance in Series or Classes...........................................................................87
         Collection Account......................................................................................88
         Allocations and Payments; Priority of Distributions.....................................................91
         Reports to Transition Bondholders.......................................................................95
         Modification of the Indenture...........................................................................96
         Events of Default.......................................................................................99
         Covenants of the Issuer................................................................................103
         List of Transition Bondholders.........................................................................105
         Annual Compliance Statement............................................................................105
         Trustee's Annual Report................................................................................105
         Satisfaction and Discharge of the Indenture............................................................105
         Legal Defeasance and Covenant Defeasance...............................................................105
         The Trustee............................................................................................107
         Governing Law..........................................................................................107
HOW A BANKRUPTCY OF ACE OR THE SERVICER MAY AFFECT YOUR INVESTMENT..............................................108
MATERIAL INCOME TAX MATTERS FOR THE TRANSITION BONDS............................................................111
         Classification of the Transition Bonds.................................................................112
         Tax Consequences to U.S. Holders.......................................................................112
         Tax Consequences to Non-U.S. Holders...................................................................113
         Backup Withholding.....................................................................................114
         Material State of New Jersey Tax Matters...............................................................114
ERISA CONSIDERATIONS............................................................................................115
         Plan Asset Issues for an Investment in the Transition Bonds............................................115
         Prohibited Transaction Exemptions......................................................................116
         Special Considerations Applicable to Insurance Company General Accounts................................117
         General Investment Considerations For Prospective Plan Investors in the Transition Bonds...............117
PLAN OF DISTRIBUTION............................................................................................118
RATINGS.........................................................................................................119
LEGAL MATTERS...................................................................................................119
EXPERTS.........................................................................................................119
GLOSSARY OF DEFINED TERMS.......................................................................................120
INDEX TO FINANCIAL STATEMENTS OF ATLANTIC CITY ELECTRIC TRANSITION
FUNDING LLC.....................................................................................................F-1
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
                                IMPORTANT NOTICE
                 ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

      You should rely only on information on the transition bonds provided in this prospectus and in the related prospectus supplement. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and the prospectus supplement and, if given or made, the information or representations must not be relied upon as having been authorized by the issuer, ACE, Conectiv, Pepco
Holdings, Inc., the underwriters or any dealer, salesperson or other person.
Neither the delivery of this prospectus and the related prospectus supplement nor any sale made hereunder shall, under any circumstances, create an implication that information herein is correct as of any time since the date of this prospectus or the related prospectus supplement. This prospectus and the related prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to buy, any security in any jurisdiction in which it is unlawful to make any similar offer or solicitation.

      We include cross-references to sections where you can find further related discussions. Check the Table of Contents in this prospectus to locate these sections.


                                       1

                                SUMMARY OF TERMS

      This summary contains a brief description of the transition bonds that applies to all series of transition bonds issued under this prospectus. Information that relates to a specific series of transition bonds can be found in the prospectus supplement related to that series. You will find a detailed description of the terms of the offering of the transition bonds in "THE TRANSITION BONDS" in this prospectus.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 19 OF THIS PROSPECTUS.

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The Issuer:                                    Atlantic City Electric Transition Funding LLC, a Delaware
                                               limited liability company wholly owned by Atlantic City
                                               Electric Company (which is referred to as ACE).  Atlantic City
                                               Electric Transition Funding LLC is referred to as the issuer.
                                               The issuer was formed solely to purchase bondable transition property from ACE and to issue one or more series of
                                               transition bonds secured by the bondable transition property.
                                               Each series of transition bonds may be issued in one or more classes.  Bondable transition property is discussed in this summary under "THE COLLATERAL."

                                               The issuer's mailing address is P.O. Box 15597, Wilmington,
                                               Delaware 19850-5597, and its telephone number is (302)
                                               429-3902.

The Seller of the Bondable Transition          ACE, an operating electric utility incorporated under the laws
Property to the Issuer:                        of the State of New Jersey on April 28, 1924.  As of September 30,
                                               2002, ACE served approximately 511,300 customers, covering areas in which approximately 900,000 people reside.

                                               ACE's address is 800 King Street, Post Office Box
                                               231, Wilmington, Delaware 19899, and its telephone number is
                                               (302) 429-3089.

The Servicer of the Bondable Transition        ACE, acting as servicer, and any successor servicer, will
Property:                                      service the bondable transition property pursuant to a
                                               servicing agreement with the issuer.

The Trustee:                                   The Bank of New York will be the trustee under the indenture relating to the transition bonds.

The Assets of the Issuer:                      The issuer will own:

                                               -   the bondable transition property transferred to the
                                                     issuer (See "THE SALE AGREEMENT -- ACE'S SALE AND
                                                     ASSIGNMENT OF BONDABLE TRANSITION PROPERTY" in this
                                                     prospectus);
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                                               -   collections of transition bond charges;

                                               -   its rights under the transaction agreements, including the sale agreement and the servicing agreement;

                                               -   trust accounts held by the trustee; and

                                               -   if so stated in the applicable prospectus supplement,
                                                   other credit enhancement.

Transaction Overview:                          New Jersey law permits public utilities, such as ACE, that transmit and distribute electricity to end users within the state (referred to as electric public utilities) to recover the costs of investments in electricity generation assets and other obligations that cannot be recovered through
                                               market-based electricity supply rates in a competitive
                                               electricity generation market.  These costs are known as
                                               "stranded costs."  In addition, New Jersey electric public utilities are permitted to recover net losses incurred in
                                               procuring power for basic generation service to customers
                                               during the transition to a competitive market.  An electric public utility may recover stranded costs and basic generation service transition costs through an irrevocable nonbypassable charge called a "transition bond charge" that is assessed on its electric customers.  New Jersey law permits special
                                               purpose entities formed by electric public utilities to issue debt securities secured by bondable transition property, which includes the right to bill and collect transition bond charges in amounts designed to be sufficient to repay the transition bonds, to pay other expenses specified in the indenture and to fund the trust accounts.  See "THE TRANSITION BONDS" and "THE
                                               COMPETITION ACT -- RECOVERY OF STRANDED COSTS IS ALLOWED FOR
                                               ACE AND OTHER NEW JERSEY UTILITIES" in this prospectus.

                                               The following sets forth the primary steps of the transaction underlying the offering of the transition bonds:

                                               -   ACE will sell and assign the bondable transition property
                                                   to the issuer from time to time in exchange for the net
                                                   proceeds from the sale of a series of the transition bonds.
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                                               -   The issuer, whose primary asset will be the bondable
                                                   transition property, will sell the transition bonds from
                                                   time to time to the underwriters named in the prospectus
                                                   supplement for the related series.

                                               -   ACE will act as the servicer of the bondable transition
                                                   property.

                                               The transition bonds and the bondable transition property
                                               securing the transition bonds are not an obligation of ACE or of any of its affiliates other than the issuer. The transition bonds and the bondable transition property are also not an obligation of the State of New Jersey or any governmental agency, authority or instrumentality of the State of New Jersey.

Primary Steps of the Transaction:              What follows is a chart depicting the primary steps of the transaction and the roles of the various parties:
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                                       4
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                                [FLOWCHART]


                                       5
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The Collateral:                                The transition bonds will be secured by bondable transition property, a form of property created under the Competition Act and the financing order of the New Jersey Board of Public Utilities, referred to as the BPU.  The Competition Act is the New Jersey
                                               Electric Discount and Energy Competition Act, enacted in February
                                               1999.  On September 20, 2002, the BPU issued to ACE a bondable stranded costs rate order providing, among other things, for the issuance of transition bonds.  This order, any subsequent bondable stranded costs rate orders issued from time to time by the BPU to
                                               ACE providing for the issuance of transition bonds and identified in supplements to this prospectus, and any orders supplemental to any of the foregoing are collectively referred to as the BPU financing order.

                                               -   In general terms, bondable transition property includes the irrevocable right to recover, through a nonbypassable transition bond charge payable by all of ACE's customers and/or the
                                                   customers of any electric distribution company that succeeds to all or a significant part of the electric distribution
                                                   business of ACE within its present service territory:

                                               -   the principal amount of, and interest on, the transition bonds,

                                               -   the costs incurred to issue, service or refinance the
                                                   transition bonds, including accrued interest and acquisition or redemption premium; and

                                               -   other financing costs and related fees and charges,
                                                   including but not limited to the costs of selling or
                                                   transferring bondable transition property and the costs of credit enhancements, servicing expenses, overcollateralization, interest rate caps, swaps or collars, yield maintenance,
                                                   maturity guarantees and other hedging agreements and the fees for the servicer, trustee, independent managers and administrator.

                                                   Bondable transition property also includes the right to
                                                   obtain periodic adjustments of the transition bond charge and all revenues, collections, payments, money and proceeds
                                                   with respect to the foregoing. See "THE BPU FINANCING ORDER
                                                   AND THE TRANSITION BOND CHARGE -- THE BPU FINANCING ORDER" in
                                                   this prospectus.

                                                   ACE will sell and assign bondable transition property from time to time to the issuer to support the issuance of a
                                                   series of the transition bonds. The sale of bondable
                                                   transition property is described in more detail under
                                                   "THE SALE
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                                               AGREEMENT -- ACE'S SALE AND ASSIGNMENT OF THE BONDABLE TRANSITION
                                               PROPERTY" in this prospectus. ACE, as servicer of the bondable transition property, will collect the transition bond charge from customers within its service territory on behalf of the issuer.
                                               See "THE SERVICER OF THE BONDABLE TRANSITION PROPERTY" in this prospectus.

                                               The issuer will use the net proceeds from the issuance of the transition bonds to pay the expenses of issuance and to purchase the bondable transition property from ACE. ACE will use these proceeds principally to reduce stranded costs through the
                                               retirement of debt or equity or both, and/or to finance or refinance the cost of buying down and/or buying out long-term power purchase contracts from nonutility generators, and/or to recover basic generation service transition costs. See
                                               "Transaction Overview" above and "USE OF PROCEEDS" in this prospectus.

Servicing the Bondable Transition              ACE, in its capacity as servicer of the bondable transition
Property:                                      property under the servicing agreement, will assess the transition bond charge on the bills of each customer.  A customer is an end user of electricity that is connected to any part of ACE's transmission and distribution system and located within ACE's service territory.  Each customer that uses ACE's transmission and distribution system must pay the transition bond charge, even customers that elect to purchase electricity from another
                                               supplier.  In limited circumstances, customers that self-generate may avoid the transition bond charge, as described under "THE
                                               COMPETITION ACT -- ACE AND OTHER UTILITIES MAY SECURITIZE STRANDED
                                               COSTS AND BASIC GENERATION SERVICE TRANSITION COSTS" in this prospectus.  The transition bond charge is assessed as a uniform, per kilowatt-hour charge against all customers; the amount billed to a customer depends on the amount of electricity delivered to the customer through ACE's transmission and distribution system.  See
                                               "THE COMPETITION ACT" and "THE BPU FINANCING ORDER AND THE
                                               TRANSITION BOND CHARGE" in this prospectus.  Third-party suppliers of electricity to ACE's customers may collect the transition bond charge from customers within ACE's service area and pay the transition bond charge to the servicer.  These third-party suppliers must pay ACE any transition bond charge that they bill to
                                               ACE's customers whether or not they receive payments from those customers.

                                               ACE, as servicer, will calculate the transition bond charge based on the total amount required to be billed to customers in order to enhance the likelihood that transition bond charge collections, including any amounts on deposit in the reserve subaccount of each series, are neither more nor less than the
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                                       7
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                                               amount necessary to make timely payments of principal of and interest on the transition bonds and the other amounts
                                               required to be paid by the issuer. The charge will be
                                               reflected in each customer's bill. Transition bond charge
                                               collections will vary from projections owing to
                                               fluctuations in usage, number of customers, customer payment patterns, rates of delinquencies, write-offs and other factors.
                                               See "THE SERVICER OF THE BONDABLE TRANSITION PROPERTY" in this prospectus.

                                               The BPU is required to make periodic adjustments to the
                                               transition bond charge upon petition by ACE, as servicer,
                                               or the issuer, to ensure receipt of revenues sufficient
                                               to recover all ongoing transaction costs, including
                                               expected principal amortization of, and interest on, the
                                               transition bonds and other ongoing transaction costs
                                               listed in this summary under "ALLOCATIONS AND PAYMENTS;
                                               PRIORITY OF DISTRIBUTIONS." See "THE BPU FINANCING ORDER AND
                                               THE TRANSITION BOND CHARGE -- THE TRANSITION BOND CHARGE
                                               ADJUSTMENT PROCESS" in this prospectus. For each series of transition bonds, the adjustments will be designed to result in the outstanding principal balance of the transition bonds of that series equaling the amounts set forth in the series' expected amortization schedule. The principal balance of a class or series refers to the initial principal balance of that class or series reduced by the amount of principal distributed since the date of issuance to the bondholders of that class or
                                               series in accordance with the terms of the indenture. In
                                               addition, the adjustments in the transition bond charge will be designed to result in (1) the amount in the
                                               overcollateralization subaccount for each series of
                                               transition bonds equaling the required overcollateralization amount for that series, (2) the amount in the capital
                                               subaccount for that series equaling the required capital
                                               level for that series, and (3) the amount in the reserve
                                               subaccount for that series equaling zero. It is anticipated that the adjustments in the transition bond charge would be made so that these equalizations would be achieved by the payment date immediately following the next date on which the transition bond charge is adjusted.

                                               ACE, as servicer, will petition the BPU to approve such adjustments in the transition bond charge as are required to make up for any shortfall or excess in transition bond charge collections.
                                               See "THE SERVICING AGREEMENT -- SERVICER DUTIES" in this prospectus.
                                               In this way, the transition bond charge collections will be designed to conform to the expected amortization schedule of payments of principal of, and interest on, and the other costs associated with the transition bonds. The adjustments must be made at least annually but may be made quarterly or monthly to the extent permitted in the BPU financing order. The date on which an
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                                       8
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                                               adjustment to the transition bond charge is made is referred to as a transition bond charge adjustment date. All series of transition bonds will have the same transition bond charge adjustment date. The servicer may also request modification of the methodology used to calculate the transition bond charge to more accurately project and generate adequate revenues. See "THE BPU
                                               FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE TRANSITION BOND
                                               CHARGE ADJUSTMENT PROCESS" in this prospectus.

Payment Sources:                               On each payment date, as described in "ALLOCATIONS AND PAYMENTS;
                                               PRIORITY OF DISTRIBUTIONS" in this summary, the trustee will pay amounts due on the transition bonds from:

                                               -   transition bond charge collections remitted by the servicer to the trustee during the prior collection period as specified in the prospectus supplement;

                                               -   amounts available from trust accounts held by the trustee; and

                                               -   any indemnity payments received by the trustee. These
                                                   accounts are described in greater detail under "THE
                                                   INDENTURE -- COLLECTION ACCOUNT" in this prospectus.

Allocations and Payments; Priority of          The transition bond charge collections will be remitted by the
Distributions:                                 servicer at least monthly and will be deposited by the trustee into the general subaccount of the collection account. In addition, investment earnings on amounts on deposit in the trust accounts will be deposited into the general subaccount of the collection account on the business day preceding each payment date and, if and to the extent necessary to meet monthly fees and expenses, on the business day preceding each monthly fee disbursement date.
                                               In addition, any indemnity payments received by the trustee will be deposited into the general subaccount as received.

                                               On each transition bond charge adjustment date, ACE, as servicer, will provide the trustee with an estimate of the revenue
                                               requirement of each series of transition bonds, and of the total revenue requirement for all series of transition bonds, in each case for the period that begins on that transition bond charge
                                               adjustment date and ends on the date immediately preceding the next scheduled transition bond charge adjustment date.
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                                     9
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                                               On the basis of these estimates, the trustee, on the business day preceding each payment date occurring within this period,
                                               will allocate to each series a portion of the total amount in the general subaccount of the collection account equal to the portion of the total revenue requirement for all series in the period represented by that series' revenue requirement for the period.

                                               On each payment date, the trustee will pay as to each series the amounts as described in clauses 1 through 11 below, to the extent funds are available in the general subaccount of the collection account. All series and all classes within a series will
                                               have the same payment dates. In addition, the trustee will pay the monthly fees and expenses specified in clauses 1 through
                                               5 below on the 20th day of each month that does not include a payment date, to the extent funds are available in the
                                               general subaccount of the collection account. Each such
                                               day is referred to as a monthly fee disbursement date. See "THE
                                               INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS"
                                               in this prospectus.

                                               The priorities among payments made on each series are as follows:

                                               1.  to the trustee, payment of that series' portion of the trustee's fee, plus any unpaid fees and expenses, provided that indemnity amounts will be limited to $10,000,000 in the aggregate for all payment dates and monthly fee disbursement dates with respect to all series, unless the issuer has received rating agency confirmation that a further amount will not
                                                   result in a reduction or withdrawal of the rating of the
                                                   outstanding transition bonds;

                                               2.  to the independent managers of the issuer, payment of that series' portion of the managers' fees plus any unpaid fees;

                                               3.  to the servicer, payment of that series' portion of the servicing fee plus any unpaid fees;

                                               4.  to the administrator, payment of that series' portion of the administration fee and any unpaid fees, plus specified expenses;
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                                               5.  to the persons entitled thereto, payment of that series'
                                                   portion of the operating expenses of the issuer other than those described in clauses 1 through 4 above (up to an
                                                   aggregate amount of $100,000 under this clause 5 for each
                                                   quarterly interest period ending on a payment date)
                                                   including all current and past due amounts, unless an
                                                   event of default under the indenture exists or would
                                                   result from the payment;

                                               6.  to the transition bondholders:

                                                   (A) payment of the interest then due on the transition bonds of that series and any previously accrued but unpaid
                                                       interest;

                                                   (B) payment of the principal then due on the transition
                                                       bonds of that series, to the extent applicable equal to the following:

                                                       -   the unpaid principal amount of any class of that
                                                           series upon an acceleration triggered by an event of
                                                           default,

                                                       -   the unpaid principal amount of any class of that series
                                                           due on the final maturity date of that class and

                                                       -   the unpaid principal amount of any class of that series
                                                           called for redemption; and

                                                   (C) payment of principal in the amount that would bring the aggregate principal amount outstanding for that series
                                                       to the level set forth in the expected amortization
                                                       schedule for that series for that payment date;

                                               7.  to the persons entitled thereto, payment of that series'
                                                   portion of any remaining unpaid operating expenses,
                                                   including any unpaid trustee expenses and indemnity
                                                   amounts then owed;

                                               8.  to the capital subaccount for that series, replenishment up to the required capital amount;

                                               9.  to the overcollateralization subaccount for that series, allocation of the amount that would bring the amount in
                                                   that subaccount to the level set forth in the
                                                   overcollateralization schedule for that series on that
                                                   payment date;
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                                    11
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                                                     10. to the issuer, release of an
                                                         amount equal to investment earnings
                                                         on amounts in the capital subaccount
                                                         for that series since the preceding
                                                         payment date, provided no event of
                                                         default exists and the release would
                                                         not reduce amounts in that subaccount
                                                         below the required level; and

                                                     11. to the reserve subaccount for
                                                         that series, allocation of any
                                                         remaining amount, subject to
                                                         reallocation of that remainder to
                                                         another series in order to prevent or
                                                         mitigate a payment default of the
                                                         other series on that payment date.

                                       After all transition bonds of that series have been paid,
                                       redeemed or defeased, and all obligations of the issuer
                                       with respect to that series have been satisfied, amounts,
                                       if any, remaining in that series' subaccounts will either
                                       be released to the issuer free of the lien of the
                                       indenture or be reallocated to the subaccounts of the
                                       remaining outstanding series, if and to the extent
                                       specified in the related prospectus supplement.

                                       If and to the extent specified in the related prospectus
                                       supplement, if more than one class of a series of
                                       transition bonds is to receive payments of principal
                                       legally due or scheduled to be paid in accordance with
                                       the related expected amortization schedule on any payment
                                       date, the applicable funds will be allocated in a
                                       sequential manner, to the extent funds are available, as
                                       specified in that prospectus supplement.

                                       If a class of any series of transition bonds bears
                                       interest at a floating rate, the related prospectus
                                       supplement will specify the priority and other terms
                                       determining the basis on which amounts in the series
                                       subaccount for that series may be deposited in and
                                       withdrawn from the class subaccount, if any, established
                                       for that class and the basis, if any, on which amounts in
                                       the reserve subaccount, the overcollateralization
                                       subaccount and the capital subaccount for that series may
                                       be allocated to the class subaccount.

                                       In addition, if ACE enters into a hedge agreement in
                                       connection with any series of transition bonds, the
                                       related prospectus supplement will specify the terms
                                       governing the allocation of amounts payable to or
                                       received from the related hedge counterparty and the
                                       basis, if any, on which amounts in the reserve
                                       subaccount, the overcollateralization subaccount and the
                                       capital subaccount for the series may be allocated to the
                                       hedge counterparty.
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                                       13

Credit Enhancement and Accounts: Unless otherwise specified in the related prospectus supplement, the primary form of credit enhancement for the transition bonds will be mandatory periodic adjustments to the transition bond charge. In addition, the transition bond charge collections will fund the collection account and various subaccounts set forth below.

                                 Collection Account - Under the indenture, the trustee will hold a single collection account, the amounts held in which will be deposited into a general subaccount, which will be divided into various series subaccounts, which series subaccounts will be further divided into series-specific subaccounts. The primary subaccounts for credit enhancement purposes are:

                                 -  Overcollateralization Subaccount - The
                                    prospectus supplement for each series of transition bonds will specify a funding level for that series' overcollateralization subaccount. This amount will be funded over the term of that series of transition bonds.

                                 -  Capital Subaccount - The prospectus
                                    supplement for each series of transition bonds will specify an amount to be deposited into that series' capital subaccount on the date of issuance of that series.

                                 -  Reserve Subaccount - Any excess amount
                                    of transition bond charge collections,
                                    indemnity payments and investment earnings allocable to a series of transition bonds, other than earnings on the capital subaccount after payments have been made on a payment date, will be held in the reserve subaccount for that series of transition bonds.

                                 If on any payment date funds in any series subaccount are insufficient to make the allocations contemplated above, funds drawn from amounts on deposit in the following subaccounts of that series will be available to make payments in the following order up to the amount of the shortfall:

                                 -  from the reserve subaccount for that
                                    series for allocations in clauses (1)
                                    through (10);

                                 -  from the overcollateralization
                                    subaccount for that series for allocations in clauses (1) through (7); and

                                 -  from the capital subaccount for that
                                    series for allocations in clauses (1)
                                    through (7).

                                 In addition, in order to avoid a default in the payment of interest or legally due principal on another series of transition bonds, amounts held in the reserve subaccount of any series may be used to make payments in order to avoid such a default or an event of default if doing so would not cause the series to suffer a default or an event of default.

                                 If on any monthly fee disbursement date
                                 amounts available in the general subaccount of the collection account (including available investment earnings in the subaccounts of the collection account) are insufficient to pay that series' share of monthly fees and expenses, amounts held in the reserve subaccount of that series may be used to make these payments.

                                 See "THE INDENTURE -- ALLOCATIONS AND
                                 PAYMENTS; PRIORITY OF DISTRIBUTIONS" in this prospectus.

                                 Any additional forms of credit enhancement for any series will be specified in the related prospectus supplement. Additional forms of credit enhancement for any series may include surety bonds, letters of credit, maturity guarantees, a financial guarantee insurance policy, a credit or liquidity facility, a repurchase obligation, a third-party payment or cash deposit. Credit enhancement for the transition bonds is intended to protect you against losses or delays in scheduled payments on your transition bonds.

Prefunding:                      If and to the extent specified in the related
                                 prospectus supplement, the issuer may elect to issue transition bonds in a principal amount that, on the date of issuance, exceeds the aggregate amount of bondable transition property created under the BPU financing order or orders then in effect. The incremental amount of transition bonds issued over the amount of bondable transition property then created would be issued in anticipation of a subsequent authorization by the BPU, within a period of time specified in the related prospectus supplement, of additional bondable transition property in the same incremental amount. In the event of such an incremental issuance, the issuer would immediately deposit the bond proceeds from the sale of this incremental issuance into a separate prefunding account owned by it and administered by the trustee. ACE may provide additional credit enhancement for the incremental principal amount of bonds, as set forth in the related prospectus supplement.
                                 Amounts in the prefunding account would be used, to the extent necessary, to meet obligations on the transition bonds in the manner set forth in the related prospectus supplement.

                                 If following such an issuance but within the time period specified in the related prospectus supplement, the BPU approves the creation of additional bondable transition property in an amount equal to the incremental amount of transition bonds issued, ACE will sell that additional bondable transition property to the issuer and receive as consideration for it all amounts in the prefunding account. If, however, the BPU does not approve the creation of additional bondable transition property in the incremental amount within that time period, at the end of that period all amounts in the prefunding account will be applied to redeem the incremental principal amount of transition bonds and pay accrued interest thereon on the terms set forth in the related prospectus supplement.

State Pledge:                    Under the Competition Act, the State of New
                                 Jersey pledges and agrees with the holders of the transition bonds and the issuer not to limit, alter or impair the bondable transition property or other rights vested in an electric public utility, or any financing entity, such as the issuer, or vested in the holders of any transition bonds pursuant to a bondable stranded costs rate order (such as the BPU financing order) until the transition bonds are fully paid and discharged except for the periodic adjustments in the transition bond charge provided for in the Competition Act and the BPU financing order. See "THE COMPETITION
                                 ACT -- ACE AND OTHER UTILITIES MAY SECURITIZE
                                 STRANDED COSTS AND BASIC GENERATION SERVICE
                                 TRANSITION COSTS" in this prospectus.

                                 The State of New Jersey may not be required to adhere to its pledge and agreement if its actions to the contrary were justified as based upon reasonable conditions and of a character appropriate to a significant and legitimate public purpose, such as to remedy an important general social or economic problem or to cope with a great public calamity. However, there is no existing case law addressing these issues with respect to transition bonds. Alternatively, the State of New Jersey may not be required to adhere to its pledge and agreement if it pays just compensation to the transition bondholders. There is also no existing case law addressing the issue of just compensation in the context of transition bonds. See "RISK FACTORS -- RISKS OF JUDICIAL, LEGISLATIVE OR REGULATORY ACTION" in this prospectus.

Payments of Interest and         Interest on each series or class of transition
Principal:                       bonds will accrue at the interest rate or
                                 rates specified in the related prospectus supplement. On each payment date, the trustee will distribute interest accrued on each series or class of transition bonds and the scheduled principal payment for such class, if any, to the extent funds are available therefor, until the outstanding principal balance of such class has been reduced to zero.

                                 Failure to pay the entire outstanding amount of the transition bonds of any series or class by the expected final payment date will not result in a default with respect to that series or class until the date the entire unpaid principal amount for the series or class is due and payable, referred to as the final maturity date for the series or class. The expected final payment date and the final maturity date of each series and class of transition bonds are specified in the related prospectus supplement.

Optional Redemption:             Provisions for optional redemption of the
                                 transition bonds, if any, are specified in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, a series of transition bonds will be subject to optional redemption in whole on any payment date if the aggregate outstanding principal amount of transition bonds of that series has been reduced to an amount below the percentage of the initial principal amount of that series specified in the prospectus supplement. Any such redemption would be done on a series basis but would apply, for practical purposes, only to the classes within that series with the longest maturities. See
                                 "THE TRANSITION BONDS -- REDEMPTION" in this prospectus.

Payment Dates and Record Dates:  The payment dates and record dates for each series and class of transition bonds are specified in the related prospectus supplement. All series and all classes within a series will have the same payment dates.

Servicing Compensation:          The issuer will pay the servicer the monthly
                                 servicing fee then due with respect to all series of transition bonds, solely to the extent that the issuer has funds available to pay this fee. The servicing fee will be allocated among all series of transition bonds. As long as ACE acts as servicer, this monthly fee will be one-twelfth of 0.10% of the initial principal balance of all transition bonds issued to date. If a successor servicer is appointed, the successor servicer may be paid an annual servicing fee of up to 1.25% of the initial principal balance of all transition bonds issued to date. The servicer will not be required to remit to the trustee investment income it receives on the transition bond charges it collects pending their remittance to the trustee, as well as any late fees paid by customers to the servicer that are associated with the transition bond charges. See "THE
                                 SERVICING AGREEMENT -- TRANSITION BOND CHARGE
                                 COLLECTIONS" in this prospectus.

Tax Status:                      The issuer and ACE have received a private
                                 letter ruling from the Internal Revenue
                                 Service to the effect that, for U.S. federal income tax purposes, the transition bonds will be classified as obligations of ACE. In addition, in the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special New Jersey tax counsel to the issuer and ACE, interest on transition bonds received by a person who is not otherwise subject to corporate or personal income tax in the State of New Jersey will not be subject to these taxes.

                                 The issuer will be treated as a division of ACE and will not be treated as a separate taxable entity.

                                 Transition bondholders who are not United
                                 States taxpayers generally will not be subject to United States federal withholding taxes on interest received in the transition bonds, provided proper certification as to non-United States beneficial ownership is provided. See "MATERIAL INCOME TAX MATTERS FOR THE TRANSITION BONDS" in this prospectus.

                                 Neither residents nor nonresidents of New
                                 Jersey will be subject to an intangible
                                 personal property tax in respect of the
                                 transition bonds.  See "MATERIAL INCOME TAX
                                 MATTERS FOR THE TRANSITION BONDS -- MATERIAL
                                 STATE OF NEW JERSEY TAX MATTERS" in this prospectus.

                                 If you purchase a transition bond, you agree to treat it as debt of ACE for United States federal, state and local tax purposes.

ERISA Considerations:            Pension plans and other investors subject to
                                 ERISA may acquire the transition bonds subject to specified conditions. The acquisition and holding of the transition bonds could be treated as an indirect prohibited transaction under applicable federal pension law, including but not limited to ERISA.
                                 Accordingly, by purchasing transition bonds, each investor purchasing on behalf of a pension plan or other investor subject to applicable federal pension law, including but not limited to ERISA, will be deemed to certify that the purchase and subsequent holding of the transition bonds will not constitute a non-exempt prohibited transaction under applicable federal pension law, including but not limited to ERISA. For further information regarding the application of ERISA, see "ERISA CONSIDERATIONS" in this prospectus.

                                  RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase transition bonds.

            LIMITED SOURCES OF PAYMENT AND LIMITED CREDIT ENHANCEMENT FOR THE TRANSITION BONDS COULD CAUSE PAYMENT DELAYS OR LOSSES

      You may suffer payment delays or losses on your transition bonds if the assets of the issuer are insufficient to pay the principal amount of the transition bonds in full. The only source of funds for payments on the transition bonds will be the assets of the issuer. These assets will be limited to:

      - the bondable transition property, including the right to collect the transition bond charge and to have the transition bond charge adjusted at least annually;

      - contractual rights under the transaction agreements, including the sale agreement and related bills of sale and the servicing agreement;

      -     trust accounts held by the trustee; and

      - if so stated in the applicable prospectus supplement, other forms of credit enhancement.

      The transition bonds will not be insured or guaranteed by ACE (in its capacity as servicer or otherwise), its direct parent, Conectiv, its ultimate parent, Pepco Holdings, Inc., or any of their respective affiliates other than the issuer, or by the trustee or any other person or entity. Thus, payments relating to the transition bonds will be made only from collections of the transition bond charge, funds on deposit in the trust accounts held by the trustee and other credit enhancement, if any, described in the related prospectus supplement. See "ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC, THE ISSUER" in this prospectus.

               RISKS OF JUDICIAL, LEGISLATIVE OR REGULATORY ACTION

THE LAW THAT UNDERPINS THE TRANSITION BONDS MAY BE INVALIDATED BY JUDICIAL
ACTION

      The bondable transition property is the creation of the Competition Act and the BPU financing order issued pursuant to the Competition Act, which was adopted in February 1999 and amended in September 2002. A court decision or federal or state law might seek to overturn or otherwise invalidate, preempt or repeal portions of either the Competition Act or the BPU financing order. If this occurs, you may lose some or all of your investment or you may experience delays in recovering your investment. Since the bondable transition property is a creation of statute and the BPU financing order, any event affecting the validity of the relevant legislative provisions or the BPU financing order would have an adverse effect on the transition bonds because the transition bonds are secured primarily by the bondable transition property. For example, if the provisions of the Competition Act that establish the bondable transition property as a currently existing property right were invalidated, ACE, as servicer, could lose the right to collect the transition bond charge. As another example, if the provisions of the Competition Act and of the BPU financing order establishing the right to obtain periodic adjustments of the transition bond charge were invalidated, ACE, as servicer, could be prevented from obtaining the adjustments required to provide sufficient funds for the scheduled payments on the transition bonds.

      There is uncertainty associated with investing in bonds payable from an asset that depends for its existence on recently enacted legislation because of an absence of any judicial decisions implementing and interpreting the legislation. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" in this prospectus. If a court were to determine that the relevant provisions of the Competition Act or the BPU financing order are unlawful, invalid or unenforceable in whole or in part or in any way impair the security of the transition bondholders, it could adversely affect the validity of the transition bonds, the bondable transition property or the issuer's ability to make payments on the transition bonds. Although a judicial determination of that kind should cause ACE to indemnify you, the amount of any indemnification may not be sufficient for you to recover all of your loss on the transition bonds. Moreover, ACE will not be obligated to indemnify you as a result of a change in law, including subsequent judicial reinterpretation of constitutional law. See "THE SALE AGREEMENT - ACE'S REPRESENTATIONS AND WARRANTIES" in this prospectus.

      In October and November 1999, appeals were filed challenging the validity of a BPU financing order and restructuring order issued to another New Jersey electric utility. The Appellate Division of the New Jersey Superior Court unanimously affirmed these BPU financing and restructuring orders and the New Jersey Supreme Court affirmed the Appellate Division decision. One of the appellants in this case filed a petition for review of the New Jersey Supreme Court's decision with the United States Supreme Court, which the United States Supreme Court subsequently denied.

      Electricity generation deregulation laws similar to the Competition Act providing for the issuance of bonds for the recovery of stranded costs have been enacted in such states as Pennsylvania, California, Texas, Massachusetts, Michigan, Arkansas, Connecticut, Illinois, Montana and New Hampshire. The validity of the enabling legislation has been upheld in those states where legal challenges have been fully adjudicated. A court might yet overturn a similar statute in another state in response to a future claim. Such a decision would not automatically invalidate the Competition Act or the related BPU financing order, but it could establish legal principles that would serve as a basis to challenge the Competition Act or increase awareness of legal risks associated with the transition bonds. Whether or not a subsequent court challenge to the Competition Act would be successful would depend on the similarity of the other statute to the Competition Act and the applicability of the legal precedent. Therefore, legal activity in other states may indirectly affect the value or liquidity of your investment in the transition bonds.

FEDERAL LAW MAY PREEMPT THE COMPETITION ACT OR THE BPU FINANCING ORDER WITHOUT FULL COMPENSATION FOR THE TRANSITION BONDHOLDERS

      Federal preemption of the Competition Act or of the BPU financing order could prevent transition bondholders from receiving payments on the transition bonds and cause a loss on their investment. The New Jersey electric industry is governed by federal law and regulated by the Federal Energy Regulatory Commission. In the past, bills have been introduced in Congress that would prohibit the recovery of charges similar to the transition bond charge. In the past, bills have been introduced in Congress prohibiting the recovery of stranded costs. Such a prohibition could negate the existence of bondable transition property. Although Congress has never passed such a bill, no prediction can be made as to whether any future bills that prohibit the recovery of stranded costs, or securitized financing for the recovery of these costs, will become law or, if they become law, what their final form or effect will be. There is no assurance that the courts would consider such a preemption a "taking" from the transition bondholders. Moreover, even if such a preemption of the Competition Act and/or the BPU financing order by the federal government were considered a "taking" under the United States Constitution for which the government had to pay just compensation to transition bondholders, there is no assurance that this compensation would be sufficient to pay the full amount of principal of and interest on the transition bonds or to pay these amounts on a timely basis.

      In addition, the United States Congress has authority to enact federal bankruptcy laws, including laws that define what constitutes property under federal bankruptcy law. Any such enactments could negatively affect the value of the transition bonds in the event of a bankruptcy of ACE. See " -- RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" below and "HOW A BANKRUPTCY OF ACE OR THE SERVICER MAY AFFECT YOUR INVESTMENT" in this prospectus. Neither the issuer nor ACE will indemnify you for any changes in federal law that may affect the value of the transition bonds.

FUTURE STATE LEGISLATIVE ACTION MAY INVALIDATE THE TRANSITION BONDS OR THEIR UNDERLYING ASSETS

      Under the Competition Act, the State of New Jersey has pledged and agreed not to limit, alter, impair or reduce the value of the bondable transition property except by the periodic adjustments to the transition bond charge provided for in the Competition Act and the BPU financing order. For a description of this pledge and agreement, see "THE COMPETITION ACT -- ACE AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS AND BASIC GENERATION SERVICE TRANSITION COSTS" in this prospectus. Despite this pledge and agreement, the legislature of the State of New Jersey may attempt in the future to repeal or amend the Competition Act in a manner that might limit or alter the bondable transition property so as to reduce its value.

      To date, no case addressing these issues in the context of transition bonds has been decided. However, there have been cases in which courts have applied the contract clause of the United States Constitution and parallel state constitutional provisions to strike down legislation reducing or eliminating taxes or public charges that supported bonds issued by public instrumentalities or otherwise reducing or eliminating the security for such bonds. Based on this case law, in the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to ACE and the issuer, the State of New Jersey, including the BPU, could not, absent a demonstration that such action was based upon reasonable conditions and of a character appropriate to a significant and legitimate public purpose justifying such action, repeal or amend the Competition Act by means of the legislative process, or take or refuse to take (through the BPU or otherwise) any action required under its pledge described above, so as to substantially impair the rights of the owners of the bondable transition property or the transition bondholders, including action to limit, alter, impair or reduce the value or amount of the bondable transition property.

      Moreover, in the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., under the takings clauses of the United States Constitution and the New Jersey Constitution, the State of New Jersey could not repeal or amend the Competition Act by way of executive, administrative or legislative process, or take any other action in contravention of the State of New Jersey's pledge and agreement with the transition bondholders described above, without paying just compensation to the transition bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of the transition bondholders in the bondable transition property and deprive the transition bondholders of their reasonable expectations arising from their investments in the transition bonds. There can be no assurance, however, that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal of and interest payable on the transition bonds.

      In contrast to California, Massachusetts and other states, the State of New Jersey does not grant its citizens the constitutional right to adopt or revise laws by initiative or referendum. Thus, the Competition Act cannot be amended or repealed by the electorate. However, there can be no assurance that the Competition Act or portions of it will not be repealed or amended by the New Jersey state legislature, either of which may be a violation of the State of New Jersey's pledge and agreement with the transition bondholders. Costly and time-consuming litigation might ensue, and any such litigation might adversely affect the price and liquidity of the transition bonds and the dates of payments of interest on and principal thereof and, accordingly, the weighted average lives of the transition bonds. Moreover, given the lack of judicial precedent directly on point and the novelty of the security for the transition bonds, the outcome of any such litigation cannot be predicted with certainty. Accordingly, you could incur a loss of your investment.

      ACE will be obligated under the sale agreement to take legal or administrative action to protect the issuer and to block or overturn attempts to repeal the Competition Act or the BPU financing order in a manner adverse to you, the issuer or the trustee. ACE will also be obligated under the sale agreement to indemnify the issuer and the trustee for liabilities, obligations, claims, actions, suits or payments resulting from breaches of its representations and warranties in the sale agreement. These will include the representation that there are no proceedings or investigations asserting the invalidity of the basic documentation implementing the financing transaction. ACE will not, however, be in breach of the sale agreement and will not be obligated to indemnify you, the issuer or the trustee as a result of a change in law by legislative enactment, constitutional amendment or subsequent judicial reinterpretation of constitutional law that renders any of the representations and warranties contained in the sale agreement untrue. See "THE SALE AGREEMENT -- ACE'S REPRESENTATIONS AND WARRANTIES" and " -- ACE'S OBLIGATION TO INDEMNIFY THE ISSUER AND THE TRUSTEE" in this prospectus. A repeal of the Competition Act, an amendment voiding the bondable transition property or the adoption of a federal statute prohibiting the recovery of stranded costs are examples of changes in law. If any such change in law were to occur, ACE would be required under the sale agreement to take legal or administrative action to protect the rights of the holders of the bondable transition property. See "THE SALE AGREEMENT -- ACE'S OBLIGATION TO UNDERTAKE LEGAL ACTION" in this prospectus. However, there can be no assurance that ACE would be able to take any such action or that any such action would be successful, and any litigation resulting from any such change in law may adversely affect the value of your investment.

BPU ACTION MAY REDUCE THE VALUE OF THE TRANSITION BONDS

      Pursuant to the Competition Act, the BPU financing order issued to ACE is irrevocable upon issuance, and the BPU may not directly or indirectly rescind or amend the BPU financing order or, except in accordance with the periodic adjustment mechanism, reduce or impair the amount of bondable stranded costs authorized under the BPU financing order. The BPU nevertheless might attempt to revise or rescind any of its regulations or orders in ways that ultimately have an adverse impact upon the bondable transition property or the transition bond charge. Apart from the terms of the BPU financing order, the BPU retains the power to adopt, revise or rescind regulations and orders affecting ACE or a successor electric public utility. Any new or amended regulations or orders by the BPU could impede the servicer's ability to collect the transition bond charges in full and on a timely basis. ACE has agreed to take such legal or administrative actions as may be reasonably necessary to protect the issuer from claims of third parties which, if successfully pursued, would result in a breach of ACE's representations and warranties under the sale agreement. See "THE SALE AGREEMENT" in this prospectus. However, there can be no assurance that ACE would be able to take the requisite action or that any such action would be successful. Future BPU regulations or orders may affect the rating of the transition bonds, their price or the rate of transition bond charge collections and, accordingly, the amortization of the transition bonds and their weighted average lives. As a result, you could suffer a loss of your investment.

       UNUSUAL NATURE OF BONDABLE TRANSITION PROPERTY AND SERVICING RISKS

INACCURATE FORECASTING OF ELECTRICITY CONSUMPTION, DELINQUENCIES AND WRITE-OFFS COULD RESULT IN INSUFFICIENT TRANSITION BOND CHARGE COLLECTIONS

      Any failure on the part of the servicer to accurately forecast collected revenues on the basis of projected electricity consumption, delinquencies, customer payment patterns and write-offs could adversely affect the timely receipt of transition bond charge collections. Projections are inherently subject to uncertainties any of which could cause actual results to differ materially from those projected.

These include, among other things, changes in political, social and economic conditions, weather, unexpected demographic trends, catastrophes, legislative and regulatory initiatives, changes in governmental regulation and litigation, all of which are beyond the control of the servicer. Past accuracy of ACE's forecasts is not necessarily indicative of the accuracy of its future forecasts, and there can be no assurance that actual usage, delinquencies, customer payment patterns and write-offs will not differ significantly from future forecasts thereof. While adjustments to the transition bond charge are required to be made under the Competition Act and the BPU financing order to offset developments such as those just noted, a shortfall in transition bond charge collections could result in payments of principal of the transition bonds not being paid according to the expected amortization schedule, lengthening the weighted average life of the transition bonds, or in payments of principal and interest not being made at all.

      For calendar year 2001, forecasted usage exceeded actual usage by 1.19% owing to economic conditions that proved weaker than forecast. ACE has no historical performance data for the collection of the transition bond charge. Although customer and energy usage records are available, those limited records do not reflect customers' payment patterns or energy usage in a fully mature competitive market although competition began in August 1999. Competition could affect usage in ways that cannot now be predicted and that would render past projections useless as a basis for future projections. Similarly, the introduction of third-party suppliers providing consolidated billing and assuming responsibility for payment of the transition bond charges and of amounts owed to ACE for transmission and distribution service could make past projections meaningless as a tool in predicting delinquencies and write-offs. Furthermore, the servicer does not have any experience administering the transition bond charge or administering any charge on behalf of an independent issuer.

CHANGES IN THE ELECTRICITY MARKET COULD RESULT IN UNRELIABLE FORECASTING OR IN CHANGES IN ACE'S BILLING PRACTICES THAT ARE ADVERSE TO YOUR INTERESTS

      Changes in the electricity market may also make it desirable to change the methodology for setting the transition bond charge. That methodology is established by the BPU, and although ACE, as servicer, may at any time file a nonroutine adjustment request with the BPU if the methodology then in use requires modification to more accurately project and generate adequate revenues, there can be no assurance that the BPU will grant any such request or that a different methodology will provide more accurate projections and result in the generation of adequate revenues. If a request to modify the methodology for determining the amount of the transition bond charge is denied, or if a new methodology is implemented but fails to provide more accurate projections, the forecasting of electricity consumption, delinquencies, customer payment patterns and write-offs may continue to be unreliable, which may adversely affect the value of your investment. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in this prospectus.

      Although ACE, as servicer, does not have the right to change the amount of an individual customer's transition bond charge, it does have the right to take action that in its judgment will maximize actual collections from a customer with respect to any utility bill, or to write off any outstanding bill that it deems to be uncollectible in accordance with its customary practices. For example, to recover part of an outstanding electricity bill, ACE may agree to extend a customer's payment schedule or to write off the remaining portion of the bill. While ACE has no current intention of taking actions that would change its billing and collection arrangements in a manner that would adversely affect the collection of transition bond charges, there can be no assurance that ACE or a successor servicer will not do so in the future. Changes in the electricity market could require ACE to make changes in its billing and collection practices. Alternatively, the BPU may require changes to be made in these practices. See "THE SERVICING AGREEMENT -- SERVICING PROCEDURES" and
" -- SERVICER DUTIES" in this prospectus.

      The restrictions on ACE's ability to change the methodology used for setting the transition bond charge and the introduction of changes in ACE's billing and collection practices could result in material delays in payment of, or losses on, your transition bonds and could materially reduce the value of your investment.

ADJUSTMENTS TO THE TRANSITION BOND CHARGE MAY BE DELAYED OR MAY BE INSUFFICIENT TO PROTECT YOUR INVESTMENT

      ACE, as servicer, is required to request from the BPU, on behalf of the issuer, periodic adjustments to the transition bond charge. These adjustments are intended to provide for, among other things, timely payment of the principal of, and interest and any acquisition or redemption premium on, the transition bonds. However, the frequency of these adjustments is limited. The servicer will generally base its adjustment requests on any shortfalls during the prior adjustment period and on projections of future electricity use and the customers' ability to pay their electric bills in full and on a timely basis, but unforeseen events such as weather, changes in technology, changes in economic conditions or market changes owing to increased competition may make projections inaccurate. Accordingly, the adjustments that the servicer requests may be insufficient to provide for timely payment of the transition bonds. Also, the BPU may fail to approve the servicer's requests in a timely fashion. For instance, the BPU may refuse to permit an adjustment from taking effect on the grounds that the adjustment contains a "manifest error." One or more of these factors may prevent the servicer from collecting a sufficient amount of transition bond charges to repay the transition bonds on a timely basis. This may materially reduce the value of your investment. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in this prospectus.

LIMITATIONS ON THE TRANSITION BOND CHARGE MAY LEAD TO INSUFFICIENT REVENUES TO MAKE PAYMENTS

      Under the order issued by the BPU dated March 30, 2001 providing for the restructuring of ACE under the Competition Act, referred to as the final restructuring order, ACE was required, subject to the conditions thereof, to reduce the electricity rates it charges its customers, compared to those it charged on July 31, 1999, by 5% by August 1, 1999, by 7% by January 1, 2001 and by 10.2% by August 1, 2002. This limitation on rates, referred to as the overall rate cap, will remain in effect until July 31, 2003, which date represents the end of a four-year transition period to electric competition that began on August 1, 1999. The initial transition bond charge adjustment date is not expected to occur until after the end of the four-year transition period and so the overall rate cap should have no effect on the amount of the transition bond charge so long as no additional transition bonds are issued before the end of that period. See " -- ISSUANCE OF ADDITIONAL SERIES OF TRANSITION BONDS WHOSE HOLDERS MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS" below. Moreover, no policy has been established regarding the regulation of electric utility rates in New Jersey following the four-year transition period. Therefore, no assurances can be given that, following that period, ACE will not be subject to limitations similar to the overall rate cap that may have an impact on its ability to increase the transition bond charges. If the transition bond charge continues to be treated as a component of the electricity rates that ACE will charge its customers and limitations similar to the overall rate cap are imposed on ACE after the end of the four-year transition period, the transition bond charge would have to fall, taken together with other such charges imposed by ACE, within those limitations, and as a consequence ACE as servicer may be unable to increase the transition bond charge to an amount that, together with the other charges, would exceed the limitations.

      ACE does not presently anticipate that limitations similar to the overall rate cap will be imposed following the end of the four-year transition period. ACE further believes it would be able to defer the imposition of other charges to the extent necessary to allow it to implement any required increases in the transition bond charge without exceeding any such limitation, having an order from the BPU authorizing such deferrals. In addition, ACE would undertake to oppose any attempt to impose a limitation similar to the overall rate cap or to rescind or modify that limitation if it would adversely affect the transition bonds (or, alternatively, seek relief from the limitation in order to avoid the same result). However, there can be no assurance that such measures would be effective on a timely basis. Consequently, you may experience material delays in payment of, or losses on, your transition bonds if ACE as servicer were unable to increase the transition bond charge to a level and within a time period that would enable the issuer to make timely payments on the transition bonds.

YOUR INVESTMENT RELIES ON ACE OR ITS SUCCESSOR ACTING AS SERVICER OF THE BONDABLE TRANSITION PROPERTY; PAYMENT DELAYS MAY BE MORE LIKELY UNDER A SUCCESSOR SERVICER

      ACE, as servicer, will be responsible for billing and collecting the transition bond charge and for filing with the BPU to adjust the charge. See "THE SERVICER OF THE BONDABLE TRANSITION PROPERTY" in this prospectus. If ACE were to cease servicing the bondable transition property for any reason, it might be hard to find a successor servicer. As a result, the timing of recovery of payments arising from the transition bond charge may be delayed. In addition:

      - any successor servicer may have less experience than ACE and have less capable forecasting, billing and collection systems than those used by ACE;

      - given the complexity of the tasks to be performed by the servicer and the expertise required, a successor servicer may experience difficulties in collecting payments arising from the transition bond charge and determining appropriate adjustments to the transition bond charge;

      -     the servicing fee would likely increase under a successor servicer;

      - under current law, a successor servicer may not be able to invoke the remedy of shutting off service to a customer for nonpayment of the transition bond charge and may therefore experience more payment delinquencies; and

      - a change in the servicer may cause payment instructions to change, which may lead to a period of disruption in which customers continue to remit payment according to former payment instructions.

Any of the above factors may result in delays in collection that could result in delays in payment on the transition bonds.

      Also, if the servicer defaults under the servicing agreement based upon the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws, the trustee and the issuer may be prevented from effecting a transfer of servicing arrangements. Defaults by the servicer under the servicing agreement are referred to as servicer defaults and are discussed under "THE SERVICING AGREEMENT -- SERVICER DEFAULTS" in this prospectus. Upon a servicer default resulting from a failure to make required remittances, the issuer or the trustee would have the right to apply to the BPU for sequestration and payment of revenues arising from the bondable transition property. However, federal bankruptcy law may prevent the BPU from issuing or enforcing such an order. See " -- RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" below.

IT MAY BE MORE DIFFICULT TO COLLECT THE TRANSITION BOND CHARGE FROM THIRD-PARTY SUPPLIERS THAN FROM ACE'S CUSTOMERS

      Customers of ACE may pay the transition bond charge to third parties who supply them with electric power. See "THE COMPETITION ACT -- ACE AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS AND BASIC GENERATION SERVICE TRANSITION COSTS" in this prospectus. These third-party suppliers will be obligated to forward the charge to ACE, as servicer. Third-party suppliers will have to pay the servicer the transition bond charge whether or not they collect the charge from their retail customers, in effect replacing their retail customers as the obligors for these amounts. The servicer will have limited rights to collect the transition bond charge directly from those customers. To that extent, the servicer will be relying on the credit of the third-party supplier rather than on the credit of the customers. If many customers within ACE's service territory receive bills for their transition bond charges from third-party suppliers, the issuer may have to rely on a relatively small number of entities for the collection of a substantial portion of the transition bond charge. This may adversely affect your investment because third-party suppliers may be less effective at billing and collecting the transition bond charge from retail customers and may use more permissive standards in bill collection and credit appraisal than ACE, with the potential consequence that customers served by third-party suppliers have a higher rate of delinquencies and write-offs than those served by ACE. Although a third-party supplier will be required to post a cash deposit or comparable security with ACE, equal to two months' maximum estimated collections of all charges if it does not maintain at least a "Baa2" and "BBB" (or the equivalent) long-term unsecured credit rating from Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc., there can be no assurances that the deposit will be sufficient to compensate fully for a remittance default by a third-party supplier. A remittance default by a third party that collects transition bond charges from a large number of retail customers would have a greater impact than a default by a single retail customer and could affect the timing of receipt of payments on the transition bonds. Neither ACE nor any successor servicer will pay any shortfalls resulting from the failure of a third-party supplier to forward transition bond charge collections to the servicer. A shortfall in transmission bond charge collections by a third-party supplier that was not recovered from third-party suppliers through cash deposits or other security would be included in a subsequent transition bond charge adjustment. However, any security or adjustment may not be sufficient to prevent a delay in payments on the transition bonds. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE BPU FINANCING ORDER" in this prospectus.

      There can be no assurance that the servicer will be able to mitigate credit risks relating to third-party suppliers in the manner or to the degree that it mitigates risks relating to its own customers. In addition, changes in billing and collection regulation of third-party suppliers might adversely affect the value of the transition bonds and their amortization and, accordingly, their weighted average lives. For example, these changes might affect billing terms and the terms of remittances by third-party suppliers to the servicer. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in this prospectus.

IF THE SERVICER DEFAULTS OR BECOMES BANKRUPT, IT MAY BE DIFFICULT TO FIND A SUCCESSOR SERVICER, AND PAYMENTS ON THE TRANSITION BONDS MAY BE SUSPENDED

      ACE, as servicer, will be responsible for billing, collecting and remitting the transition bond charge and for filing with the BPU to adjust this charge. If it became a party in a bankruptcy proceeding, ACE might be excused from its contractual obligations as servicer of the bondable transition property. See "HOW A BANKRUPTCY OF ACE OR THE SERVICER MAY AFFECT YOUR INVESTMENT -- BANKRUPTCY OF THE SERVICER" in this prospectus. If ACE ceased servicing the bondable transition property, it might be difficult to find a successor servicer and the fees required by a successor servicer would substantially exceed the fees payable to ACE as servicer. Upon a servicer default based upon the commencement of a case by or against the servicer under federal bankruptcy law or similar laws, the trustee and the issuer may be prevented or delayed from effecting a transfer of servicing arrangements. Upon a servicer default because of a failure to make required remittances, the issuer or the trustee would have the right to apply to the BPU for sequestration and payment of revenues arising from the bondable transition property. However, federal bankruptcy law may prevent the BPU from issuing or enforcing this order. In either case of a servicer default, payments on the transition bonds may be delayed or suspended. See " -- RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" below.

INABILITY TO TERMINATE SERVICE TO CERTAIN DELINQUENT CUSTOMERS

      Under New Jersey law, a winter moratorium prevents ACE from shutting off service to certain of its delinquent residential customers without special approval from the BPU from November 15 of each year until at least March 15 of the following year. See "THE SERVICER OF THE BONDABLE TRANSITION PROPERTY" in this prospectus. In addition, in August 2002 New Jersey adopted legislation directing the BPU to provide for continuation of electrical service during periods of excessive heat to residential customers who are protected under the winter moratorium. The BPU implemented an interim program and has established a rulemaking proceeding to address the issue. ACE's rights to disconnect service may be further limited by subsequent changes in New Jersey statutory requirements and in rules and regulations adopted by the BPU. ACE's inability to shut off service may lead to an increase in payment delinquencies, which in turn could result in delays in transition bond charge collections and, ultimately, in payment on the transition bonds.

                         THE ELECTRIC INDUSTRY GENERALLY

UNCERTAINTIES ASSOCIATED WITH CHANGES IN GENERAL ECONOMIC CONDITIONS AND INDUSTRY TRENDS

      General economic conditions and industry trends may significantly alter electricity consumption and thereby affect payments on the transition bonds. Examples of such changes include:

      - warmer winters or cooler summers, resulting in less electricity consumption than forecasted;

      - general economic conditions being worse than expected, causing customers to reduce their electricity consumption;

      - the occurrence of a natural disaster, such as a hurricane, flood or blizzard, unexpectedly disrupting electrical service and reducing consumption;

      - problems with energy generation, transmission or distribution resulting from a change in the market structure of the electric industry;

      - dramatic changes in the price of fuel or of other cost components of electricity; and

      - unexpected deterioration of the economy or the occurrence of a natural disaster causing greater write-offs than expected or requiring ACE or a successor electric public utility to grant additional payment relief to more customers.

      The Competition Act contains provisions designed to protect the issuer against significant reductions in usage. See "THE COMPETITION ACT -- ACE AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS AND BASIC GENERATION SERVICE TRANSITION COSTS" in this prospectus. However, a substantial reduction in the number of customers from whom transition bond charges would be collected may also affect payments on the transition bonds. Factors that could reduce customer usage or customer collections include the following:

      - Large customers could cease business or depart ACE's service territory.

      - Consumption of electricity could be reduced because of increased conservation efforts or increases in the operating efficiency of electricity-consuming devices or in the price of electricity.

      - Technological developments may result in the introduction to increasing numbers of retail customers of ACE economically attractive alternatives to purchasing electric energy through ACE's transmission and distribution system. Previously, only the largest industrial and institutional users with large process steam or thermal requirements could use cogeneration or self-generation installations cost-effectively. Manufacturers of self-generation facilities continue, however, to develop smaller-scale, more fuel-efficient generation units such as microturbines, fuel cells and renewable energy sources, which may enable increasing numbers of retail customers to generate electricity on a cost-effective basis. In addition to such trends, the increasing use of computer-based systems and other sensitive loads that require higher power quality levels could cause customers to seek to generate more of their own electricity for those needs. These developments could result in customers bypassing ACE's transmission and distribution system. See "THE COMPETITION ACT -- ACE AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS AND BASIC GENERATION SERVICE TRANSITION COSTS" in this prospectus.

      - Less creditworthy third-party energy suppliers could be introduced into the energy markets and assume responsibility for collecting and remitting payments arising from the transition bond charge to the servicer on behalf of customers. See " -- IT MAY BE MORE DIFFICULT TO COLLECT THE TRANSITION BOND CHARGE FROM THIRD-PARTY SUPPLIERS THAN FROM ACE'S CUSTOMERS" above.

      - Municipalities could acquire a part of ACE's transmission and distribution facilities by exercising the right of eminent domain and form utilities, enabling their residents to bypass the use of those facilities, although in response to any such action ACE could seek condemnation awards for its assets, including consequential and severance damages and other recoveries of its resulting legitimate, prudent and verifiable stranded costs under Order 888 of the Federal Energy Regulatory Commission.

Within the time period between issuance and maturity of the transition bonds, there can be no assurance that developments such as those described above will not materially reduce the amount of electricity sold and/or delivered by ACE to its customers through its transmission and distribution systems.

             RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS

BANKRUPTCY OF ACE COULD RESULT IN LOSSES OR DELAYS IN PAYMENTS ON THE TRANSITION BONDS

      The Competition Act and the BPU financing order provide that as a matter of New Jersey state law:

      - bondable transition property constitutes presently existing property for all purposes;

      - ACE may sell, assign and otherwise transfer the bondable transition property, and the transfers of the bondable transition property from ACE to the issuer are sales or other absolute transfers of the bondable transition property, not pledges of the bondable transition property to secure a financing by ACE;

      - ACE or the issuer may pledge or grant a security interest in the bondable transition property as collateral for transition bonds; and

      - ACE may act as servicer of the transition bond charges and commingle collections of those charges with other funds it collects from its customers without any inference that it owns those charges.

See "THE COMPETITION ACT" and "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" in this prospectus.

      Although a bankruptcy court generally follows state property law on issues such as those addressed by the provisions described above, Congress has authority to enact federal bankruptcy law to define property such as bondable transition property differently than New Jersey state law does. In addition, a bankruptcy court has authority not to follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interests. A bankruptcy court in an ACE bankruptcy may refuse to enforce one or more of the state property law provisions described above. For example, a court may rule that:

      - the sale of the bondable transition property to the issuer was actually a loan secured by an interest in the bondable transition property;

      - despite the separateness of ACE and the issuer, the two companies should be substantively consolidated; or

      - bondable transition property comes into existence only as customers use electricity, and that, as a consequence, the security interest in favor of the transition bondholders would not attach to the transition bond charge in respect of electricity consumed after the commencement of the bankruptcy case.

Such decisions could cause material delays in payment of, or losses on, your transition bonds and could materially reduce the value of your investment. For example:

      - the trustee might be prevented from exercising any remedies against ACE on your behalf, from recovering funds to repay the transition bonds, from using funds in the trust accounts to make payments on your bonds, or from replacing ACE as servicer without permission from the bankruptcy court;

      - the bankruptcy court might order the trustee to exchange the bondable transition property for other property, which might be of lower value;

      - tax or other government liens on ACE's property that arose after the transfer of the bondable transition property to the issuer might nevertheless have priority over the trustee's lien and might be paid from transition bond charge collections before payments on the transition bonds;

      - the trustee's lien might not extend to transition bond charges with respect to electricity consumed after the commencement of ACE's bankruptcy case, with the result that the transition bonds would represent only general unsecured claims against ACE to the extent of these post-bankruptcy transition bond charges;

      - the trustee's lien might not be properly perfected in transition bond charge collections commingled with other funds ACE collects from its customers as of the date of commencement of ACE's bankruptcy filing, or might not be properly perfected in all of the bondable transition property, and the lien could therefore be set aside in bankruptcy, with the result that the transition bonds would represent only general, unsecured claims against ACE;

      - ACE might not be obligated to make any payments on the transition bonds during its bankruptcy case;

      - ACE might be able to alter the terms of the transition bonds as part of its plan of reorganization;

      - ACE might be excused from its contractual obligations as servicer under the servicing agreement;

      - the bankruptcy court might rule that the transition bond charge should be used to pay a portion of the cost of providing electric service; or

      - the bankruptcy court might rule that the remedy provisions of the bondable transition property sale agreement are unenforceable, leaving the issuer with a claim of actual damages against ACE, which may be difficult to prove or, if proven, to collect in full.

In addition, regardless of whether ACE is the debtor in a bankruptcy case, if a court were to accept the argument that the bondable transition property comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of ACE arising before the bondable transition property came into existence could have priority over the issuer's interest in the bondable transition property. The BPU may make adjustments to the transition bond charge to mitigate this exposure, but there may be delays in implementing these adjustments.

ACE AS SERVICER WILL COMMINGLE THE TRANSITION BOND CHARGE WITH OTHER REVENUES, WHICH MAY HARM YOUR INVESTMENT IN CASE OF BANKRUPTCY

      ACE will not segregate transition bond charge collections from the other funds it collects from its customers. Transition bond charge collections will be segregated only when ACE remits them to the trustee. ACE will be permitted to remit collections on a monthly basis only if:

      -     ACE maintains the requisite credit ratings from the rating agencies;
            or

      - the rating agency condition has been satisfied with respect to all actions theretofore taken, and any conditions or limitations imposed by the rating agencies in connection therewith are complied with.

Otherwise ACE will be required to remit collections daily within two business days of receipt. See "THE SERVICING AGREEMENT -- SERVICING PROCEDURES" in this prospectus. Despite these requirements, ACE might fail to remit the full amount of the transition bond charges to the trustee or might fail to do so on a timely basis. Such a failure could have adverse consequences to the holders of transition bonds in the event of a bankruptcy of ACE and materially reduce the value of the transition bonds. See "HOW A BANKRUPTCY OF ACE OR THE SERVICER MAY AFFECT YOUR INVESTMENT" in this prospectus.

      The Competition Act provides that the rights of the issuer to the bondable transition property are not affected by the commingling of these funds with ACE's other funds. In a bankruptcy of ACE, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Competition Act and does not recognize the right of the issuer to collections of the transition bond charge that are commingled with other funds of ACE as of the date of bankruptcy. If so, the collections of the transition bond charge held by ACE as of the date of bankruptcy would not be available to pay amounts owing on the transition bonds. In that event, the issuer would have a general unsecured claim against ACE for those amounts, which could result in material delays in payment or losses on your transition bonds and materially reduce the value of your investment.

THE SALE OF THE BONDABLE TRANSITION PROPERTY COULD BE CONSTRUED AS A FINANCING AND NOT A SALE IN A CASE OF ACE'S BANKRUPTCY

      The Competition Act provides that a transfer of bondable transition property that the parties have expressly stated to be a sale or other absolute transfer in the governing documentation shall not be affected or impaired in any manner by treatment of the transfer as a financing for federal or state tax purposes or financial accounting purposes. ACE and the issuer will treat the transaction as a sale under applicable law, although for financial reporting and federal and state income and franchise tax purposes the transition bonds will be treated as a financing transaction and not a sale. In the event of a bankruptcy of ACE, a party in interest in the bankruptcy could assert that the sale of the bondable transition property to the issuer was a financing transaction and not a sale and that the treatment of the transaction for financial reporting and federal and state income and franchise tax purposes as a financing transaction and not a sale lends weight to that position. In a recent bankruptcy court case involving LTV Steel Company, the debtor obtained an interim emergency motion to use collections from accounts and inventory that it had sold on the grounds that the sales were in fact disguised financings. The circumstances under which the LTV Steel Company ruling would be followed by other courts are not certain. If a court were to characterize the transaction as a financing, the issuer would be treated as a secured creditor of ACE in the bankruptcy proceedings. Although the issuer would in that case have a security interest in the bondable transition property, it is unlikely that the issuer would be entitled to access to the transition bond charge collections during the bankruptcy. As a result, repayment on the transition bonds could be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to the issuer of transition bond charge collections and therefore the amount and timing of funds available to the issuer to pay transition bondholders. See "HOW A BANKRUPTCY OF ACE OR THE SERVICER MAY AFFECT YOUR INVESTMENT" in this prospectus.

A BPU SEQUESTRATION ORDER FOR TRANSITION BOND CHARGE COLLECTIONS IN CASE OF DEFAULT MIGHT NOT BE ENFORCEABLE IN BANKRUPTCY

      If ACE defaults on its obligations as servicer, the Competition Act allows the BPU or any court of competent jurisdiction to order the sequestration and payment of all transition bond charge collections to the transition bondholders. The Competition Act states that this BPU or court order would be effective even if made while ACE or its successor is in bankruptcy. However, federal bankruptcy law may prevent the BPU from issuing or enforcing this order. The indenture requires the trustee to request an order from the bankruptcy court to permit the BPU to issue and enforce the order. However, the bankruptcy court may deny such a request under the automatic stay provisions of the United States Bankruptcy Code. This could result in material delays in payment or in losses on your transition bonds and could materially reduce the value of your investment.

        OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS

RISKS ASSOCIATED WITH CREDIT ENHANCEMENT OR INTEREST RATE SWAP TRANSACTIONS

      The related prospectus supplement will set forth the risk factors, if any, associated with any credit enhancement or interest rate swap arrangements that may be entered into by the issuer with respect to a series or class of floating rate transition bonds.

ABSENCE OF SECONDARY MARKET FOR TRANSITION BONDS COULD LIMIT YOUR ABILITY TO RESELL TRANSITION BONDS

      The underwriters for the transition bonds may assist in resales of the transition bonds but are not required to do so. A secondary market for the transition bonds may not develop. If it does develop, it may not continue or it may not be sufficiently liquid to allow you to resell any of your transition bonds. See "PLAN OF DISTRIBUTION" in this prospectus. The transition bonds are not expected to be listed on any securities exchange.

A CHANGE IN ACE'S CREDIT RATINGS MAY AFFECT THE MARKET VALUE OF THE TRANSITION BONDS

      A downgrading of the credit ratings on the debt of ACE could have an adverse effect, at least temporarily, on the market value of your transition bonds.

ISSUANCE OF ADDITIONAL SERIES OF TRANSITION BONDS WHOSE HOLDERS MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS

      The issuer may not issue a new series of transition bonds if it would result in the reduction or withdrawal of the credit ratings on any outstanding series of transition bonds. See "THE INDENTURE -- ISSUANCE IN SERIES OR CLASSES" in this prospectus. However, the issuer may issue other series of transition bonds without your prior review or approval. An additional series may include terms and provisions that would be unique to that particular series.

      Although it is not expected that the issuance of additional series of transition bonds would adversely affect the sufficiency of transition bond charge collections for payment of any previously issued series, any such additional issuance could delay or reduce the payments you receive on the transition bonds, since the overall rate cap will not, and subsequent limitations, if any, similar to the overall rate cap may not, be correspondingly increased with the issuance of an additional series, and that may limit the ability to increase the transition bond charge. See " -- LIMITATIONS ON THE TRANSITION BOND CHARGE MAY LEAD TO INSUFFICIENT REVENUES TO MAKE PAYMENTS" above. If the collections of the transition bond charge are insufficient to pay interest on and principal of each series of outstanding transition bonds, your transition bonds will receive only their proportionate share of collections. See "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS." Although ACE presently believes it will be able to defer the imposition of other charges to the extent necessary to allow it to implement any increases in the transition bond charge without exceeding the overall rate cap, ACE has an order from the BPU authorizing such deferrals, and ACE would undertake to oppose any attempt to rescind or modify that order in a way that would adversely affect the transition bonds (or seek relief from the overall rate cap to avoid the same result), there can be no assurance that the order or the measures to oppose any rescission or modification of it (or to obtain relief from the rate cap) will be effective on a timely basis. Consequently, you may experience material delays in payment of, or losses on, your transition bonds if, because of the maximum permitted electricity rate established in the final restructuring order, the servicer is unable to increase the transition bond charge to a level and within a time period that would enable the issuer to make timely payments on the transition bonds.

      In addition, some matters may require the vote of the holders of all series and classes of transition bonds. Your interests in these votes may conflict with the interests of the transition bondholders of another series or of another class, whose votes could result in an outcome that is materially unfavorable to you. See "THE INDENTURE -- MODIFICATION OF THE INDENTURE" in this prospectus.

THE RATINGS ARE NOT AN INDICATION OF THE EXPECTED RATE OF PAYMENT OF PRINCIPAL ON THE TRANSITION BONDS, ARE NOT A RECOMMENDATION TO BUY AND ARE SUBJECT TO CHANGE

      The transition bonds will be rated by one or more established rating agencies. The ratings reflect an analysis only of the probability that the issuer will repay the total principal amount of the transition bonds at final maturity and will make timely interest payments. The ratings do not assess the speed at which the issuer will repay the principal of the transition bonds. Thus, the issuer may repay the principal of your transition bonds later than as provided in the expected amortization schedule, which may materially reduce the value of your investment. A rating is not a recommendation to buy, sell or hold transition bonds. The ratings on the transition bonds may change at any time, as a rating agency has the authority to revise or withdraw its bond rating based solely upon its own judgment. See "RATINGS" in this prospectus.

ACE'S OBLIGATION TO INDEMNIFY THE ISSUER MAY NOT BE SUFFICIENT TO PROTECT YOUR INVESTMENT

      If ACE breaches a representation or warranty in the sale agreement, it is obligated to indemnify the issuer and the trustee on behalf of the transition bondholders for any liabilities, obligations, claims, actions, suits or payments resulting from that breach, as well as any reasonable costs and expenses incurred, subject to limitations. Also, ACE is obligated to indemnify the issuer and the trustee for principal of and interest on the transition bonds not paid when scheduled to be paid in accordance with their terms and the amount of any deposits to the issuer required to have been made that are not made when required as a result of a breach of a representation or warranty. However, ACE will not be required to indemnify the issuer or the trustee as a result of any change in the law by legislative enactment, constitutional amendment or subsequent judicial reinterpretation of constitutional provisions or if the federal government, the State of New Jersey or the BPU or any other governmental agency of the State of New Jersey attempts to limit, alter or in any way impair or reduce the value of the bondable transition property or transition bond charges after the date that any series or class of the transition bonds is issued in breach of the pledge and agreement of the State of New Jersey under the Competition Act, and ACE will not be obligated to repurchase the bondable transition property in the event of a breach of any of its representations and warranties regarding the bondable transition property, nor will the trustee or the transition bondholders have the right to accelerate payments on the transition bonds as a result of any such breach. In addition, the amount of any indemnification paid by ACE under the sale agreement as seller, or under the servicing agreement as servicer, may not be sufficient for you to recover your investment in transition bonds. See "THE SALE AGREEMENT -- ACE'S OBLIGATION TO INDEMNIFY THE ISSUER AND THE TRUSTEE" in this prospectus.

      In the event that ACE becomes obligated to indemnify transition bondholders, it is likely that the ratings on the transition bonds will be downgraded as a result of the circumstances causing the breach and the fact that transition bondholders will be unsecured creditors of ACE with respect to any of these indemnification amounts.

THE LONGER MATURITIES OF CERTAIN CLASSES OF TRANSITION BONDS INCREASE THE SIGNIFICANCE OF SOME OF THE RISK FACTORS ENUMERATED ABOVE

      The final maturity dates of securities previously issued under legislation similar to the Competition Act and funded by charges similar to the transition bond charge typically have not exceeded

17 years from issuance. In view of the longer period of time over which some of these transition bonds will remain outstanding, a number of the aforementioned risks will be more significant relative to a decision whether to purchase these transition bonds and will warrant greater consideration than is needed in the case of transition bonds generally. For instance, although a number of these risks are no more or less likely to arise at any one time than at any other, the likelihood that any one of them will be realized during the life of a particular class of transition bonds increases with the length of time over which the bonds in that class are outstanding. Risks in this category include the judicial, legislative and regulatory risks identified above under " -- RISKS OF JUDICIAL, LEGISLATIVE OR REGULATORY ACTION," with the possible exception of those risks having to do with the novelty of transition bonds (which risks will diminish over time if the requisite experience with transition bonds develops in due course). Other risks are inherently more difficult to assess over the long term than over the short and intermediate terms. The gravity of any such risk is therefore more difficult to measure in the case of the longer maturity transition bonds. Such risks include substantially all of those described above under " -- UNUSUAL NATURE OF BONDABLE TRANSITION PROPERTY AND SERVICING RISKS," which have to do with such matters as the servicer's ability to forecast, to maintain the transition bond charge at adequate levels while remaining within the permitted maximum rate at the time in effect, to shut off service to delinquent customers, and to deal with third-party suppliers. The risks described above under " -- THE ELECTRIC INDUSTRY GENERALLY" are also more difficult to assess over the long term inasmuch as they relate to such factors as climate, economic conditions, industry market structure, production costs, conservation and technological advances, whose impact can be more difficult to predict as one considers them further out in time.

                           FORWARD-LOOKING STATEMENTS

      Some statements contained in this prospectus and the related prospectus supplement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts, are forward-looking statements within the meaning of the federal securities laws. Although ACE and the issuer believe that the expectations and the underlying assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to have been correct. The forward-looking statements involve a number of risks and uncertainties and actual results may differ materially from the results discussed in the forward-looking statements. The following are among the important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements:

      1.    state and federal legal or regulatory developments;

      2.    national or regional economic conditions;

      3.    market demand and prices for energy;

      4.    weather variations affecting customer energy usage;

      5.    the effect of continued electric industry restructuring;

      6. new accounting requirements or new interpretations or applications of existing requirements;

      7.    operating performance of ACE's facilities;

      8. the payment patterns of customers including the rate of delinquencies and the accuracy of the collections curves; and

      9.    alternative sources and/or delivery systems for electricity.

Any forward-looking statements should be considered in light of these important factors and in conjunction with ACE's documents on file with the SEC.

      New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time. It is not possible for ACE or the issuer to predict all of these factors, or the extent to which any factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which the statement is made and neither ACE nor the issuer undertakes any obligation to update the information contained in the statement to reflect subsequent developments or information.

                            GLOSSARY OF DEFINED TERMS

      You can find a glossary of defined terms used in this prospectus beginning on page 120 in this prospectus.


                              AVAILABLE INFORMATION

      The issuer has filed with the SEC a registration statement under the Securities Act with respect to the transition bonds. This prospectus, which forms a part of the registration statement, and any prospectus supplement describe the material terms of some documents filed as exhibits to the registration statement. However, this prospectus and any prospectus supplement do not contain all of the information contained in the registration statement and its exhibits. Any statements contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of the document so filed. Each statement concerning those provisions is qualified in its entirety by reference to the complete document. For further information, reference is made to the registration statement and the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Information filed with the SEC can also be inspected at the SEC's Internet site at http://www.sec.gov.

      The issuer will file with the SEC all periodic reports as are required by the Exchange Act, and the rules, regulations or orders of the SEC thereunder. The issuer may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of the transition bonds of any series if there are fewer than 300 holders of the transition bonds.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

      All reports and other documents filed by the issuer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the transition bonds will be deemed to be incorporated by reference into this prospectus and to be a part hereof. Any statement contained in this prospectus, in a prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, in a prospectus supplement or in any separately filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or any prospectus supplement.

      The issuer will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of this person, a copy of any or all of the documents incorporated herein by reference, except for the exhibits which are not specifically incorporated by reference in the documents. Written requests for these copies should be directed to the issuer, c/o Assistant Treasurer, P.O. Box 15597, Wilmington, Delaware 19850-5597. Telephone requests for these copies should be directed to the issuer at (302) 429-3902.

                         ATLANTIC CITY ELECTRIC COMPANY

      ACE is a regulated electric public utility incorporated under the laws of the State of New Jersey on April 28, 1924 and is a direct wholly owned subsidiary of Conectiv and an indirect wholly owned subsidiary of Pepco Holdings, Inc., each of which is a Delaware corporation and a registered holding company under the Public Utility Holding Company Act of 1935. ACE holds the franchises necessary to provide regulated electric service in its service territory. ACE is primarily engaged in purchasing, delivering and selling electricity. As of September 30, 2002, ACE served approximately 511,300 customers in its service territory, which covers an area of about 2,700 square miles in the southern one-third of New Jersey and has a population of approximately 900,000. ACE's customer base consists primarily of residential and commercial customers. For the nine months ended September 30, 2002, the percentages of regulated electric retail revenues contributed by customer class were as follows: residential, 50.7%; commercial, 41.0% and industrial, 8.3%. ACE reported net income after extraordinary items of $28.2 million on revenue of $828.2 million for the nine months ended September 30, 2002 as compared with net income after extraordinary items of $60.3 million on revenue of $810.9 million for the nine months ended September 30, 2001.

      ACE's utility business is subject to regulation by the BPU with respect to its retail electric sales. The Federal Energy Regulatory Commission also has regulatory authority over certain aspects of ACE's utility business, including the transmission of electricity, the sale of electricity to municipalities and electric cooperatives and interchange and other purchases and sales of electricity involving other utilities. ACE is also subject to regulation by the Pennsylvania Public Utility Commission in limited respects concerning property and operations in Pennsylvania.

      On March 1, 1998, ACE and Delmarva Power & Light Company became wholly owned subsidiaries of Conectiv. Before the merger, ACE was owned by Atlantic Energy, Inc. On August 1, 2002, Conectiv and Potomac Electric Power Company, known as PEPCO, became wholly owned subsidiaries of Pepco Holdings, Inc. pursuant to an agreement and plan of merger. As a result of the second of these mergers, Pepco Holdings, Inc. owns, directly or indirectly, ACE, PEPCO, Delmarva Power & Light Company and the nonutility subsidiaries that each merger party had formerly held. As registered holding companies under the Public Utility Holding Company Act of 1935, Pepco Holdings, Inc. and Conectiv are subject to certain restrictions on the operations of registered holding companies and their subsidiaries. Pepco Holdings, Inc. is also the parent of various nonutility businesses.

      The mergers should not materially affect the structure of any issuance of transition bonds, the servicing of any bondable transition property or the tax or accounting treatment of any such issuance.

      Where to Find Information About ACE. ACE files annual, quarterly and current reports and other information with the SEC under File No. 1-3559. Reports and other information filed with the SEC are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any of these SEC filings at the SEC's public reference room in Washington, D.C. located at 450 Fifth Street, N.W. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. Some of ACE's securities are listed on the New York Stock Exchange, and such reports and other information can also be inspected and copied at the offices of such exchange on the 7th Floor, 20 Broad Street, New York, New York. For so long as any transition bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, copies of these documents will be available for inspection by the holders of any listed transition bonds at the office of the listing agent in Luxembourg. ACE also provides information through its website at www.conectiv.com.

                               THE COMPETITION ACT

      The New Jersey Electric Discount and Energy Competition Act, referred to as the Competition Act, signed into law in February 1999 and amended in September 2002, provides, among other things, for the restructuring of the electric utility industry in New Jersey. The Competition Act requires the unbundling of electric services into separate generation, transmission and distribution services with open retail competition for generation services. While electric utilities will continue to provide transmission and distribution services, the Competition Act authorizes third-party electric power suppliers licensed by the BPU, referred to as third-party suppliers, to provide electric generation services to customers. Under the Competition Act, third-party suppliers are subject to some financial, customer protection and other requirements, but are generally not regulated by the BPU. Electric distribution and transmission services will remain regulated. Customer choice of third-party suppliers for all customers commenced on August 1, 1999.

      Even with the enactment of the Competition Act, the BPU will continue to regulate some aspects of the electric industry in New Jersey with respect to electric distribution companies. The BPU will also establish guidelines governing customer billing and collection, and metering and disclosure requirements applicable to third-party suppliers participating in the new retail electric market in New Jersey.

RECOVERY OF STRANDED COSTS IS ALLOWED FOR ACE AND OTHER NEW JERSEY UTILITIES

      Prior to enactment of the Competition Act, electric utilities such as ACE invested in various generation-related assets, such as electric generating facilities, and entered into power purchase contracts with nonutility generators of electricity to help fulfill their duties to serve the public as regulated utilities. The electric utilities recovered their investments in these assets and the costs they incurred under these contracts by charging their customers the regulated rates approved by the BPU.

      One of the expected effects of the deregulation of electricity generation is that rates will be determined by market forces. These market rates may not be high enough to allow the utilities to recover their investments in generation-related assets or to recover all of the costs incurred under power purchase contracts with nonutility generators of electricity, as market prices may be below a level that would provide a return on these investments or cover the costs incurred under these contracts. Accordingly, utilities may incur losses as a result of the transition from a regulated environment to a competitive environment for electric generation services.

      The Competition Act provides for utilities to recover anticipated losses in the value of their generation-related assets and the costs incurred under power purchase contracts with nonutility generators of electricity that are not recoverable under market rates, including buyouts and buydowns of such contracts. These losses in value and other costs are known collectively as stranded costs and the Competition Act provides for their recovery through a nonbypassable charge included in customers' bills known as a market transition charge.

ACE AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS AND BASIC GENERATION SERVICE TRANSITION COSTS

      The Competition Act authorizes a utility to securitize its right to recover stranded costs through the issuance of transition bonds, securities of the type described in this prospectus. This right is included in what is known as bondable transition property. To the extent a utility's right to recover stranded costs is securitized, a portion of the market transition charge is replaced by an irrevocable charge included in customers' electric bills known as a transition bond charge, which is designed to meet the costs of paying the principal of and interest on the transition bonds and the costs associated with the issuance, credit enhancing and servicing of the transition bonds. In addition, by amendment adopted in September 2002, the Competition Act authorizes a utility to securitize what are referred to as basic generation service transition costs, which are the amount by which a utility's payments to procure power for basic generation service and for related ancillary and administrative costs exceeds net revenues from the charge for the service established by the BPU. ACE may in the future seek authorization to issue transition bonds in respect of basic generation service transition costs to be funded through a transition bond charge.

      The Recovery of Stranded Costs May Be Facilitated by the Issuance of Transition Bonds. The Competition Act authorizes the BPU to issue "bondable stranded costs rate orders," such as the BPU financing order, approving, among other things, the issuance of transition bonds to recover bondable stranded costs and related expenses of an electric public utility. A utility, a finance subsidiary of a utility or a third-party assignee of a utility may issue transition bonds. Under the Competition Act, proceeds of transition bonds are required to be used to reduce the utility's stranded costs through the retirement of its debt or equity or both, and/or to finance or refinance the cost of buying down and/or buying out long-term power purchase contracts from nonutility generators. Transition bonds are secured by and payable from bondable transition property and may have a scheduled amortization upon issuance of up to: (1) 15 years if the proceeds from the transition bonds are to be used to reduce stranded costs related to utility-owned generation or to recover basic generation service transition costs or (2) the remaining term of a long-term power purchase contract with a nonutility generator if the proceeds from the transition bonds are to be used for the buyout or buydown of that contract.

      The Competition Act contains a number of provisions designed to facilitate the securitization of stranded costs and related expenses.

      A Bondable Stranded Costs Rate Order Is Irrevocable. Under the Competition Act, bondable transition property is created by the issuance by the BPU of a bondable stranded costs rate order such as a BPU financing order. The Competition Act provides that each bondable stranded costs rate order, including the BPU financing order, will become irrevocable upon issuance and effectiveness of the order. Upon the transfer of the bondable transition property to an assignee, such as the issuer, and the receipt of consideration for the sale of the transition bonds, the bondable stranded costs rate order, the transition bond charge and the bondable transition property become a vested, presently existing property right, vested ab initio in the assignee.

      Under the Competition Act, neither the BPU nor any other governmental entity has the authority, directly or indirectly, legally or equitably, to rescind, alter, repeal, modify or amend a bondable stranded costs rate order, to revalue, re-evaluate or revise the amount of bondable stranded costs, to determine that the transition bond charge or the revenues required to recover bondable stranded costs are unjust or unreasonable, or in any way to reduce or impair the value of bondable transition property, nor will the amount of revenues from the transition bond charge be subject to reduction, impairment, postponement or termination. In addition, under the Competition Act, the State of New Jersey pledges and agrees with the holders of transition bonds, and with any assignee or financing entity, such as the issuer, not to limit, alter or impair the bondable transition property or the other rights vested in an electric public utility or any assignee or pledgee of the utility or any financing entity or vested in the holders of any transition bonds pursuant to the bondable stranded costs rate order until the transition bonds are fully paid and discharged. In addition, the State pledges and agrees in the Competition Act that it will not in any way limit, alter, impair or reduce the value or amount of bondable transition property approved by the bondable stranded costs rate order except as contemplated by the periodic adjustments to the transition bond charge authorized by the Competition Act. See " -- THE TRANSITION BOND CHARGE IS ADJUSTED PERIODICALLY" below. See also "RISK FACTORS -- RISKS OF JUDICIAL, LEGISLATIVE OR REGULATORY ACTION" in this prospectus. A bondable stranded costs rate order does not constitute a debt or liability of the State of New Jersey, nor does it constitute a pledge of its full faith and credit. The issuance of transition bonds does not, directly, indirectly or contingently, obligate the State of New Jersey to levy or pledge any form of taxation or make any appropriation for their payment.

      The Transition Bond Charge is Adjusted Periodically. The Competition Act requires each bondable stranded costs rate order to provide for mandatory adjustment of the transition bond charge, at least once a year, upon petition of the electric public utility or its assignee or financing party. Such adjustments are based on formulas designed to provide for the full recovery of bondable stranded costs, including without limitation the timely payment of the principal of, and interest and acquisition or redemption premium on, the transition bonds in accordance with the expected amortization schedule. ACE agrees in the servicing agreement to file with the BPU each proposed adjustment calculated in accordance with the formula. ACE may also file a nonroutine adjustment request with the BPU to modify the formula to more accurately project and generate adequate revenues. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE BPU FINANCING ORDER" in this prospectus.

      Customers Cannot Avoid Paying the Transition Bond Charge. The Competition Act provides that a transition bond charge is "nonbypassable," which means that the charge will be payable by consumers of electricity within a utility's service territory who use an electric public utility's transmission and distribution system, even if those customers elect to purchase electric supply from a third-party supplier. Also, whenever an on-site generation facility produces power that is not consumed by the on-site customer and that power is delivered to off-site customers in New Jersey, the transition bond charge will apply to the sale or delivery of that power to the off-site customer.

      Upon a finding that on-site generation facilities installed after August 1, 1999 (the starting date of retail competition under the Competition Act) have displaced customer purchases from ACE so as to reduce the amount of kilowatt-hours distributed by ACE to 92.5% of the kilowatt-hours it distributed in 1999, the Competition Act provides that the BPU will impose a transition bond charge on any power consumption displaced by on-site generation facilities, exempting facilities installed before the date of the finding. The Competition Act would under these circumstances also exempt from the transition bond charge power consumption by any on-site customer that is derived from an on-site generation facility that the customer or its agent installed, or for which it made substantial financial and contractual commitments in planning and development, on or before February 9, 1999 (the effective date of the Competition Act). Included in the latter exemption are expansions of exempt facilities that occur after February 9, 1999 for the continued provision of power.

      The Competition Act Protects the Transition Bonds' Lien on Bondable Transition Property. The Competition Act provides procedures for assuring that the transfer of the bondable transition property from ACE to the issuer will be perfected under New Jersey law and that the security interest granted by the issuer to the trustee in the bondable transition property will be perfected under New Jersey law. The Competition Act provides that a transfer of bondable transition property will be perfected against any third party when:

      1. the BPU has issued its bondable stranded costs rate order with respect to such bondable transition property;

      2. the agreement to transfer the property has been executed and delivered by the electric public utility or its assignee; and

      3. a financing statement with respect to the transfer has been filed in accordance with the New Jersey Uniform Commercial Code.

The Competition Act provides that security interests in the bondable transition property are perfected only by means of a separate filing under the Uniform Commercial Code of New Jersey. Upon perfection, a security interest under the Uniform Commercial Code attaches to bondable transition property, whether or not the revenues or proceeds thereof have accrued. The Competition Act provides that priority of security interests in bondable transition property will not be defeated or adversely affected by:

      1. commingling of revenues received from transition bond charge collections with other funds of the utility; or

      2. the periodic adjustment of the transition bond charge under the Competition Act.

      The Competition Act Characterizes the Transfer of Bondable Transition Property as a Sale or Other Absolute Transfer. The Competition Act provides that a transfer by an electric public utility or its assignee of bondable transition property will be treated as a sale or other absolute transfer of the transferor's right, title and interest and not as a borrowing secured by the bondable transition property if the parties expressly state in governing documents that a transfer is to be a sale or other absolute transfer. The characterization of the transfer as a sale is not affected or impaired by the fact that:

      1. the transferor or assignor retains or acquires a pari passu equity interest in the bondable transition property or the fact that only a portion of the bondable transition property is transferred;

      2. the transferor or assignor retains or acquires a subordinated equity interest or other credit enhancement provisions on terms commensurate with market practices;

      3. the electric public utility acts as collector or servicer of the related transition bond charge; or

      4. the transfer is treated as a financing for federal, state or local tax purposes or financial accounting purposes.

See "RISK FACTORS -- RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" in this prospectus.

                               ACE'S RESTRUCTURING

      The Stipulation, Final Restructuring Order and Divestiture Order. On June 9, 1999, ACE and a number of other parties filed a stipulation of settlement with the BPU, detailing a proposal for ACE's implementation of full customer choice under the Competition Act. The BPU found the stipulation submitted by ACE, subject to certain modifications, to be a reasonable framework for resolution of the proceedings and issued its summary order, dated July 15, 1999. The BPU's more detailed decision and order, referred to as the final restructuring order, is dated March 30, 2001. On November 23, 1999, ACE filed a petition with the BPU seeking approval to divest its nuclear base-load generating assets. As part of the proceedings to review this petition, the determination of recoverable stranded costs relating to these generating assets was litigated. On July 21, 2000, the BPU issued its decision and order approving the divestiture of ACE's nuclear generating assets. On September 17, 2001, the BPU issued its decision and order establishing the level of recoverable stranded costs associated with those assets.

      ACE Unbundled Its Electric Rates. On August 1, 1999, ACE unbundled its retail electric rates into charges for distribution, transmission and generation services, as well as market transition, net nonutility generation, societal benefits and regulatory asset charges. To the extent ACE's right to recover its stranded costs is securitized, a portion of the market transition charge is replaced by a transition bond charge. Customers began receiving bills in December 1999 showing separate line items for each of these charges. All customer bills will have a footnote stating that a transition bond charge is being collected on behalf of the issuer. If a customer chooses a third-party supplier for generation services, the customer may receive separate billings for those generation services directly from the third-party supplier or they may receive combined billings for all charges, either from ACE or, if permitted by the BPU, from the third-party supplier pursuant to an agreement between ACE and the third-party supplier. If the third-party supplier bills the combined charges, it must remit to ACE the amount it bills to customers on behalf of ACE. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE BPU FINANCING ORDER -- OTHER ENTITIES MAY IN THE FUTURE PROVIDE METERING AND BILLING SERVICES" in this prospectus. ACE has not yet entered into any agreements with third-party suppliers for billings and collections.

      Basic Generation Service. On June 29, 2001, ACE and the three other investor-owned electric utilities in New Jersey filed with the BPU a generic proposal to use a single, statewide auction process for the procurement of supply to meet the full electricity requirements of retail customers that have not chosen a third-party supplier. By order dated December 11, 2001, the BPU approved with modifications and clarifications the auction proposal made by the four electric utilities for the provision of basic generation service for the period from August 1, 2002 through July 31, 2003. In February 2002, ACE participated in a statewide auction for the procurement of New Jersey's basic generation service needs for that period. The winning bidders in the auction have entered into full requirement service agreements with ACE. Under these agreements, the winning bidders are to provide the energy, capacity, transmission and ancillary services for approximately 80% of ACE's basic generation service load. ACE will provide the balance of the basic generation service supply from its to-be-divested fossil generation units and its power purchase contracts with nonutility generators of electricity. At a public agenda meeting held on November 5, 2002, the BPU again authorized the use of an auction process to provide basic generation service beginning August 1, 2003.

      ACE Must Reduce its Electric Rates. Pursuant to the stipulation and the final restructuring order, ACE was required, subject to the conditions thereof, to reduce the electricity rates it charges its customers, compared to those it charged on July 31, 1999, by 5% by August 1, 1999, by 7% by January 1, 2001 and by 10.2% by August 1, 2002. These requirements function as an overall rate cap, and under the Competition Act will remain in effect until July 31, 2003, which date represents the end of a four-year transition period to electric competition that began on August 1, 1999. The transition bond charge will be a component of the electricity rates that ACE will charge its customers and so must fall, taken together with other charges imposed by ACE, within the overall rate cap so long as it is in effect. See "RISK FACTORS -- UNUSUAL NATURE OF BONDABLE TRANSITION PROPERTY AND SERVICING RISKS -- LIMITATIONS ON THE TRANSITION BOND CHARGE MAY LEAD TO INSUFFICIENT REVENUES TO MAKE PAYMENTS" in this prospectus.

      Third-Party Suppliers. Pursuant to the Competition Act and the final restructuring order, customers may choose to purchase electric power from third-party suppliers and later return to ACE as their supplier of basic generation service. Any third-party supplier is required to provide the servicer with total monthly kilowatt-hour usage information for each customer in a timely manner so that the servicer can fulfill its obligations. Any third-party supplier billing retail customers will be required to provide the servicer with total monthly kilowatt-hour usage information for each customer in a timely manner so that the servicer can fulfill its obligation.

             THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE

THE BPU FINANCING ORDER

      ACE's Petition and the BPU Financing Order. On June 25, 2001, ACE filed a petition with the BPU requesting the issuance by the BPU of a financing order under the Competition Act to allow ACE, among other things, to recover up to $2 billion of bondable stranded costs, including within this aggregate amount associated transaction costs and the cost of retiring equity and debt securities of ACE. These costs are recoverable through the issuance of transition bonds in a like principal amount and the imposition of a transition bond charge. The petition also requested authorization to transfer to an approved financing entity the bondable transition property embodying the right to charge, collect and receive such charge. In response to the petition, the BPU issued a financing order on September 20, 2002 authorizing the issuance of up to $440 million aggregate principal amount of transition bonds. ACE may from time to time in the future file petitions with the BPU requesting the issuance under the Competition Act of financing orders authorizing additional issuances of transition bonds in connection with the recovery of additional stranded costs and/or of basic generation service transition costs.

      The BPU Authorized ACE to Issue Transition Bonds. Consistent with the final restructuring order and the petition, the BPU financing order authorizes the issuance of transition bonds secured by bondable transition property. The transition bonds may have scheduled amortizations upon issuance (1) not exceeding 15 years from the date of issuance in the case of transition bonds the proceeds of which will be used to reduce stranded costs related to utility-owned generation and (2) not exceeding the remaining term of a long-term power purchase agreement with a nonutility generator, in the case of transition bonds the proceeds of which will be used to buy down or buy out that power purchase agreement. The last of ACE's long term power purchase agreements is scheduled to expire on January 1, 2025.

      The final structure, pricing and other terms of the transition bonds, and any related hedging arrangements entered in to in order to protect ACE's customers against interest rate exposure, will be subject to the approval of the BPU or its designee. BPU approval will be obtained prior to any sale of transition bonds.

      The BPU Authorized ACE to Impose the Transition Bond Charge. Under the BPU financing order, the BPU authorized ACE to impose, meter, charge, bill, collect and receive, from ACE's customers and/or the customers of any electric distribution company that succeeds to all or a significant part of the electric distribution business of ACE within its present service territory, the transition bond charge in an amount sufficient to recover the principal amount of transition bonds in accordance with a scheduled amortization and interest thereon, plus an amount sufficient to provide for any credit enhancement, to fund any reserves, and to pay acquisition or redemption premiums, if any, and any servicing fees and other expenses relating to the transition bonds.

      The BPU granted ACE, as servicer, the authority to use the formula specified in the BPU financing order for the calculation and subsequent adjustment of the transition bond charge and, subject to the review and approval of the BPU, to make "nonroutine" filings seeking an adjustment in the methodology for calculating and adjusting the transition bond charge in the event that ACE, as servicer, or any successor to ACE as servicer, determines that the methodology in use at the time requires modification to more accurately project and generate adequate revenues.

      The transition bond charge will be a uniform, per kilowatt-hour charge assessed against all customers on a monthly basis as part of their regular monthly billings. ACE will set the initial per kilowatt-hour transition bond charge based upon the formula approved in the BPU financing order. The transition bond charge and the related charge for taxes will be reflected in each customer's bill with an explanation on the bill that the transition bond charge is being collected on behalf of the issuer, the owner of the bondable transition property.

      The BPU financing order directs ACE to file, as part of its next base rate filing, data showing the impact of the timing of customer payments of the transition bond charge to ACE versus payments by ACE as servicer to the trustee. These data are to include a calculation of (1) daily customer remittances of transition bond charges, (2) the timing of remittances to the trustee and (3) the short-term interest rate then applicable to determine the amount of interest income earned by ACE as servicer on collections before these remittances. If upon review the BPU determines that ACE retained interest income over and above its servicing fee, it may calculate the amount of that income and impute interest on it in determining fair and reasonable rates going forward from the date of review. Furthermore, in determining its cash working capital requirements in base rate proceedings, ACE will exclude from its cash balances any transition bond charges collections not yet remitted to the trustee. Not more than nine months after the initial issuance of transition bonds, ACE will file with the BPU a reconciliation statement for its upfront transaction costs and capital reduction costs. Based on the amount of these costs, an adjustment will be made to ACE's deferred balance under the final restructuring order. Earnings of proceeds of the initial transition bond issuance used to pay transaction costs will be credited to the beginning balance of deferred costs associated with ACE's deferred balance.

      The transition bond charge will be assessed on all customer bills and will be prorated in the case of the first bill after issuance of a series of transition bonds to account for any partial month since the date of issuance. For instance, if a particular series issuance date is August 15, bills that include current charges for services provided before August 15 will not be assessed the transition bond charge for the period prior to August 15 with respect to that series. Upon each adjustment of the transition bond charge or issuance of additional series of transition bonds, the adjusted transition bond charge will be assessed in the same manner. Adjustment dates will be the same for all series.

      The initial transition bond charge will be calculated on the basis of:

      -     the principal amount of transition bonds issued in the first series;

      - the projected total payments required in relation to the transition bonds during the period commencing on the date of issuance of the transition bonds and ending approximately twelve months thereafter; and

      - the estimated amount of charges billed and collected for kilowatt-hours of electricity delivered for that period.

      The periodic adjustments to the transition bond charge are designed to ensure that transition bond charge collections are not more or less than the amount necessary to meet all required payments with respect to the transition bonds and all related costs and expenses and to maintain the required balances in the overcollateralization subaccount and the capital subaccount for each series. In requesting periodic adjustments, the servicer is required to take into account updated projections of consumption levels and timing of collections and any amounts held in the reserve subaccounts for all series.

      Other Entities May in the Future Provide Metering and Billing Services. Under the Competition Act, the BPU may establish standards for metering, billing and other activities by third-party suppliers participating in the new retail electric market in the State of New Jersey. Any third-party suppliers billing and collecting amounts in respect of transition bond charges for usage by ACE's customers will have to comply with all applicable BPU metering, billing and other requirements. In addition, the BPU financing order provides that, in order for a third-party supplier to be permitted to bill and collect the transition bond charge with respect to power sold by it:

      - the third-party supplier must agree to remit the full amount of all charges it bills to customers for services provided by ACE, together with amounts related to the transition bond charge, within 15 days of ACE's bill for those charges, regardless of whether it receives payments from those customers;

      - the third-party supplier must agree to provide ACE (or a successor servicer) with total monthly kilowatt-hour usage information for each customer in a timely manner to enable the servicer to fulfill its obligations;

      - the third-party supplier must permit ACE (or a successor servicer), within seven days after it defaults in remitting any charges payable to ACE (or its successor), including amounts related to the transition bond charge, to assume responsibility for billing all charges for services ACE provides, including the transition bond charge, or to transfer that billing responsibility to a qualifying third party; and

      - if and so long as the third-party supplier does not maintain at least a long-term unsecured credit rating from Moody's Investors Service, Inc. of at least "Baa2" and from Standard & Poor's Ratings Group of at least "BBB" (or the equivalent), it must lodge with ACE (or a successor servicer) a cash deposit or comparable security equal to two months' maximum estimated collections of all charges payable to ACE, as agreed upon by ACE (or a successor servicer) and the third-party supplier.

In the event of a default in the remittance of any such amounts by a third-party supplier, any shortfall in the third-party supplier's transition bond charge collections would be included in subsequent adjustments to the transition bond charge. See "THE SERVICING AGREEMENT -- SERVICING PROCEDURES" and "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in this prospectus. While a third-party supplier collecting the transition bond charge may request termination of service to delinquent customers, only ACE or a successor electric public utility may disconnect or reconnect a customer's distribution service.

      The BPU May Designate a Replacement Servicer. The Competition Act provides that in the event of a default by an electric public utility in respect of charging, collecting and receiving revenues derived from transition bond charges, and upon the application by a secured party, such as the trustee, or an assignee of the bondable transition property, such as the issuer, the BPU or any court of competent jurisdiction must designate a trustee or other entity to act in the place of the electric public utility to impose, meter, charge, collect and receive transition bond charges for the benefit and account of the secured party or assignee. In addition, the BPU may in its discretion establish criteria for the selection of any successor servicer upon the default or other material adverse change in the financial condition of the electric public utility. The BPU financing order provides that if ACE defaults under the servicing agreement or is required to discontinue its billing and collection functions, the trustee and the issuer may immediately appoint a successor servicer, and that the successor servicer will promptly assume billing and collection responsibilities for the transition bond charge. The BPU financing order further provides that the BPU act on an expedited basis within 30 days with respect to the proposed successor but that it not approve any appointment of a successor servicer unless it has determined that the credit ratings on the transition bonds will not be withdrawn or downgraded.

THE TRANSITION BOND CHARGE ADJUSTMENT PROCESS

      The servicing agreement requires the servicer to seek adjustments to the transition bond charge in order to enhance the likelihood that transition bond charge collections, including any amounts on deposit in the reserve subaccount, are neither more nor less than the amount necessary to amortize the transition bonds of each series in accordance with the related expected amortization schedule, to pay interest, which in the case of interest on any floating rate class of any series will be calculated at the applicable gross fixed rate, to fund or replenish the series overcollateralization subaccount to the amount required to be on deposit in the series overcollateralization subaccount, to replenish any shortfalls in the series capital subaccount, and to pay the trustee's fee, the servicing fee and the other expenses and costs included in bondable stranded costs.

      The servicer will increase or decrease the transition bond charge over the life of the transition bonds, as a result of several factors, including:

      -     changes in electricity sales forecasts;

      - changes in payment patterns and charge-off experience (including defaults by third-party suppliers);

      - changes in any ongoing fees, costs and expenses related to the transition bonds;

      - the unpaid principal of, and interest and premium, if any, on, the transition bonds; and

      -     the issuance of any additional series of transition bonds.

These adjustments are designed to achieve each of the above goals by the payment date immediately following the next date on which the transition bond charge is adjusted, taking into account any amounts on deposit in the reserve subaccount of each series. If at the time of issuance of a series, the servicer determines any additional adjustments are required, the dates for these adjustments will be specified in the prospectus supplement for the series.

      The BPU financing order provides that the servicer will file adjustment requests periodically as follows:

      - the servicer will file a routine adjustment request with the BPU at least annually, with resulting adjustments in the transition bond charge to become effective on an interim basis 30 days after filing (or on such later date as may be specified in the request) and, absent a determination of manifest error (defined in the BPU financing order as an arithmetic error evident on the face of the filing) by the BPU, to become final and nonappealable 60 days thereafter;

      - the servicer may file a routine adjustment request with the BPU before the end of any quarter (or monthly to the extent permitted in the BPU financing order) with resulting adjustments to increase or decrease the transition bond charge to become effective on the first day of the next succeeding calendar month absent a determination of manifest error by the BPU or on such later date as may be specified in the request and final and nonappealable 60 days thereafter; and

      - the servicer will file a nonroutine adjustment request with the BPU if the method it uses to calculate the transition bond charge requires modification to more accurately project and generate adequate revenues, any such filing to be made at least 90 days prior to the proposed effective date and to be subject to BPU approval before implementation.

      In the case of a finding of manifest error by the BPU, the BPU will issue an order correcting such manifest error before the adjustment becomes final 60 days after filing.

      Adjustment requests will take into account amounts available in the general subaccount and reserve subaccounts for each series, and amounts necessary to fund the overcollateralization subaccounts for each series and to replenish the capital subaccounts for each series to its required level, in addition to amounts payable on the transition bonds and related fees and expenses.

      The transition bond charge will also be adjusted in connection with the issuance of a new series of transition bonds, and any new series of transition bonds may provide for additional transition bond charge adjustment dates.

                THE SERVICER OF THE BONDABLE TRANSITION PROPERTY

ACE

      ACE is both the seller and the servicer of the bondable transition property. See "ATLANTIC CITY ELECTRIC COMPANY" in this prospectus.

ACE'S CUSTOMER CLASSES

      ACE's customer base is divided into three classes: residential, commercial (including public street and highway lighting and railroad) and industrial. The commercial customer class consists primarily of retail, services, governmental and casino-hotel customers. Mining, refining, and manufacturing customers are examples of customers included in the industrial customer class. Several rate classes are included within each customer class differentiated by type and level of service.

ELECTRIC REVENUE, NUMBER OF CUSTOMERS AND CONSUMPTION

      The following table shows the amount of billed electric revenue per customer class for the periods indicated and the percentage that each customer class bears to the total amount of the total billed revenue.

                                     TABLE 1

                              BILLED REVENUE ($000)


                                             FOR THE YEAR ENDED
                       -------------------------------------------------------------
                            12/31/97              12/31/98             12/31/99
                       -----------------     -----------------     -----------------
                                    % OF                 % OF                 % OF
                       $ (000S)    TOTAL    $ (000S)     TOTAL    $ (000S)     TOTAL
                       -------    ------     -------    ------     -------    ------
RESIDENTIAL.........   443,829     46.98     437,576     46.68     444,942     47.58
COMMERCIAL..........   391,270     41.41     391,248     41.73     387,247     41.41
INDUSTRIAL..........   109,682     11.61     108,634     11.59     102,966     11.01
                       -------    ------     -------    ------     -------    ------
TOTAL...............   944,781    100.00     937,458    100.00     935,155    100.00


                                    FOR THE YEAR ENDED               9 MONTHS ENDED
                       ---------------------------------------     -----------------
                            12/31/00              12/31/01              9/30/02
                       -----------------     -----------------     -----------------
                                    % OF                 % OF                 % OF
                       $ (000S)    TOTAL    $ (000S)     TOTAL    $ (000S)     TOTAL
                       -------    ------     -------    ------     -------    ------
RESIDENTIAL.........   412,792     50.92     430,853     49.41     359,128     50.74
COMMERCIAL..........   318,781     39.32     357,896     41.04     290,161     41.00
INDUSTRIAL..........    79,106      9.76      83,325      9.55      58,499      8.26
                       -------    ------     -------    ------     -------    ------
TOTAL...............   810,679    100.00     872,074    100.00     707,788    100.00

      The following table shows the average number of customers in each customer class for the periods indicated and the percentage that each customer class bears to the total number of customers.

                                     TABLE 2

                  AVERAGE NUMBER OF CUSTOMERS (CUSTOMER BILLS)

                                          FOR THE YEAR ENDED
                       ----------------------------------------------------------------
                              12/31/97              12/31/98               12/31/99
                       -------------------    ------------------     ------------------
                       AVG. # OF    % OF      AVG. # OF    % OF      AVG. # OF    % OF
                       CUSTOMERS     TOTAL    CUSTOMERS    TOTAL     CUSTOMERS    TOTAL
                       ---------     -----    ---------    -----     ---------    -----
RESIDENTIAL.........    422,967      87.94     427,590     87.89      431,527     87.88
COMMERCIAL..........     56,975      11.85      57,926     11.90       58,507     11.92
INDUSTRIAL..........      1,018       0.21       1,005      0.21        1,001      0.20
                        -------     ------    --------    ------      -------    ------
TOTAL...............    480,960     100.00     486,521    100.00      491,035    100.00


                                   FOR THE YEAR ENDED                  9 MONTHS ENDED
                       -----------------------------------------     ------------------
                            12/31/00               12/31/01                9/30/02
                       -------------------    ------------------     ------------------
                       AVG. # OF    % OF      AVG. # OF    % OF      AVG. # OF    % OF
                       CUSTOMERS     TOTAL    CUSTOMERS    TOTAL     CUSTOMERS    TOTAL
                       ---------     -----    ---------    -----     ---------    -----
RESIDENTIAL.........    436,967      87.87     443,865     87.84      449,315     87.88
COMMERCIAL..........     59,325      11.93      60,421     11.96       60,959     11.92
INDUSTRIAL..........      1,007       0.20       1,016      0.20        1,013      0.20
                        -------     ------     -------    ------      -------    ------
TOTAL...............    497,299     100.00     505,302    100.00      511,287    100.00

      The following table shows the total billed electric consumption in gigawatt-hours (i.e., millions of kilowatt-hours), referred to as gWh, for the periods indicated for each customer class and the percentage each customer class bears to the total consumption.

                                     TABLE 3

                        BILLED ELECTRIC CONSUMPTION (GWH)

                                                                  FOR THE YEAR ENDED
                                     -------------------------------------------------------------------------------
                                           12/31/97                    12/31/98                      12/31/99
                                     ----------------------     -----------------------       ----------------------
                                      GWH        % OF TOTAL       GWH        % OF TOTAL        GWH        % OF TOTAL
                                      ---        ----------       ---        ----------        ---        ----------
RESIDENTIAL..................        3,455          41.63         3,544          41.10         3,708           42.07
COMMERCIAL...................        3,590          43.26         3,771          43.73         3,847           43.64
INDUSTRIAL...................        1,253          15.10         1,309          15.18         1,260           14.29
                                     -----         ------         -----         ------         -----          ------
TOTAL........................        8,298         100.00         8,624         100.00         8,815          100.00

                                                    FOR THE YEAR ENDED                            9 MONTHS ENDED
                                     --------------------------------------------------       ----------------------
                                           12/31/00                    12/31/01                      9/30/02
                                     ----------------------     -----------------------       ----------------------
                                      GWH        % OF TOTAL       GWH        % OF TOTAL        GWH        % OF TOTAL
                                      ---        ----------       ---        ----------        -----      ----------
RESIDENTIAL..................        3,765            42.45       3,857           43.08        3,170          44.18
COMMERCIAL...................        3,860            43.53       3,956           44.19        3,131          43.64
INDUSTRIAL...................        1,243            14.02       1,140           12.73          874          12.18
                                     -----            -----       -----           -----        -----          -----
TOTAL........................        8,868           100.00       8,953          100.00        7,175         100.00


PERCENTAGE CONCENTRATION WITHIN ACE'S LARGE COMMERCIAL AND INDUSTRIAL CUSTOMERS

      For the period ended December 31, 2001, the ten largest electric customers represented approximately 8.6% of ACE's kilowatt-hour sales. The customers are in the commercial and industrial customer classes. Casino-hotels are included in the commercial class and represent approximately 6.9% of ACE's kilowatt-hour sales for the period ended December 31, 2001. There are no material concentrations in the residential class.

HOW ACE FORECASTS THE NUMBER OF CUSTOMERS AND THE AMOUNT OF ELECTRICITY USAGE

      Accurate projections of the number of customers, usage and retail electric revenue are important in setting, maintaining and adjusting the transition bond charge. The transition bond charge must be sufficient to pay interest and principal of the transition bonds, to fund the scheduled series overcollateralization levels, to replenish withdrawals from any series capital subaccounts and to pay the trustee's fee, the manager's fee, the servicing fee, the administration fee and the other fees, expenses and costs included in bondable stranded costs. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS" and "RISK FACTORS -- UNUSUAL NATURE OF BONDABLE TRANSITION PROPERTY AND SERVICING RISKS" in this prospectus.

      The energy usage forecasting process starts with a set of assumptions, including economic, demographic, price, marketing, major customers, demand-side management, private plant/cogeneration and technology impact assumptions.

      The residential energy usage forecast is primarily based on a forecast of southern New Jersey population growth. The usage per customer is not modeled stochastically, but rather is the quotient of the sales and customer forecasts, and is used to evaluate those forecasts. Short-term variation in usage levels is primarily a result of the season and of weather fluctuations, while long-term trends in usage are driven by economic and demographic factors. The level of residential sales is forecasted using variables representing growth in the number of air conditioners, southern New Jersey income per household, energy efficiency improvements and ACE's average electric price.

      The commercial energy usage forecast is modeled by using such variables as total personal income, nonmanufacturing employment, ACE's real average electric price realizations, a forecast of floor space in use, the total number of buildings in ACE's service territory and seasonal variability. The casino-hotel forecast is adjusted to account for known activities in the casino-hotel market such as the expansion of existing casino-hotels and the opening and construction of new casino-hotels and the multiplier effect that such new construction has demonstrated in the past.

      The specific economic and demographic variables on which the industrial energy forecast is based include manufacturing employment, the industrial production index and employment productivity for New Jersey, the average ACE real electric price realizations and industrial natural gas and fuel oil prices. Natural gas and fuel oil prices are used as a proxy for competitive energy prices. The industrial forecast is adjusted to account for major known activities in the industrial market such as maintenance shutdowns, cogeneration and private plant installations and significant changes in operating characteristics.

      ACE uses economic forecasts, prepared by an independent economic forecasting and consulting firm employed by ACE, as inputs to its forecasting models. Weather inputs to the forecasting models are based on normal weather conditions, which are developed from historical averages. While demand-side management impacts are not explicitly modeled for the sales forecast, any demand-side management impacts are implicit in the history of actual sales and are therefore reflected in the forecast.

FORECAST VARIANCES

      Actual consumption of electricity can deviate from forecasted consumption of electricity for many reasons, including the general economic climate in ACE's service territory as it impacts net migration of customers; weather as it impacts air conditioning and heating usage; levels of business activity; and the availability of more energy efficient appliances, new energy conservation technologies and the customer's ability to acquire and utilize these new products.

      The table below compares actual usage in gWh for a particular year to the related forecast prepared during the previous year. For example, the annual 1996 variance is based on a forecast prepared in 1995. There can be no assurance that the future variance between actual and expected consumption will be similar to the historical experience set forth below.

                                     TABLE 4

      ANNUAL FORECAST VARIANCE OF THE AMOUNT OF ELECTRICITY CONSUMED (GWH)


                                                 1996       1997      1998        1999        2000         2001
                                                 ----       ----      ----        ----        ----         ----
RESIDENTIAL CUSTOMERS CONSUMPTION

Forecasted                                       3,578     3,525       3,631       3,620        3,619       3,813
Actual                                           3,587     3,455       3,544       3,708        3,765       3,857
Variance                                          0.25%    (1.99%)     (2.40%)      2.43%        4.03%       1.15%

COMMERCIAL CUSTOMERS CONSUMPTION

Forecasted                                       3,553     3,655       3,738       3,859        3,896       3,968
Actual                                           3,545     3,590       3,771       3,847        3,860       3,910
Variance                                         (0.23%)   (1.78%)      0.88%      (0.31%)      (0.92%)     (1.46%)

INDUSTRIAL CUSTOMERS CONSUMPTION

Forecasted                                       1,168     1,255       1,264       1,301        1,216       1,234
Actual                                           1,214     1,253       1,309       1,260        1,243       1,140
Variance                                          3.94%    (0.16%)      3.56%      (3.15%)       2.22%      (7.62%)

TOTAL

Forecasted                                       8,299      8,435      8,634       8,780        8,731       9,062
Actual                                           8,346      8,298      8,624       8,815        8,868       8,954
Variance                                          0.57%    (1.62%)     (0.12%)      0.40%        1.57%      (1.19%)


      If actual consumption of electricity is higher than forecast, there will most likely be an excess of transition bond charge collections. Similarly, if actual consumption of electricity is lower than forecast, there will most likely be insufficient transition bond charge collections.

BILLING PROCESS

      ACE operates on a continuous billing cycle, with an approximately equal number of bills being distributed each business day. For the year ended December 31, 2001, ACE mailed out to its customers an average of 25,860 bills daily. The normal billing period is for approximately 30 days, ending one or two days prior to the mailing of the bill. For accounts with potential billing error exceptions, reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors and possible meter malfunctions. Subject to statutory and legal requirements, ACE may change its billing policies and procedures from time to time. It is expected that any changes would be designed to enhance ACE's ability to make timely recovery of amounts billed to customers. In order to implement customer choice and to appropriately bill the individual rate components required by the Competition Act and the final restructuring order, ACE has needed to make numerous modifications to its billing system. These changes were implemented and unbundled bills, in which the individual rate components were set forth, were first sent to customers in December 1999.

      Under the Servicing Agreement, any changes to customary billing and collection practices instituted by ACE will apply to the servicing of bondable transition property so long as ACE is the servicer.

ACE MAINTAINS LIMITED INFORMATION ON ITS CUSTOMERS' CREDITWORTHINESS

      Under New Jersey law, ACE is obligated to provide service to new customers. New residential and non-residential customers are required to post a security deposit equal to two months of estimated electricity usage when they apply for electric service. These new customers may avoid the security deposit requirement if they can demonstrate creditworthiness or were previously a customer of ACE with a satisfactory payment history. The principal means of establishing creditworthiness is by a letter from another utility indicating a satisfactory payment history. To help prevent fraud, ACE may use EquiFax identification process for new applicants.

      ACE receives approximately 85% of its total bill payments via U.S. mail. ACE receives the remainder of bill payments at local offices and other third-party pay offices or via electronic payment and field collection.

ACE'S COLLECTION PROCESS FOR RESIDENTIAL CUSTOMERS

      Customer bills for residential customers are due 20 days after mailing. If a customer has an overdue balance in excess of $100.00 and is overdue in paying his or her next bill, ACE will mail a notice stating that ACE will shut off electricity service within ten days if the customer does not pay or make an arrangement for payment.

      On the date of service termination, the ACE service representative must knock on the customer's door. If no one answers the door, or if the customer does not make a payment or does not agree to pay the overdue amount to ACE's satisfaction, ACE terminates electricity service.

TERMINATION OF SERVICE FOR RESIDENTIAL CUSTOMERS IN THE WINTER

      Power is not customarily disconnected if the delinquent customer is subject to a BPU mandated winter moratorium on termination of service. Under the BPU winter moratorium, when a customer advises ACE that he or she is unable to pay his or her bill in full and makes a good faith payment to ACE, ACE does not shut off the customer's service during the period from November 15 of each year through March 15 of the following year. Currently, delinquent residential accounts are managed during the winter moratorium through a combination of letters, proactive telephone contacts and negotiated payment plans.

ACE'S COLLECTION PROCESS FOR GOVERNMENTAL CUSTOMERS

      The accounts from customers in either federal, state or local government have 20 days to pay their electricity charges from the date the bill is mailed. Service termination is generally not used as a means of collection for governmental accounts. Some governmental accounts have difficulty paying within the 20 days due to cash flow, payment approval and other factors. Governmental accounts that are frequently delinquent are referred to a collection representative that specializes in the collection of overdue amounts from governmental accounts.

ACE'S COLLECTION PROCESS FOR ALL OTHER CUSTOMERS

      Customer bills for commercial and industrial customers are due 20 days after the bill is mailed. If the customer does not pay the bill, collection action can begin on the twenty-first day with a ten-day service termination notice delivered via U.S. mail, if ACE cannot contact the customer by telephone. If the overdue balance is not paid within ten days, an order is issued to disconnect the service or collect the bill in full.

REFERRALS OF DELINQUENT ACCOUNTS TO THIRD PARTIES

      Residential accounts are referred to a collection agency 60 days after the final bill is mailed. The collection agency manages this account for a total of six months. Unpaid account balances are written off 120 days after the final bill is mailed, providing no payments are being received and the customer has no other active service accounts with ACE. If any unpaid balance remains after six months of collection activity, the matter is referred to a credit bureau as long as no payments or arrangements on the bill have been made.

REFERRALS OF DELINQUENT ACCOUNTS IN SPECIAL CIRCUMSTANCES

      In some cases, service termination may be difficult owing to factors such as medical illness of a customer or an inaccessible meter. These difficulties are handled by representatives in ACE's credit area who are specifically trained and assigned to do this type of collection. Certain commercial accounts may also be deemed sensitive, such as nursing homes, daycare centers and hospitals. In these cases, ACE will refer the entire overdue amount to an ACE commercial account representative.

LOSS AND DELINQUENCY EXPERIENCE

      The tables below set forth the delinquency and net write-off experience ACE has had with customers for the periods indicated. Among the factors which may affect write-off and delinquency data are the overall economy, weather and changes in collection practices. Beginning in 2000, ACE experienced an increase in delinquencies and net write-offs as a percentage of billed revenue. These results were largely attributable to problems experienced during the introduction and implementation of a new customer service and billing computer system in 1999. Implementation of the new computer system caused delays in billing and also diverted resources from collection efforts. In addition, the new system initially did not allow for effective processing of overdue accounts. ACE has taken steps to resolve the problems experienced with the new billing system, and the processing and collection of current customer bills returned to normal execution levels at the end of 2001. Due to the processing of the backlog of overdue accounts accumulated during 2000 and 2001, delinquencies and net write-off statistics are not expected to return to pre-implementation levels for a few years.

      ACE does not expect, but cannot assure, that the delinquency or write-off experience with respect to transition bond charge collections will differ substantially from its historical experience with respect to collection of other charges. However, changes in general economic conditions and the retail electric market, including but not limited to the introduction of third party electric power suppliers who may be permitted to provide consolidated billing to ACE's customers, could mean that historical delinquency and write-off rates may not be indicative of future rates.

                                     TABLE 5

             DELINQUENCIES AS A PERCENTAGE OF TOTAL BILLED REVENUES



                                                 FOR THE YEAR ENDED                               9 MONTHS
                                   ---------------------------------------------------------       ENDED
                                   12/31/97   12/31/98    12/31/99(A)   12/31/00    12/31/01     9/30/02(B)
                                   --------   --------    -----------   --------    --------     ----------
RESIDENTIAL

30-59 Days                           0.56%       0.64%            --        0.75%       0.71%          1.43%
60-89 Days                           0.20        0.29             --        0.52%       0.61%          0.63%
90+ Days                             0.15        0.22             --        2.02%       2.85%          1.37%

NON-RESIDENTIAL

30-59 Days                           0.47%       0.52%            --        1.50%       1.11%          0.83%
60-89 Days                           0.06        0.07             --        0.87%       0.45%          0.17%
90+ Days                             0.05        0.06             --        1.11%       0.74%          0.29%

TOTAL DELINQUENCY STATISTICS

30-59 Days                            --          --            0.15%         --          --             --
60-69 Days                            --          --            0.06          --          --             --
90+ Days                              --          --            0.08          --          --             --


(a) As of November 30, 1999. December 1999 data are not available due to system conversion.

(b) Based upon revenues for the twelve-month period from October 1, 2001 to September 30, 2002.



                                     TABLE 6

        NET WRITE-OFF AS A PERCENTAGE OF BILLED RETAIL ELECTRIC REVENUES



                                          FOR THE YEAR ENDED                                   9 MONTHS
                          ---------------------------------------------------------------       ENDED
                          12/31/97     12/31/98      12/31/99      12/31/00     12/31/01       9/30/02
                          --------     --------      --------      --------     --------       -------
RESIDENTIAL                  0.26%         0.25%        0.32%         0.27%         0.60%         0.95%
NON-RESIDENTIAL              0.04          0.07         0.06          0.08          0.25          0.27
TOTAL                        0.30          0.32         0.38          0.35          0.85          1.22


         Net write-offs include amounts recovered by ACE from deposits, bankruptcy proceedings and payments received after an account has been written off either to ACE or one of its external collection agencies.

HOW ACE WILL APPLY PARTIAL PAYMENTS BY ITS CUSTOMERS

      The BPU financing order requires that ACE allocate partial payments of electricity bills for any period in the following order:

1. to sales taxes (which ACE collects as trustee for the State of New Jersey and not for its own account or for that of the issuer) until all such amounts are paid; and then

2. pro rata to the transition bond charge and ACE's other charges and taxes, where any such charges are in arrears, based on their proportion to ACE's total charges assessed for that period until all such amounts are paid; and then

3. pro rata to the transition bond charge and ACE's other charges and taxes, where any such charges are current charges, based on their proportion to ACE's total charges assessed for that period.

            ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC, THE ISSUER

      Atlantic City Electric Transition Funding LLC, the issuer of the transition bonds, was formed as a Delaware limited liability company on March 28, 2001. ACE is its sole member. The assets of the issuer are principally limited to the bondable transition property that was sold to the issuer, collections of transition bond charges, its rights under the transaction agreements including the sale agreement and the servicing agreement, trust accounts held by the trustee and, if so stated in the applicable prospectus supplement, other credit enhancement. The BPU financing order and the indenture provide that the bondable transition property, as well as other collateral described in the BPU financing order and the indenture, will be pledged by the issuer to the trustee. Pursuant to the indenture, the transition bond charge collections remitted to the trustee by the servicer must be used to pay the transition bonds and other obligations of the issuer specified in the indenture. As of the date of this prospectus, the issuer has not carried on any business activities and has no operating history. Audited financial statements of the issuer are included in this prospectus.

      The Issuer's Purpose. The issuer has been created for the sole purpose of:

      1.    purchasing and owning the bondable transition property;

      2. issuing from time to time one or more series of transition bonds, each of which may consist of one or more classes;

      3. pledging its interest in the bondable transition property and other collateral to the trustee under the indenture in order to secure the transition bonds;

      4. entering into and performing under the basic documents and other agreements relating to the activities set forth in clauses 1 through 3 above; and

      5. performing activities permitted to limited liability companies under Delaware law that are related or incidental to these purposes and necessary, suitable or convenient to accomplish these purposes.

      The Interaction Between ACE and the Issuer. On the issuance date for each series, except in the event of a refinancing of outstanding transition bonds, ACE will sell and assign to the issuer, without recourse, bondable transition property pursuant to the sale agreement between ACE and the issuer. ACE will service the bondable transition property pursuant to a servicing agreement with the issuer. ACE and any successor in the capacity of servicer are referred to as the servicer.

      The Issuer's Management. The issuer's business will be managed by no less than three and no more than five managers, referred to as the managers, appointed from time to time by ACE or, in the event that ACE transfers its interest in the issuer, by the new owner or owners of the issuer. The issuer will at all times following the issuance of the initial series of the transition bonds have at least two independent managers who, among other things, are not and have not been for at least five years from the date of their appointment:

      1. a direct or indirect legal or beneficial owner of the issuer or ACE or any of their respective affiliates;

      2. a supplier, employee, immediate family member, officer, director, manager, contractor, customer (other than a ratepayer or customer of ACE in the ordinary course of business) or material creditor of ACE or the issuer or any of their respective affiliates; or

      3. a person who, other than through service as a manager of the issuer, controls ACE or its affiliates.

The remaining managers will be employees of ACE's affiliate, PHI Service Company, the administrator of the issuer.

      The managers will devote the time necessary to conduct the affairs of the issuer. The following are the managers as of the date of this prospectus:


NAME                              AGE         POSITION AT ACE               POSITION AT PHI SERVICE COMPANY
Thomas S. Shaw                     55             Director          Director, President and Chief Operating Officer
James P. Lavin                     55            Controller         Vice President and Controller
Barbara S. Graham                  54                --             Senior Vice President

      None of the managers has been involved in any of the types of legal proceedings specified in Item 401(f) of the SEC's Regulation S-K.

      The Managers' Compensation and Limitation on Liabilities. The issuer has not paid any compensation to any manager since the issuer was formed. The managers other than the independent managers will not be compensated by the issuer for their services on behalf of the issuer. The independent managers will be paid monthly fees from the revenues of the issuer and will be reimbursed for their reasonable expenses. These expenses include without limitation the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the independent managers may employ in the exercise and performance of their rights and duties under the issuer's limited liability company agreement, the indenture, the sale agreement, the servicing agreement and the administration agreement. The limited liability company agreement provides that the member of the issuer will not be subject in that capacity to any personal liability to any person in connection with the assets or affairs of the issuer, and will have the same limitation on personal liability as is extended to stockholders of for profit Delaware corporations. The limited liability company agreement further provides that no manager of the issuer will be subject in that capacity to any personal liability to any person other than the issuer or its member in connection with the assets or affairs of the issuer. These protections from personal liability will apply to the fullest extent permitted by applicable law.

      In addition, under the issuer's limited liability company agreement, the member and managers of the issuer are indemnified to the fullest extent permitted by applicable law. Any indemnification and advancement of expenses provided to a member or a manager will not exclude any other rights to which the indemnified person may be entitled under other agreements. No indemnification, unless ordered by a court, may be made to or on behalf of the member or any manager if a final adjudication established that its acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

      The Issuer is a Separate and Distinct Legal Entity. Under the issuer's limited liability company agreement, the issuer may not file a voluntary petition for relief under the United States Bankruptcy Code without a unanimous vote of its managers, including the independent managers. ACE has agreed that it will not cause the issuer to file a voluntary petition for relief under the United States Bankruptcy Code. The limited liability company agreement requires the issuer to, among other things:

      1. take all reasonable steps to continue its identity as a separate legal entity;

      2. make it apparent to third parties that it is an entity with assets and liabilities distinct from those of ACE, other affiliates of ACE, the managers or any other person; and

      3. conduct its business in its own name and so as not to mislead others as to the identity of the entity or assets with which they are concerned, and correct any known misunderstanding regarding its separate identity.

      The principal place of business of the issuer is 800 King Street, Wilmington, Delaware 19899 and its telephone number is (302) 429-3902.

      Administration Agreement. The administrator, PHI Service Company, will provide administrative services for the issuer pursuant to an administration agreement between the issuer and the administrator. The issuer will pay the administrator a market rate fee for performing these services.

                                 USE OF PROCEEDS

      As required by the Competition Act, the issuer will use the net proceeds from the issuance of the transition bonds to pay the expenses of issuance and to purchase the bondable transition property from ACE. ACE will use these proceeds principally to reduce stranded costs through the retirement of debt or equity or both, and/or to finance or refinance the cost of buying down and/or buying out long-term power purchase contracts from nonutility generators, including transactions completed before the date of the sale of the transition bonds, and/or to recover basic generation service transition costs, as well as to pay related expenses.

                              THE TRANSITION BONDS

      The transition bonds will be issued under and secured by the indenture between the issuer and the trustee substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of each series of transition bonds will be provided in the indenture and the related indenture supplement. The following summary describes some general terms and provisions of the transition bonds. The particular terms of the transition bonds of any series offered by any prospectus supplement will be described in the prospectus supplement.

GENERAL

      The transition bonds may be issued in one or more series, each made up of one or more classes. The terms of a series may differ from the terms of another series, and the terms of a class may differ from the terms of another class of the same series. The terms of each series and class will be specified in the related prospectus supplement.

      The indenture requires, as a condition to the issuance of each series of transition bonds, that the issuance will not result in any rating agency reducing or withdrawing its then current rating of any outstanding series or class of transition bonds. Notification to each of Moody's Investors Service, Inc., Standard & Poor's Ratings Group, and Fitch Ratings of a proposed action and confirmation in writing from each of Standard & Poor's Ratings Group and Fitch Ratings that the proposed action will not result in the reduction or withdrawal of its then current rating of any series or class of transition bonds is referred to as satisfaction of the rating agency condition with respect to the proposed action, provided that Moody's Investors Service, Inc. must also confirm this in writing where the proposed action is the issuance of an additional series of transition bonds.

      The Issuer's Transition Bonds Will be Maintained in Book-Entry Format. The related prospectus supplement will set forth the procedure for the manner of the issuance of the transition bonds of each series. Generally, each series of transition bonds will initially be represented by one or more transition bonds registered in the name of The Depositary Trust Company, or its nominee, together referred to as DTC. The transition bonds will be available for purchase in initial denominations specified in the related prospectus supplement, which will be not less than $1,000 with the exception of one transition bond in each class that may have a smaller denomination. Unless and until definitive transition bonds are issued under the limited circumstances described in this prospectus, no transition bondholder will be entitled to receive a physical bond representing a transition bond. All references in this prospectus to actions by transition bondholders will refer to actions taken by DTC upon instructions from DTC direct participants. In addition, all references in this prospectus to payments, notices, reports and statements to transition bondholders will refer to payments, notices, reports and statements to DTC, as the registered holder of each series of transition bonds. DTC will receive these payments, notices, reports and statements for payment to the beneficial owners of the transition bonds in accordance with DTC's procedures with respect thereto. See " -- BOOK-ENTRY FORM" and " -- CERTIFICATED TRANSITION BONDS" below.

INTEREST AND PRINCIPAL

      Interest will accrue on the principal balance of transition bonds of a series or class at the interest rate specified in or determined in the manner specified in the related prospectus supplement. The principal balance of a class or series refers to the initial principal balance of that class or series reduced by the amount of principal distributed since the date of issuance to the bondholders of that class or series in accordance with the terms of the indenture. Interest will be payable to the transition bondholders of the series or class on each payment date, commencing on the payment date specified in the related prospectus supplement. All series will have the same payment dates. On each payment date, the issuer will generally make principal payments on each series until the outstanding principal balance thereof has been reduced to the principal balance specified for that payment date in the expected amortization schedule for that series on that payment date, but only to the extent funds are available for that series as described in this prospectus. Accordingly, principal of the series or class of transition bonds may be paid later, but not sooner, than reflected in the expected amortization schedule therefor, except in a case of any applicable optional redemption or acceleration upon default. See "RISK FACTORS -- OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS" and "RISK FACTORS -- UNUSUAL NATURE OF BONDABLE TRANSITION PROPERTY AND SERVICING RISKS" in this prospectus.

      The expected final payment date for a class or series of transition bonds is the date on which final payment on the class is expected to be made as set forth in the expected amortization schedule for that class or series. The indenture provides that failure to pay the entire outstanding principal amount of the transition bonds of any class or series by the expected final payment date will not result in an event of default under the indenture until after the final maturity date for the class or series.

      On each payment date, the amount required to be paid as principal on any series of transition bonds, from transition bond charge collections, earnings on investments, indemnity amounts and, as necessary, from the reserve subaccount for that series, the overcollateralization subaccount for that series and the capital subaccount for that series, will equal:

      1. the unpaid principal amount of any transition bonds of that series upon an acceleration following an event of default; plus

      2. the unpaid principal amount of any class of any series due on the final maturity date of that class; plus

      3. the unpaid principal amount of any transition bonds of that series called for redemption; plus

      4. the principal scheduled to be paid on the transition bonds of that series on or before that payment date.

      The entire unpaid principal amount of the transition bonds will be due and payable if:

      1.    an event of default under the indenture occurs and is continuing;
            and

      2. the trustee or the holders of a majority of the principal amount of the transition bonds of all series then outstanding, voting as a group, have declared the transition bonds to be immediately due and payable.

See "THE INDENTURE -- EVENTS OF DEFAULT" and "WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS" in this prospectus.

FLOATING RATE TRANSITION BONDS

      In connection with the issuance of a class or of more than one class of floating rate transition bonds, the issuer may arrange for one or more interest rate swap transactions. If the issuer enters into or arranges for any interest rate swap transaction, the applicable prospectus supplement will include a description of:

      -     the material terms of that transaction;

      -     the identity of the counterparty or counterparties;

      - any payments under that swap transaction to be made by or to the issuer or to the trustee, as assignee of the issuer;

      - deposits in and withdrawals from the class subaccount or subaccounts, if any, of the collection account established for that class or those classes of floating rate transition bonds and that transaction;

      - the formula for calculating the floating rate of interest of that class or those classes prior to termination of that transaction;

      - the rights of transition bondholders with respect to the termination of or specified other events related to that transaction; and

      - the U.S. federal income tax consequences to the issuer and the transition bondholders of entering into any swap or hedge transaction.

REDEMPTION

      Redemption provisions, if any, for a series of transition bonds will be specified in the related prospectus supplement, including the premiums, if any, payable upon redemption. Unless the context requires otherwise, all references in this prospectus to principal of the transition bonds of a series insofar as it relates to redemption includes any premium that might be payable thereon if transition bonds of the series are redeemed, as described in the related prospectus supplement. The redemption price will, in each case, include accrued and unpaid interest to the date of redemption. Notice of redemption of any series of transition bonds will be given by the trustee to each registered holder of a transition bond by first-class mail, postage prepaid, mailed at least five days and at most 45 days prior to the date of redemption or in another manner or at another time as may be specified in the related prospectus supplement. Notice of redemption may be conditioned upon the deposit of moneys with the trustee before the redemption date and this notice will be of no effect unless these moneys are so deposited. All transition bonds called for redemption will cease to bear interest on the specified redemption date, provided funds for their redemption are on deposit with the trustee at that time, and will no longer be considered "outstanding" under the indenture. The transition bondholders will have no further rights with respect thereto, except to receive payment of the redemption price thereof and unpaid interest accrued to the date fixed for redemption from the trustee.

      If and to the extent provided in the related prospectus supplement, a series of transition bonds will be subject to optional redemption in whole on any payment date if the aggregate outstanding principal amount of transition bonds of that series has been reduced to an amount below the percentage of the initial principal amount of transition bonds of that series specified in the prospectus supplement. Any such redemption would be done on a series basis but would apply, for practical purposes, only to the classes with the longest maturities. See "THE TRANSITION BONDS -- REDEMPTION" in this prospectus.

CREDIT ENHANCEMENT

      Credit enhancement with respect to the transition bonds of each series will be provided principally by adjustments to the transition bond charge and amounts on deposit in the reserve subaccount, the overcollateralization subaccount and the capital subaccount for that series. In addition, for any series of transition bonds or one or more classes thereof, additional credit enhancement may be provided. The amounts and types of credit enhancement, if any, and the provider of any such credit enhancement with respect to each series of transition bonds or one or more classes thereof will be described in the related prospectus supplement. Additional credit enhancement may be in the form of:

      -     an additional reserve subaccount;

      -     subordination by one series for the benefit of another;

      -     additional overcollateralization;

      -     a financial guaranty insurance policy;

      -     a letter of credit;

      -     a credit or liquidity facility;

      -     a repurchase obligation;

      -     a third-party payment or other support;

      -     a cash deposit or other credit enhancement; or

      - any combination of the foregoing, as may be set forth in the related prospectus supplement.

      If specified in the related prospectus supplement, credit enhancement for a series of transition bonds may support one or more other series of transition bonds.

PREFUNDING

      If and to the extent specified in the related prospectus supplement, the issuer may elect to issue transition bonds in a principal amount that, on the date of issuance, exceeds the aggregate amount of bondable transition property created under the BPU financing order or orders then in effect. The incremental amount of transition bonds issued over the amount of bondable transition property then created would be issued in anticipation of a subsequent authorization by the BPU, within a period of time specified in the related prospectus supplement, of additional bondable transition property in the same incremental amount. In the event of such an incremental issuance, the issuer would immediately deposit the bond proceeds from the sale of this incremental issuance into a separate prefunding account owned by it and administered by the trustee. ACE may provide additional credit enhancement for the incremental principal amount of bonds, as set forth in the related prospectus supplement. Amounts in the prefunding account would be used, to the extent necessary, to meet obligations on the transition bonds in the manner set forth in the related prospectus supplement.

      If following such an issuance but within the time period specified in the related prospectus supplement, the BPU approves the creation of additional bondable transition property in an amount equal to the incremental amount of transition bonds issued, ACE will sell that additional bondable transition property to the issuer and receive as consideration for it all amounts in the prefunding account. If, however, the BPU does not approve the creation of additional bondable transition property in the incremental amount within that time period, at the end of that period all amounts in the prefunding account will be applied to redeem the incremental principal amount and pay accrued interest thereon of transition bonds on the terms set forth in the related prospectus supplement.

BOOK-ENTRY FORM

      Unless otherwise specified in the related prospectus supplement, all classes of transition bonds will initially be represented by one or more bonds registered in the name of DTC or another securities depository. The transition bonds will be available to investors only in the form of book-entry transition bonds. Transition bondholders may also hold transition bonds through Clearstream Banking, Luxembourg, S.A., referred to as Clearstream or Euroclear in Europe, if they are participants in one of those systems or indirectly through participants.

      The Role of DTC, Clearstream and Euroclear. DTC will act as securities depository for the transition bonds and will hold the global bond or bonds representing the transition bonds. The transition bonds will be issued as registered securities registered in the name of Cede & Co., DTC's partnership nominee, or in such other name as an authorized representative of DTC may request. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories. Citibank, N.A. is depository for Clearstream and Morgan Guaranty Trust Company of New York is depository for Euroclear. These depositories will, in turn, hold these positions in customers' securities accounts in the depositories' names on the books of DTC.

      The Function of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System. DTC is a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a clearing agency registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its direct participants and to facilitate the clearance and settlement of securities transactions between direct participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which in turn is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations, referred to as indirect participants, that clear through or maintain a custodial relationship with a direct participant either directly or indirectly. The DTC rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

      The Function of Clearstream. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, subject to regulation by the Commission de Surveillance du Secteur, which supervises Luxembourg banks. Clearstream's customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System, referred to as MGT/EOC, in Brussels to facilitate settlement of trades between Clearstream and MGT/EOC.

      Clearstream and MGT/EOC customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and MGT/EOC is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.


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
      The Function of Euroclear. Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. By performing these functions, Euroclear eliminated the need for physical movement of securities and also eliminated any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 30 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and arrangements with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by the Euroclear Operator, under contract with the Euroclear Clearance System S.C., a Belgian cooperative corporation, referred to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include central banks, commercial banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As a Federal Reserve System member, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Terms and Conditions of Euroclear. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law, which are referred to in this prospectus as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Clearstream participants.

      The Rules for Transfers Among DTC, Clearstream or Euroclear Participants. Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving transition bonds in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositories.

      DTC Will Be the Holder of the Issuer's Transition Bonds. Unless and until definitive transition bonds are issued to beneficial owners of the transition bonds, which transition bonds are referred to as certificated transition bonds, it is anticipated that the only "holder" of transition bonds of any class or series will be DTC. Transition bondholders will be only permitted to exercise their rights as transition


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
bondholders indirectly through participants and DTC. Therefore, unless and until certificated transition bonds are issued, all references herein to actions by transition bondholders refer to actions taken by DTC upon instructions from its participants, and all references herein to payments, notices, reports and statements to transition bondholders refer to payments, notices, reports and statements to DTC, as the registered holder of the transition bonds, for subsequent payments to the beneficial owners of the transition bonds in accordance with DTC procedures.

      Purchases. Purchases of transition bonds under the DTC system must be made by or through direct participants, which will receive a credit for the transition bonds on DTC's records. The ownership interest of each actual purchaser of each transition bond, referred to as a beneficial owner, is in turn to be recorded on direct and indirect participants' records. Beneficial owners will not receive certificates representing their ownership interests in transition bonds, except in the event that use of the book-entry system for transition bonds is discontinued. Nor will beneficial owners receive written confirmation from DTC of their purchases. Beneficial owners are, however, expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners entered into the transactions.

      Book-Entry Transfers. Except under the circumstances described below, while any book-entry transition bonds of a series are outstanding, DTC is required under DTC's rules to make book-entry transfers among direct participants on whose behalf it acts with respect to the book-entry transition bonds. Transfers of ownership interests in transition bonds are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. To facilitate subsequent transfers, all transition bonds deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co., or such other name as an authorized representative of DTC may request. The deposit of transition bonds with DTC and their registration in the name of Cede & Co. (or another nominee) do not effect any change in the ownership interest of any beneficial owner. DTC has no knowledge of the actual beneficial owners of transition bonds. DTC's records reflect only the identity of the direct participants to whose accounts transition bonds are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Since DTC can only act on behalf of direct participants, who in turn act on behalf of indirect participants, the lack of certificated transition bonds may limit the ability of beneficial owners to pledge transition bonds to persons or entities that do not participate in the DTC system and take other actions with respect to their transition bonds.

      Transmission of Payments. In addition, DTC is required to receive and transmit payments of principal of, and interest on, the book-entry transition bonds. Payments on the transition bonds will be made to Cede & Co. or such other nominee as an authorized representative of DTC may request. DTC's practice is to credit direct participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or the trustee, on payment dates in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants and not of DTC, the issuer or the trustee, subject to such statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or other nominee) will be the responsibility of the issuer or the trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and the disbursement of such payments to the beneficial owners will be the responsibility of the direct and indirect participants.

      Notices and Consents. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to such statutory


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
or regulatory requirements as may be in effect from time to time. Beneficial owners of transition bonds may wish to take steps to augment the transmission to them of notices of significant events with respect to the transition bonds such as redemptions, tenders, defaults and proposed amendments to related documents. For example, they may wish to ascertain that the nominee holding transition bonds for their benefit has agreed to obtain and transmit notices to them. Neither DTC nor Cede & Co. (or any other DTC nominee) will consent with respect to any transition bonds unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting rights to those direct participants to whose accounts transition bonds are credited on the record date (identified in a listing attached to the omnibus proxy). Accordingly, although transition bondholders will not possess certificated transition bonds, DTC's rules provide a mechanism by which transition bondholders will receive payments, be able to transfer their interests, receive notices and consent with respect to their transition bonds.

      How Transition Bond Payments Will Be Credited by Clearstream and Euroclear. Payments with respect to transition bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant systems' rules and procedures, to the extent received by its depository. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "MATERIAL INCOME TAX MATTERS" in this prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a transition bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depository's ability to effect these actions on its behalf through DTC.

      DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of transition bonds among participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

CERTIFICATED TRANSITION BONDS

      The Circumstances That Will Result in the Issuance of Certificated Transition Bonds. Unless otherwise specified in the related prospectus supplement, each class of transition bonds will be issued in fully registered, certificated form to beneficial owners of transition bonds or their nominees, rather than to DTC, only if:

      1. the issuer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to this class of transition bonds and the issuer is unable to locate a qualified successor;

      2. the issuer, at its option, elects to terminate the book-entry system through DTC; or

      3. after the occurrence of an event of default under the indenture, the beneficial owners of transition bonds representing at least a majority of the outstanding principal amount of the transition bonds of all series advise the trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the transition bondholders' best interest.

      The Delivery of Certificated Transition Bonds. Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all affected beneficial owners of transition bonds through participants of the availability of certificated transition bonds. Upon surrender


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
by DTC of the transition bonds in the possession of DTC that had represented the applicable transition bonds and receipt of instructions for re-registration, the trustee will authenticate and deliver certificated transition bonds to the beneficial owners. Any certificated transition bonds listed on the Luxembourg Stock Exchange will be made available to the beneficial owners of such transition bonds through the office of the transfer agent in Luxembourg. Thereafter, the trustee will recognize the holders of these certificated transition bonds as transition bondholders under the indenture.

      The Payment Mechanism for Certificated Transition Bonds. Payments of principal of, and interest and premium, if any, on, certificated transition bonds will be made by the trustee, as paying agent, in accordance with the procedures set forth in the indenture. These payments will be made directly to holders of certificated transition bonds in whose names the certificated transition bonds were registered at the close of business on the related record date specified in the related prospectus supplement. These payments will be made by check mailed to the address of the holder as it appears on the register maintained by the trustee.

      The Transfer or Exchange of Certificated Transition Bonds. Certificated transition bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

      Final Payment on Transition Bonds. The final payment on any transition bond will be made only upon presentation and surrender of the transition bond at the office or agency specified in the notice of final payment to transition bondholders. The final payment of any transition bond listed on the Luxembourg Stock Exchange may also be made upon presentation and surrender of the transition bond at the office of the paying agent in Luxembourg as specified in the notice of final distribution. A notice of such final distribution will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort, not later than the fifth day of the month of such final distribution. Certificated transition bonds listed on the Luxembourg Stock Exchange will also be transferable and exchangeable at the offices of the transfer agent in Luxembourg. With respect to any transfer of these listed certificated transition bonds, the new certificated transition bonds registered in the names specified by the transferee and the original transferor will be available at the offices of the transfer agent in Luxembourg.

                 WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS

                            FOR THE TRANSITION BONDS

      The rate of principal payments, the amount of each interest payment and the final maturity date for each series or class of transition bonds will be dependent on the rate and timing of receipt of transition bond charge collections. Accelerated receipts of transition bond charge collections will not, however, result in payment of principal on the transition bonds earlier than the related expected final payment dates. This is because receipts in excess of the amounts necessary to amortize the transition bonds in accordance with the applicable expected amortization schedule, to pay interest and premium, if any, on the transition bonds, to pay related expenses and to find or replenish the capital and overcollateralization subaccounts, will be allocated to the reserve subaccounts. However, delayed receipts of transition bond charge collections may result in principal payments on the transition bonds occurring more slowly than as reflected in the expected amortization schedule or later than the related expected final payment dates. Redemption of any class or series of transition bonds and acceleration of the final maturity date after an event of default will result in payment of principal earlier than the related expected final payment dates.


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

      The Effect of Transition Bond Charge Collections on the Timing of Transition Bond Payments. The actual payments on each payment date for each series or class of transition bonds and the weighted average life thereof will be affected primarily by the rate and the timing of receipt of transition bond charge collections. Amounts available in the reserve subaccount, the overcollateralization subaccount and the capital subaccount for each series will also affect the weighted average life of the transition bonds. The aggregate amount of transition bond charge collections and the rate of principal amortization on the transition bonds will depend, in part, on actual energy usage by customers and the rate of delinquencies and write-offs. This is because the transition bond charge will be calculated based on estimates of usage and collections revenue. The transition bond charge will be adjusted from time to time based in part on the actual rate of transition bond charge collections. However, there can be no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies, customer payment patterns and write-offs or implement adjustments to the transition bond charge that will cause transition bond charge collections to be received at any particular rate. See "RISK FACTORS -- UNUSUAL NATURE OF BONDABLE TRANSITION PROPERTY AND SERVICING RISKS" and "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in this prospectus.

      A payment on a date that is later than the expected final payment date might result in a longer weighted average life of the transition bonds. In addition, if scheduled payments on the transition bonds are received later than the applicable scheduled payment dates, this might result in a longer weighted average life of the transition bonds.

                               THE SALE AGREEMENT

      The following summary describes all material terms and provisions of the sale agreement pursuant to which ACE is selling and the issuer is purchasing bondable transition property arising pursuant to the BPU financing order. For more detailed information on the sale agreement, please see the sale agreement, filed as an exhibit to the registration statement of which this prospectus forms a part.

      The sale agreement may be amended by the parties thereto with the consent of the trustee if the rating agency condition has been satisfied with respect to the amendment. Amendments of the sale agreement are also subject to requirements under the indenture. See "THE INDENTURE -- MODIFICATIONS TO THE SALE AGREEMENT, THE SERVICING AGREEMENT, THE ADMINISTRATION AGREEMENT AND ANY HEDGE AGREEMENT OR INTEREST RATE SWAP AGREEMENT."

ACE'S SALE AND ASSIGNMENT OF THE BONDABLE TRANSITION PROPERTY

      On the initial transfer date, pursuant to the sale agreement, ACE, as seller, will sell and assign to the issuer, without recourse except as provided in the sale agreement, the initial bondable transition property, identified in the related bill of sale. The bondable transition property represents the irrevocable right to receive through the transition bond charge amounts sufficient to recover bondable stranded costs with respect to the related series of transition bonds. The net proceeds received by the issuer from the sale of the transition bonds will be applied to the purchase of the bondable transition property. In addition, ACE may from time to time offer to sell additional bondable transition property to the issuer, subject to the satisfaction of the conditions specified in the sale agreement and the indenture. The bondable transition property sold will be identified in an additional bill of sale. Each subsequent sale will be financed through the issuance of an additional series of transition bonds. If this offer is accepted by the issuer, the subsequent sale will be effective on a subsequent transfer date.



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
      In accordance with the Competition Act, upon the issuance of the BPU financing order, the execution and delivery of the sale agreement and the related bill of sale and the filing of a financing statement under the New Jersey Uniform Commercial Code, the transfer of the initial bondable transition property will be perfected as against all third persons. In addition, upon the execution of a subsequent bill of sale and the filing of a financing statement under the New Jersey Uniform Commercial Code, a transfer of subsequent bondable transition property will also be perfected against all third persons. The sale agreement provides that in the event that the sale and transfer of the bondable transition property is determined by a court not to be a true and absolute sale as contemplated by the Competition Act, then the sale and transfer will be treated as a pledge of the bondable transition property and ACE will be deemed to have granted a security interest to the issuer in the bondable transition property, which security interest will secure a payment obligation of ACE in an amount equal to the purchase price for the bondable transition property.

      The initial bondable transition property is the bondable transition property, as identified in the related bill of sale, sold to the issuer on the initial transfer date pursuant to the sale agreement in connection with the issuance of the initial series of transition bonds. Subsequent bondable transition property is any bondable transition property, as identified in the related bill of sale, sold to the issuer on any subsequent transfer date pursuant to the sale agreement in connection with a subsequent issuance of a series of transition bonds.

ACE'S REPRESENTATIONS AND WARRANTIES

      The sale agreement provides that, in connection with each transfer of bondable transition property, ACE, as seller, makes the following representations and warranties to the issuer with respect to the transferred property on and as of the initial transfer date and any subsequent transfer date to the effect, among other things, that:

      1. all information provided by ACE to the issuer in writing on or prior to the date of such transfer with respect to the bondable transition property is, in light of the circumstances under which it was provided, correct in all material respects;

      2. the transfers and assignments contemplated by the sale agreement constitute an absolute transfer of the initial bondable transition property or the subsequent bondable transition property, as the case may be, from ACE to the issuer, as provided in the Competition Act, and the beneficial interest in and title to the bondable transition property would not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against ACE under any bankruptcy law;

      3.    a.    ACE is the sole owner of the bondable transition property
                  being sold to the issuer on the initial transfer date or subsequent transfer date, as applicable;

            a. the bondable transition property will be validly transferred and sold to the issuer free and clear of all liens other than liens created by the issuer pursuant to the indenture, and

            b. all filings, including filings with the BPU under the Competition Act and filings with the New Jersey Secretary of State under the Uniform Commercial Code, necessary in any jurisdiction to give the issuer a valid perfected ownership interest in the transferred bondable transition property, free and clear of all liens of ACE or anyone else claiming through ACE, and to give the issuer a first priority perfected security interest, have been made other than filings that would

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
                  not have an adverse effect on the ability of the servicer to collect the transition bond charges or on the rights of the issuer or trustee with respect to the transferred bondable transition property;

      4. the BPU financing order giving rise to the transferred bondable transition property has been issued by the BPU in accordance with the Competition Act; the BPU financing order and the process by which it was issued comply with all applicable laws, rules and regulations; and the BPU financing order is in full force and effect and is final and non-appealable under state law and the designee certification delivered pursuant to the BPU financing order is final and incontestable as of its date;

      5.    as of the date of issuance of any series of transition bonds:

            a. the transition bonds will be entitled to the protections provided by the Competition Act and, in accordance with the Competition Act, the provisions of the BPU financing order relating to the bondable transition property and the transition bond charges have become irrevocable, and each issuance advice letter delivered by the issuer to the BPU pursuant to the BPU financing order is final and incontestable,

            b. under the Competition Act, none of the State of New Jersey, the BPU or any other governmental agency of the State of New Jersey may limit, alter or in any way impair or reduce the value of the bondable transition property or the transition bond charges approved by the BPU financing order or any rights thereunder, and

            c. under the contract clauses of the constitutions of the State of New Jersey and of the United States, none of the State of New Jersey, the BPU or any other governmental agency of the State of New Jersey may take any action that substantially impairs the rights of transition bondholders whose bonds are secured by the bondable transition property absent a demonstration that the action is based upon reasonable conditions and of a character appropriate to a significant and legitimate public purpose and, under the takings clauses of the constitutions of the United States and New Jersey, the State of New Jersey could not repeal or amend the Competition Act by way of legislative process or take any action in contravention of its pledge and agreement under the Competition Act without paying just compensation to the transition bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of the transition bondholders in the bondable transition property and deprive the transition bondholders of their reasonable expectations arising from their investments in the transition bonds;

      6. there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Competition Act, the BPU financing order, the final restructuring order (insofar as it relates to the sale of the bondable transition property), any issuance advice letter, the bondable transition property arising thereunder or the transition bond charges approved thereunder or of any rights arising under any of them or which seeks to enjoin the performance of any obligations under the BPU financing order;



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
      7. no other approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation of the bondable transition property arising under the BPU financing order, except those that have been obtained or made;

      8. any assumptions used in calculating the transition bond charges in the issuance advice letter delivered by the issuer to the BPU pursuant to the BPU financing order are reasonable and made in good faith;

      9.    a.    the bondable transition property will upon the transfer
                  thereof to an assignee and receipt of consideration therefor in connection with its sale to the issuer constitute a vested, presently existing property right and, to the fullest extent permitted by law, the assignee will have all of the rights originally held by ACE with respect to the bondable transition property set forth in the Competition Act, other than the rights of a public utility, including the right to collect any amounts payable by any customer or third-party supplier in respect of the property;

            b. the bondable transition property includes without limitation the irrevocable right of ACE and its permitted assigns to charge, collect and receive, and be paid from collections of, transition bond charges, subject to the limitations on electricity rates specified in the final restructuring order, in the amount necessary to recover all of the bondable transition costs described in the BPU financing order, all rights of ACE under the BPU financing order, including all rights to obtain periodic adjustments of the related transition bond charges, and all revenues, collections, payments, money or proceeds arising under, or with respect to, any of the foregoing; and

            c. the provisions of the BPU financing order creating the bondable transition property and authorizing the issuance of the transition bonds have been declared to be irrevocable by the BPU, and any supplemental order of the BPU of similar effect authorizing the issuance of the transition bonds will be given such status to the extent necessary to provide the protections described in paragraph b. above;

      10. the bondable transition property is not subject to any lien created by a previous indenture;

      11. no failure on the date of execution of the sale agreement to satisfy any condition imposed by the Competition Act with respect to the recovery of bondable stranded costs will adversely affect the creation of the bondable transition property, the sale, transfer and assignment of the bondable transition property or the right to collect transition bond charges;

      12. ACE is a corporation duly organized and in good standing under the laws of the State of New Jersey and has the corporate power and authority to own its properties and conduct its business as currently owned and conducted;

      13. ACE is duly qualified to do business as a foreign corporation in all jurisdictions in which it is required to be so qualified and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualifications, licenses or approvals except where the failure to so

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
            qualify or to obtain such licenses or approvals would not be reasonably likely to have a material adverse effect on it;

      14. ACE has the power and authority to execute and deliver, and to perform its obligations under, the sale agreement, and the execution, delivery and performance of the sale agreement by ACE has been duly authorized by all necessary corporate action, and ACE has the power and authority to own the bondable transition property arising under the BPU financing order and to assign, transfer and convey such bondable transition property to the issuer, and ACE has duly authorized such assignment, transfer and conveyance pursuant to the sale agreement;

      15. the sale agreement constitutes a legal, valid and binding obligation of ACE, enforceable against it in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

      16. the execution and delivery by ACE of the sale agreement, the performance by ACE of the transactions contemplated by the sale agreement and the fulfillment by it of the terms of the sale agreement do not conflict with, result in any breach of any of the terms and provisions of, or constitute a default under, its organizational documents or any indenture or other material instrument to which it is a party or by which it is bound; or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture or other material instrument; or violate any law or any order, rule or regulation applicable to ACE of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over ACE or its properties;

      17. except for the filing of financing statements and continuation statements under the UCC, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery of the sale agreement by ACE, the performance by it of the transactions contemplated by the sale agreement or the fulfillment by it of the terms of the sale agreement, except those that have been obtained or made;

      18. there are no proceedings or investigations pending or, to ACE's best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over ACE or the issuer or their respective properties:

            a.    challenging the BPU financing order or the Competition Act,

            b. challenging the final restructuring order insofar as it relates to the sale of such bondable transition property,

            c. asserting the invalidity of the indenture, the administration agreement, sale agreement, servicing agreement, any bills of sale for the bondable transition property arising under the BPU financing order, the issuer's limited liability company agreement or the certificate of formation filed with the Secretary of State of the State of Delaware to establish the issuer (which documents are referred to in this registration statement as the basic documents),



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            d.    asserting the invalidity of the transition bonds,

            e. seeking to prevent the issuance of transition bonds or the consummation of the transactions contemplated by the basic documents,

            f. seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by ACE or the issuer of its obligations under, or the validity or enforceability of, the basic documents or the transition bonds, or

            g. challenging ACE's treatment of the transition bonds as debt for federal and state income or franchise tax purposes;

      19. after giving effect to the sale, transfer and conveyance to the issuer of the bondable transition property arising under the BPU financing order pursuant to the sale agreement, ACE:

            a.    is solvent and expects to remain solvent,

            b. is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes,

            c. is not engaged nor does it expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital,

            d. reasonably believes that it will be able to pay its debts as they become due, and

            e. does not intend to incur, or believe it will incur, indebtedness that it will not be able to repay at its maturity.

      Notwithstanding the foregoing, ACE makes no representation or warranty that any amounts actually collected arising from the transition bond charge will in fact be sufficient to meet payment obligations on the transition bonds or that assumptions made in calculating the transition bond charge will in fact be realized. None of ACE's representations or warranties is to be construed as a representation or warranty that there will be no change in law by legislative enactment, constitutional amendment or subsequent judicial reinterpretation of constitutional law, or that the federal government, the State of New Jersey or the BPU or any other governmental agency of the State of New Jersey will not attempt to alter or to limit or in any way impair or reduce the value of the bondable transition property or transition bond charges approved by the BPU financing order in breach of the pledge and agreement of the State of New Jersey under the Competition Act.

      In addition, the sale agreement provides that no change in the law by legislative enactment or constitutional amendment and no reduction by the State of New Jersey of the bondable transition property or transition bond charges in breach of the pledge and agreement of the state under the Competition Act will constitute a breach under the sale agreement. See " -- ACE'S OBLIGATION TO INDEMNIFY THE ISSUER AND THE TRUSTEE" below.

      The representations and warranties set forth above will survive any pledge of bondable transition property to the trustee pursuant to the indenture and will be substantially reaffirmed by ACE at and as of the time of any such sale and pledge with respect to the property being sold and pledged as if made by ACE at that time.



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ACE'S COVENANTS

      Pursuant to the sale agreement, in connection with each transfer of bondable transition property, ACE has made the following covenants with respect to the property contributed:

      1. so long as the transition bonds are outstanding, ACE will keep in full force and effect its corporate existence and remain in good standing under the laws of the State of New Jersey, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the sale agreement and each other instrument or agreement to which ACE is a party necessary to the proper administration of the sale agreement and the transactions contemplated hereby;

      2. except for the conveyances pursuant to the sale agreement, ACE will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on, the bondable transition property, whether now existing or hereafter created, or any interest therein;

      3. ACE will not at any time assert any lien against or with respect to the bondable transition property and will defend the right, title and interest of the issuer and the trustee, in, to and under the bondable transition property, whether now existing or hereafter created, against all claims of third parties claiming through or under ACE;

      4. if ACE receives collections in respect of the transition bond charges or the proceeds thereof, then if ACE is not the servicer, ACE agrees to pay the servicer on behalf of the issuer, all payments received by ACE in respect thereof as soon as practicable after receipt thereof by ACE, but in no event later than two business days after such receipt;

      5. ACE will notify the issuer and the trustee promptly after becoming aware of any lien on the bondable transition property other than under the sale agreement or the indenture conveyances;

      6. ACE will comply with its organizational or governing documents and with all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to ACE, except to the extent that failure to so comply would not adversely affect the interests of the issuer or the trustee in the bondable transition property or under any of the basic documents or ACE's performance of its obligations under any of the basic documents to which it is a party;

      7.    so long as the transition bonds are outstanding, ACE will:

            a. treat the transition bonds as debt of ACE for federal income tax purposes,

            b. disclose in its financial statements that it is not the owner of the bondable transition property and that the assets of the issuer are not available to pay creditors of ACE or any of its other affiliates, and

            c. disclose in its financial statements the effects of all transactions between ACE and the issuer in accordance with generally accepted accounting principles;



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
      8.    so long as the transition bonds are outstanding:

            a. ACE will not make any statement or reference in respect of the bondable transition property that is inconsistent with the ownership thereof by the issuer, and

            b. ACE will not take any action in respect of the bondable transition property except solely in its capacity as the servicer thereof pursuant to the servicing agreement or as otherwise contemplated by or consistent with the basic documents or as required by applicable law;

      9. ACE will deliver to the issuer and the trustee, promptly after having obtained knowledge thereof, written notice in a certificate, signed by authorized officers of ACE, of the occurrence of any event that requires or that, with the giving of notice or the passage of time or both, would require ACE to make any indemnification payment to the issuer or the trustee pursuant to the sale agreement;

      10. ACE will execute and file or cause to be executed and filed any filings, including filings with the BPU pursuant to the Competition Act, in such manner and in such places as may be required under applicable law to fully preserve, maintain and protect the interests of the issuer in the bondable transition property, including all filings contemplated by the Competition Act relating to the transfer of the ownership of the bondable transition property by ACE to the issuer;

      11. ACE will deliver to the issuer file-stamped copies of, or filing receipts for, any document filed as described in clause 10 above, as soon as available following such filing;

      12. ACE will take legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary

            a. to protect the issuer and its permitted assigns from claims, state actions or other actions or proceedings of third parties that, if successfully pursued, would result in a breach of any of its representations and warranties in the sale agreement, or

            b. to block or overturn any attempts to cause a repeal of, modification of or supplement to the Competition Act, the BPU financing order, any issuance advice letter, the final restructuring order (to the extent it affects the rights of the transition bondholders or the value or validity of the bondable transition property) or the rights of the transition bondholders by legislative enactment or constitutional amendment that would be adverse to the issuer, the trustee or the transition bondholders;

      13. so long as the transition bonds are outstanding, ACE will, and will cause each of its subsidiaries to, pay all material taxes, including gross receipts taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the bondable transition property; provided that no such tax need be paid if ACE or any of its subsidiaries is contesting the same in good faith by appropriate proceedings promptly

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
            instituted and diligently conducted and if ACE or any of its subsidiaries has established appropriate reserves as required in conformity with generally accepted accounting principles;

      14. ACE will use the proceeds from the sale of the bondable transition property in accordance with the BPU financing order and the Competition Act; and

      15. in connection with the issuance of any transition bonds, upon request from the issuer, ACE will execute and deliver such further instruments and do such further acts as may be necessary to carry out more effectively the provisions and purposes of the sale agreement and the related bill of sale.

ACE'S OBLIGATION TO INDEMNIFY THE ISSUER AND THE TRUSTEE

      Under the sale agreement, subject to the limitations set forth below, ACE is obligated to indemnify the issuer and the trustee against:

      1. any and all taxes, other than any taxes imposed on transition bondholders solely as a result of their ownership of transition bonds, that may at any time be imposed on or asserted against the issuer and the trustee under existing law as of the date of issuance of the transition bonds as a result of the sale and assignment of the bondable transition property by ACE to the issuer, or the acquisition or holding of the bondable transition property by the issuer, or the issuance and sale by the issuer of the transition bonds, including any sales, general corporation, personal property, privilege or license taxes, but excluding any taxes imposed as a result of a failure of that person to properly withhold or remit taxes imposed with respect to payments on any transition bond;

      2. any and all amounts of principal of and interest on the transition bonds not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to the issuer required to have been made in accordance with the terms of the basic documents that are not made when so required, in either case as a result of ACE's breach of any of its representations, warranties or covenants contained in the sale agreement;

      3. any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against the issuer or the trustee other than any liabilities, obligations or claims for or payments of principal of or interest on the transition bonds, together with any reasonable costs and expenses incurred by that person, as a result of ACE's breach of any of its representations, warranties or covenants contained in the sale agreement; and

      4. any and all liabilities, obligations, losses, damages, payments or expenses that result from:

            a. ACE's willful misconduct, bad faith or gross negligence in the performance of its duties under the sale agreement, or

            b. ACE's reckless disregard of its obligations and duties under the sale agreement.

      Notwithstanding the foregoing, ACE will not indemnify the issuer or the trustee on behalf of the transition bondholders as a result of any change in the law by legislative enactment or constitutional

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
amendment or any reduction by the State of New Jersey of the bondable transition property or transition bond charges in breach of the pledge and agreement of the state under the Competition Act. See " -- ACE'S REPRESENTATIONS AND WARRANTIES" above.

      These indemnification obligations will rank equal in right of payment to other general unsecured obligations of ACE. The indemnities described above will survive the termination of the sale agreement and include reasonable fees and expenses of investigation and litigation, including reasonable attorneys' fees and expenses.

ACE'S OBLIGATION TO UNDERTAKE LEGAL ACTION

      ACE is required to institute any action or proceeding necessary to compel performance by the BPU or the State of New Jersey of any of their obligations or duties under the Competition Act or the BPU financing order, with respect to the bondable transition property. The cost of any action reasonably allocated by ACE to the serviced bondable transition property would be payable from amounts on deposit in the collection account as an operating expense payable to the servicer and, in the case of ACE, as reimbursed by the servicer to ACE. Except for the foregoing and subject to ACE's further covenant to fully preserve, maintain and protect the interests of the issuer in the bondable transition property, ACE will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under the sale agreement.

SUCCESSORS TO ACE

      The sale agreement provides that any person that succeeds to all or a significant part of the electric distribution business of ACE will be the successor to ACE under the sale agreement. The sale agreement further requires that, in connection with any transaction that results in such a successorship:

      1. no representation or warranty made in the sale agreement will have been breached and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing;

      2. the successor to ACE must execute an agreement of assumption to perform every obligation of ACE under the sale agreement;

      3. the rating agencies will have received prior written notice of the transaction and the rating agency condition will have been satisfied with respect to the transaction; and

      4. officers' certificates and opinions of counsel specified in the sale agreement will have been delivered to the issuer and the trustee.

      If one or more persons acquire the properties and assets of ACE substantially as a whole and become the successor or successors to ACE in accordance with the sale agreement, ACE will be released from its obligations under the sale agreement on satisfaction of the foregoing conditions.

TREATMENT OF THE ASSIGNMENT OF BONDABLE TRANSITION PROPERTY

      ACE's regulatory accounting records and computer systems will reflect the assignment of bondable transition property to the issuer. However, ACE will treat the transition bonds as debt of ACE for federal and state income, and franchise tax purposes and for financial accounting purposes.



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
                             THE SERVICING AGREEMENT

      The following summary describes the material terms of the servicing agreement pursuant to which the servicer is undertaking to service bondable transition property. For more detailed information on the servicing agreement, please see the servicing agreement, filed as an exhibit to the registration statement of which this prospectus forms a part.

      The servicing agreement may be amended by the parties thereto with the consent of the trustee if the rating agency condition has been satisfied with respect to the amendment. Amendments to the servicing agreement are also subject to requirements under the indenture. See "THE INDENTURE -- MODIFICATIONS TO THE SALE AGREEMENT, THE SERVICING AGREEMENT, THE ADMINISTRATION AGREEMENT AND ANY HEDGE AGREEMENT OR INTEREST RATE SWAP AGREEMENT."

SERVICING PROCEDURES

      General. The servicer, as agent for the issuer, will manage, service, administer and make collections in respect of bondable transition property. The servicer's duties will include:

      1. obtaining meter readings, calculating and billing the transition bond charge and collecting the transition bond charge from customers and third-party suppliers, as applicable;

      2. responding to inquiries by customers and third-party suppliers, the BPU, or any federal, local or other state governmental authority with respect to the bondable transition property and the transition bond charge;

      3. accounting for transition bond charge collections, investigating delinquencies, processing and depositing collections, making periodic remittances and furnishing periodic reports to the issuer, the trustee and the rating agencies;

      4. selling, as agent for the issuer, defaulted or written-off accounts in accordance with the servicer's usual and customary practices for its own electric service customers; and

      5. taking action in connection with adjustments to the transition bond charge as described below.

The servicer is required to notify the issuer, the trustee and the rating agencies in writing of any laws or BPU regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer's ability to perform its duties under the servicing agreement.

      Collections Curves. The servicer will make estimated payments to the trustee from collections received from customers. The servicer will prepare annually a forecast of the percentages of amounts billed in a particular calendar month that are expected to be received during that month and each of the following six months. These forecasts are referred to as collections curves. Collections curves will be used to estimate transition bond charge collections because the actual amount of those collections in any month cannot be determined on a current basis and the servicer believes that collections curves will provide a reasonably accurate estimate of actual collections.

      The servicer will make remittances on account of transition bond charge collections to the trustee for deposit in the collection account on a periodic basis. The frequency of these payments will be determined as follows. For so long as:



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      1.    ACE or any successor to ACE's electric public utility business remains the servicer;

      2.    no servicer default has occurred and is continuing; and

      3.    a.    either ACE, or any successor to ACE's electric public
                  utility business which acts as servicer, maintains (i) a short-term rating of "A-1" or better by Standard & Poor's
                  Ratings Group, (ii) either a short-term rating of "P-1" or a long-term rating on its senior, unsecured debt of "Baa2" or better by Moody's Investors Service, Inc. and (iii) a long-term rating on its senior, unsecured debt of "BBB" or better by Fitch Ratings, or

            b. the rating agency condition has been satisfied with respect to all actions theretofore taken, and any conditions or limitations imposed by the rating agencies in connection therewith are complied with, the servicer will make remittances on account of the transition bond charges to the trustee on a monthly basis. If, however, the servicer has not satisfied all of these conditions, it will remit daily estimated transition bond charge collections based on the collections curve then in effect to the trustee within two business days of their collection.

      Each daily or monthly date on which remittances are made is referred to in this prospectus as a remittance date. If remittances are to be made monthly, then on the 15th day of each month (or, if that day is not a business day, on the next succeeding business day), the servicer will remit to the trustee an amount equal to the transition bond charge collections estimated to have been received, during the preceding calendar month, in payment of charges billed during the seven month period running through the end of that preceding calendar month. If remittances are to be made daily, then on each business day beginning on the second business day following the date on which daily remittance procedures begin, the servicer will remit an amount equal to the transition bond charge collections estimated to have been received, on the second business day prior to the remittance date, in payment of charges billed during the six month period running through the end of the preceding calendar month and during the month in which the remittance date occurs. In either case, estimates will be based on the collections curve in effect on the remittance date.

      On the 15th day of each month (or, if that is not a business day, on the next succeeding business day), commencing with the eighth month after transition bond charges are first billed to customers, the servicer will reconcile estimated payments of transition bond charges to actual collections of transition bond charges for the month that is seven months prior to the month in which the reconciliation occurs. The day on which a reconciliation occurs for a prior month is referred to as the reconciliation date relating to that month. On each reconciliation date, the servicer will compare the total amount of transition bond charges collected with respect to the related month to the sum of estimated payments of transition bond charges it made to the trustee with respect to that month. The latter sum is referred to as the collections curve payment for that month. If the collections curve payment for a particular month exceeds the actual transition bond charge collections for that month, the servicer may either reduce the amount it remits on the reconciliation date relating to that month and, if necessary, on succeeding remittance dates, by the amount of the excess payment, or require the trustee to pay to it the excess amount from the collection account. If the collections curve payment for a particular month is less than actual transition bond charge collections for that month, the servicer will remit the shortfall to the trustee on the reconciliation date relating to that month.

      The servicer will file adjustment requests with the BPU at least annually, but it may file adjustment requests quarterly or monthly as permitted by the BPU financing order. In either case, the servicer will file these adjustment requests at least 30 days in advance of the date on which it proposes

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that the adjustment become effective on an interim basis. Absent a determination of manifest error (defined in the BPU financing order as an arithmetic error evident on the face of the filing) by the BPU, the adjustment will become final and nonappealable 60 days thereafter. The servicer may also file nonroutine adjustment requests if the methodology used to calculate the transition bond charge requires modification to more accurately project and generate adequate revenues. Any such filing must be made at least 90 days prior to the proposed effective date and will be subject to BPU approval before implementation. For a description of the adjustment process, see "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in this prospectus.

TRANSITION BOND CHARGE COLLECTIONS

      The servicer is required to remit all transition bond charge collections from whatever source, based on the collections curve, to the trustee for deposit pursuant to the indenture on each remittance date. Until transition bond charge collections are remitted to the collection account, the servicer will not segregate them from its general funds. Remittances of transition bond charge collections will not include interest thereon prior to the remittance date or late fees from customers, which the servicer is not required to remit to the trustee. See "RISK FACTORS -- RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" in this prospectus. If specified in the annex of the servicing agreement relating to the transition bonds, the servicer will obtain a letter of credit to assure remittances of the collection amount.

SERVICER ADVANCES

      If specified in the prospectus supplement for a series of transition bonds, the servicer will make advances of interest or principal on the related series of transition bonds in the manner and to the extent specified in that prospectus supplement.

SERVICER COMPENSATION; RELEASES

      The issuer agrees to pay the servicer a monthly servicing fee, in the amount specified in the related prospectus supplement. The servicing fee for each series, together with any portion of the servicing fee that remains unpaid from prior payment periods, will be paid solely to the extent funds are available therefor. See "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" in this prospectus. The servicing fee will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the transition bonds. Pursuant to the servicing agreement, the servicer has released the issuer and the trustee from claims relating to bondable transition property or the servicer's servicing activities with respect thereto.

THIRD-PARTY SUPPLIERS

      Third-party suppliers may in the future bill, collect and remit transition bond charges. Pursuant to the BPU financing order, third-party suppliers will be required to pay all amounts arising from the transition bond charge billed, regardless of whether payments are received from customers, within 15 days of the servicer's bill to the third-party supplier for amounts arising from the transition bond charge. Seven days after a default by a third-party supplier, the servicer will be entitled to assume responsibility for billing all charges for services provided by ACE or a successor servicer or to transfer such billing responsibility to a qualified third party. The third-party supplier must provide the servicer with total monthly kilowatt-hour usage information for each customer in a timely manner to enable ACE or a successor servicer to fulfill its obligations. If and so long as a third-party supplier does not maintain at least a "Baa2" and a "BBB" (or the equivalent) long-term unsecured credit rating from Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, respectively, the third-party supplier must pay a

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deposit in cash or comparable security equal to two months' maximum estimated collections of all charges to the servicer. The adjustment mechanism described under "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in this prospectus, as well as amounts on deposit in the overcollateralization, capital and reserve subaccounts for each series, are available to mitigate the risk of a shortfall in transition bond charge collections; however, the additional funds generated through the adjustment mechanism and on deposit in the overcollateralization, capital and reserve subaccounts for each series may be insufficient to prevent payment delays on the transition bonds. See "RISK FACTORS -- UNUSUAL NATURE OF BONDABLE TRANSITION PROPERTY AND SERVICING RISKS" in this prospectus.

SERVICER DUTIES

      Pursuant to the servicing agreement, the servicer has agreed that, except where the failure to comply with any of the following would not adversely affect the issuer's or the trustee's respective interests in bondable transition property, in servicing the issuer's bondable transition property the servicer will:

      1. manage, service, administer and make collections in respect of bondable transition property with reasonable care and in material compliance with applicable law and regulations, using the same degree of care and diligence that it exercises with respect to billing and collection activities that it conducts for itself and others;

      2.    follow customary standards, policies and procedures;

      3. use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain rights in respect of bondable transition property; and

      4. calculate the transition bond charge in compliance with the Competition Act, the BPU financing order and any applicable tariffs;

Nevertheless, the servicer may in its own discretion waive any late payment charges or any other fee or charge relating to delinquent payments, and may waive or modify any terms of payment of any amount payable by a customer if the waiver complies with the servicer's customary practices and applicable law and does not materially adversely affect transition bondholders. The servicer may take any other actions to the extent they would be in accordance with its customary billing and collection practices conducted on its own behalf.

REPRESENTATIONS AND WARRANTIES

      Pursuant to the servicing agreement, the servicer has represented and warranted as of each date ACE sells or otherwise transfers bondable transition property to the issuer that:

      1. the servicer is a corporation duly organized and in good standing under the laws of the state of its incorporation, has the corporate power and authority to own its properties and conduct its business as currently owned and conducted and to execute, deliver and carry out the terms of the servicing agreement, and has the power, authority and legal right to service the bondable transition property;

      2. the servicer is duly qualified to do business as a foreign corporation in all jurisdictions in which it is required to be so qualified and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct

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            of its business (including the servicing of the bondable transition property as required by the servicing agreement) requires such licenses or approvals, except where the failure to so qualify or the failure to obtain such necessary licenses and approvals would not be reasonably likely to have a material adverse effect on the servicer's business, operations, assets, revenues or properties or to adversely affect the servicing of the bondable transition property;

      3. the servicer's execution, delivery and performance of the servicing agreement have been duly authorized by all necessary corporate action;

      4. the servicing agreement constitutes a binding obligation of the servicer, enforceable against the servicer in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

      5. the consummation of the transactions contemplated by the servicing agreement does not conflict with the servicer's articles of incorporation or by-laws or any material agreement by which the servicer is bound, nor result in any lien upon the servicer's properties or violate any law or regulation applicable to the servicer or its properties;

      6. except for filings with the BPU for adjusting the transition bond charge and filings under the New Jersey Uniform Commercial Code, no governmental actions or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreement, except those which have been taken or made; and

      7. no proceeding is pending or, to the servicer's best knowledge, threatened before any court, federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the servicer or its properties:

            a. seeking any ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the enforceability against the servicer of, the servicing agreement, or

            b. relating to the servicer that might adversely affect the federal or state income or franchise tax attributes of the transition bonds; and

      8. the servicer has all material licenses necessary for it to perform its obligations under the servicing agreement.

SERVICER INDEMNIFICATION

      Under the servicing agreement, the servicer has agreed to indemnify the issuer and the trustee (for itself and on behalf of the transition bondholders), and related parties specified in the servicing agreement, against any and all liabilities that may be incurred by or asserted against any of those persons as a result of:

      1. the servicer's willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under the servicing agreement or the servicer's reckless disregard of its obligations or duties under the servicing agreement;

      2. the servicer's breach of any of its representations or warranties under the servicing agreement; and



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      3.    litigation and related expenses relating to its status and obligations as servicer.

The servicer will not be liable for any costs, expenses, losses, claims, damages or liabilities resulting from the willful misconduct or gross negligence of any indemnified persons.

MONTHLY FEE DISBURSEMENT DATE AND PAYMENT DATE STATEMENTS

      For each monthly fee disbursement date, the servicer will provide to the trustee a statement setting forth the amounts of fees and disbursements to be paid on that date. For each payment date, the servicer will provide to the issuer, the trustee and each rating agency a statement indicating, with respect to the bondable transition property, among other things:

      1. the amount to be paid to transition bondholders of each series and class in respect of interest on that payment date;

      2. the amount to be paid to transition bondholders of each series and class in respect of principal on that payment date;

      3. the scheduled transition bond principal balance and the transition bond principal balance for each series and class as of that payment date;

      4. the amount on deposit in the overcollateralization subaccount for each series as of the end of that payment date and the scheduled overcollateralization level for that series, in each case as of that payment date;

      5. the amount on deposit in the capital subaccount for each series as of the end of that payment date and the required capital amount for that series;

      6. the amount, if any, on deposit in the reserve subaccount for each series as of the end of that payment date;

      7. the amount paid to the counterparty under the hedge agreement since the preceding payment date and on or before that payment date;

      8. the amount paid to any swap counterparty (on a gross and a net basis separately stated) under any interest rate swap agreement since the preceding payment date and on or before that payment date;

      9. the amounts paid to the trustee pursuant to the indenture's allocation provisions since the preceding payment date and on that payment date;

      10. the amounts paid to the issuer pursuant to the indenture's allocation provisions since the preceding payment date and on that payment date;

      11. the amounts paid to the independent managers pursuant to the indenture's allocation provisions since the preceding payment date and on that payment date; and

      12. the amounts paid to the servicer pursuant to the indenture's allocation provisions since the preceding payment date and on that payment date; and

      13. the amounts paid to the administrator pursuant to the indenture's allocation provisions since the preceding payment date and on that payment date; and



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      14.   the amount of any other transfers and payments to be made on that payment date pursuant to the indenture's allocation provisions.

On the basis of this information, the trustee will furnish to the transition bondholders on each payment date the report described under "THE INDENTURE -- REPORTS TO TRANSITION BONDHOLDERS." For so long as any transition bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notice that such report is available with the listing agent in Luxembourg also will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort.

      On or before each remittance date (or, if there are daily remittances, once a month) the servicer will furnish to the issuer and the trustee a statement setting forth the aggregate amount remitted or to be remitted by the servicer to the trustee for deposit on that remittance date (or, if there are daily remittances, amounts remitted since the date of the last such statement) pursuant to the indenture.

      In addition, under the servicing agreement, the servicer is required to give written notice to the issuer, the trustee and each rating agency, promptly after having obtained knowledge thereof, but in no event later than five business days thereafter, of any event which, with the giving of notice or the passage of time or both, would become a servicer default under the servicing agreement. For so long as any transition bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notice with respect to any servicer default will also be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort.

COMPLIANCE REPORTS

      A firm of independent public accountants will furnish to the issuer, the trustee and the rating agencies, on or before March 31 of each year, a report as to compliance by the servicer during the preceding calendar year, or the relevant portion thereof, with procedures relating to the servicing of the bondable transition property. This report is to state that the accounting firm has performed certain procedures in connection with the servicer's compliance with its obligations under the servicing agreement during the preceding calendar year, identifying the results of these procedures and including any exceptions noted. The accounting firm providing the report will be independent of the servicer. The servicing agreement also provides for delivery to the issuer and the trustee, on or before March 31 of each year, a certificate signed by an officer of the servicer stating that, to the officer's best knowledge, the servicer has fulfilled its obligations under the servicing agreement for the preceding calendar year or, if there has been a default in the fulfillment of any relevant obligation, describing each such default. The servicer has agreed to give the issuer, each rating agency, and the trustee notice of any servicer default under the servicing agreement or other basic documents promptly after acquiring knowledge thereof. In addition, as long as any transition bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, this notice will also be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort.

MATTERS REGARDING THE SERVICER

      ACE may assign its obligations under the servicing agreement to any successor provided the rating agency condition and other conditions specified in the BPU financing order have been satisfied. Under the BPU financing order, the BPU will permit a successor servicer to replace ACE only if it also determines that the current credit ratings on the transition bonds will not be withdrawn or downgraded following the appointment and approval of the successor. Under the servicing agreement, the servicer may assign its obligations under the servicing agreement to any electric distribution company or companies that succeed to all or a significant part of the electric distribution business of the servicer and so long as:



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      1.    no representation or warranty made by the servicer in the servicing agreement will have been breached and no servicer default, and no event which, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing after giving effect to the transactions;

      2. officers' certificates and opinions of counsel will have been delivered to the issuer and the trustee, certifying to matters under the Competition Act and federal tax law relative to the interests of the issuer, the bondable transition property and the transition bondholders; and

      3. prior written notice will have been received by the rating agencies, and the rating agency condition will have been satisfied.

      If one or more persons acquire the properties and assets of ACE substantially as a whole and become the successor or successors to ACE in accordance with the servicing agreement, ACE will be released from its obligations under the servicing agreement on satisfaction of the foregoing conditions. ACE may not resign from its obligations under the servicing agreement except in the foregoing manner or upon a determination that the performance by ACE of these obligations is no longer permissible under applicable law, as evidenced by an opinion of counsel. If ACE resigns upon a determination of this type, the resignation will become effective only when a successor servicer has assumed ACE's obligations under the servicing agreement.

      Until the transition bonds have been paid in full and all related obligations have been satisfied, ACE is obligated by the Competition Act to provide electricity through its transmission and distribution system to its customers and, as servicer, will have the right to meter, charge, bill, collect and receive the transition bond charge from its customers for the account of the issuer and the trustee. These rights and obligations may be assigned solely at the discretion of ACE. However, under the Competition Act, if ACE defaults in respect of metering, charging, billing, collecting and receiving revenues derived from transition bond charges, the trustee or the issuer may apply to the BPU or any court of competent jurisdiction for an order designating a trustee or other entity to act in place of ACE as the servicer for the metering, charging, billing, collecting and receiving of the transition bond charge for the account of the issuer and the trustee. Under the Competition Act, the BPU or the court is required to issue the order. The BPU may, at its discretion, establish criteria for the selection of any entity that may become a successor servicer upon default or other material adverse change in the financial condition of ACE.

SERVICER DEFAULTS

      Servicer defaults will include:

      1. any failure by the servicer to deliver to the trustee, on behalf of the issuer, any required remittance that continues unremedied for five business days after written notice of the failure is received by the servicer from the issuer or the trustee;

      2. any failure by the servicer to perform in any material respect any other agreement in the servicing agreement or any other basic document to which it is a party, which failure materially and adversely affects the bondable transition property and continues unremedied for 60 days after notice of the failure has been given to the servicer by the issuer or the trustee or after discovery of the failure by an officer of the servicer;

      3. any representation or warranty made by the servicer in the servicing agreement proving to have been incorrect when made that has a material adverse effect on the transition

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            bondholders or the issuer and that continues unremedied for 60 days after notice of the failure has been given to the servicer by the issuer or the trustee or after discovery of the failure by an officer of the servicer; or

      4. specified insolvency events, including the filing of an order in an involuntary case under bankruptcy or similar laws in respect of all or a substantial part of the servicer's property that remains unstayed and in effect for at least 90 consecutive days; the commencement by the servicer of a voluntary case under any such laws; the consent by the servicer to the entry of an order for relief in an involuntary case under any such laws; the making by the servicer of an assignment for the benefit of creditors; the servicer's failure generally to pay its debts as they become due; or the servicer's taking any action to further any of the above.

The trustee, with the consent of the holders of the majority of the outstanding principal amount of transition bonds of all series, may waive any default by the servicer other than a default in making any required remittances to the trustee.

RIGHTS UPON SERVICER DEFAULT

      As long as a servicer default remains unremedied, the trustee, with the consent of the holders of a majority of the outstanding principal amount of the transition bonds of all series, may terminate all the rights and obligations of the servicer under the servicing agreement other than the servicer's indemnification obligation and obligation to continue performing as servicer until a successor servicer is appointed. Under the servicing agreement, upon the servicer's receipt of a termination notice, the trustee, with the consent of the holders of a majority of the outstanding principal amount of the transition bonds of all series, may appoint a successor servicer, subject to further qualifications including satisfaction of the rating agency condition with respect to the appointment. Only a successor servicer that is an electric public utility within the meaning of the Competition Act may bring an action against a customer for nonpayment of the transition bond charge or terminate service for failure to pay the transition bond charge.

      If a third party succeeds to the role of servicer, the servicer will cooperate with the successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement. A successor servicer may not resign unless it is prohibited from acting as servicer by law.

      Upon a servicer default based upon the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws, the trustee and the issuer may be prevented from effecting a transfer of servicing arrangements. See "RISK FACTORS -- RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" in this prospectus. Upon a servicer default because of a failure to make required remittances, the issuer or the trustee will have the right to apply to the BPU for sequestration and payment of revenues arising from the bondable transition property. See "RISK FACTORS -- RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" in this prospectus.

TERMINATION

      The obligations of the servicer and the issuer pursuant to the servicing agreement will terminate upon the retirement, redemption or defeasance in full of the transition bonds.



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                                  THE INDENTURE

      The following summary describes some of the terms of the indenture pursuant to which transition bonds will be issued. For more detailed information on the indenture, please see the indenture, filed as an exhibit to the registration statement of which this prospectus forms a part.

SECURITY

      To secure the payment of principal, interest and other amounts owing in respect of the transition bonds pursuant to the indenture, the issuer will grant to the trustee for the benefit of the transition bondholders a security interest in all of the issuer's right, title and interest in and to the following collateral:

      1. the bondable transition property sold by ACE to the issuer pursuant to the sale agreement and all proceeds thereof;

      2.    the sale agreement;

      3.    all bills of sale delivered by ACE pursuant to the sale agreement;

      4.    the servicing agreement;

      5.    the administration agreement;

      6. the collection account, each subaccount therein relating to a specific series and all amounts on deposit therein from time to time to ensure that the issuer has sufficient assets to pay its expenses as they come due;

      7. any other property of whatever kind owned from time to time by the issuer, other than (a) cash or other property released to the issuer from the collection account or from any subaccount thereunder in accordance with the provisions of the indenture, (b) any payment received by the issuer under any hedge agreement, and (c) proceeds from the sale of the transition bonds used to pay the costs of issuance of the transition bonds and the purchase price of the bondable transition property under the sale agreement;

      8. all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and

      9. all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing.

The transition bond charge and the subaccounts of each series will secure all series; provided that amounts on deposit in the subaccounts of each series will be allocated to that series as provided under " -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" below. However, the issuer may agree, in the indenture supplement relating to a series of transition bonds, that after all transition bonds of that series have been paid, redeemed or defeased, and all obligations of the issuer with respect to that series have been satisfied, amounts, if any, remaining in that series' subaccounts will be released to the issuer free of the lien of the indenture rather than being reallocated to the subaccounts of the remaining outstanding series.

      See " -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" below.



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ISSUANCE IN SERIES OR CLASSES

      Transition bonds may be issued under the indenture from time to time in series to finance the purchase by the issuer of bondable transition property. The aggregate principal amount of transition bonds that may be authenticated and delivered under the indenture is not limited by dollar amount. Any series of transition bonds may include one or more classes that differ, among other things, as to interest rate and amortization of principal, although the dates on which the transition bond charge will be adjusted, as described under "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE TRANSITION BOND CHARGE ADJUSTMENT PROCESS," will be the same for every series. The terms of all transition bonds of the same series will be identical, unless a series includes more than one class, in which case the terms of all transition bonds of the same class will be identical. The particular terms of the transition bonds of any series or class will be set forth in a supplemental indenture. The issuer may not issue a new series of transition bonds if it would result in the reduction or withdrawal of the credit ratings on any outstanding series of transition bonds, but the terms of a series or of any classes thereof will not be subject to the prior review by, or consent of, the transition bondholders of any previously issued series or classes. See "RISK FACTORS -- OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS," "THE TRANSITION BONDS" and "ACE'S RESTRUCTURING" in this prospectus. The issuance of additional series of transition bonds may delay or reduce payments you receive on the transition bonds. See "RISK FACTORS -- OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS" in this prospectus.

      Issuer Certificate, Opinion of Counsel and Satisfaction of Rating Agency Condition. Under the indenture, the trustee will authenticate and deliver an additional series of transition bonds only upon receipt by the trustee of, among other things, a certificate of the issuer that no default has occurred and is continuing or will result from the issuance of the additional series of transition bonds, an opinion of counsel to the issuer to the effect that, among other things, a financing order issued by the BPU authorizing the additional series of transition bonds has become final and nonappealable, and written notice from each rating agency that the issuance of the additional series of transition bonds will not result in the reduction or withdrawal of any rating on any outstanding transition bonds by that rating agency.

      Opinion of Independent Certified Public Accountants Required for Each Series or Class. In connection with the issuance of each new series, the trustee must receive a certificate or opinion of a firm of independent certified public accountants of recognized national reputation. This certificate will be based on the assumptions used in calculating the transition bond charge with respect to the bondable transition property whose purchase by the issuer was financed by the new issuance. The certificate will include a statement to the effect that, after giving effect to the new issuance and the application of the proceeds therefrom, the transition bond charge will be sufficient to pay:

      1.    assumed operating expenses when incurred; plus

      2. any amounts due under any hedge agreement or any interest rate swap agreement when due; plus

      3. any deposits required to be made of overcollateralization amounts into the overcollateralization subaccount for the new series as set forth in the related prospectus supplement and any deposits required to be made of overcollateralization amounts for any outstanding series of transition bonds as set forth in their respective overcollateralization schedules; plus



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      4.    interest on the transition bonds of the new series at their respective interest rates when due as set forth in the related prospectus supplement and on any then outstanding series of transition bonds when due; plus

      5. principal of the transition bonds of the new series in accordance with the expected amortization schedule set forth in the related prospectus supplement and of any then outstanding series of transition bonds in accordance with their respective expected amortization schedules; plus

      6. any deposits required to be made in the capital subaccounts on any then outstanding series of transition bonds.

COLLECTION ACCOUNT

      Under the indenture, the issuer will establish the collection account with the trustee or another eligible institution. Eligible institutions for purposes of establishing the collection account are:

      1. the corporate trust department of the trustee so long as the trustee has a credit rating from each rating agency in one of its generic rating category which signifies investment grade; or

      2. any depositary institution organized under the laws of the United States of America or any state or any domestic branch of a foreign bank that:

            a.    has either:

                  (1) for any eligible investment having a maturity of greater than one month, a long-term unsecured debt rating of "AA-" by Standard & Poor's Ratings Group and Fitch Ratings and "Aa3" by Moody's Investors Service, Inc., or

                  (2) for any eligible investment having a maturity one month or less, a certificate of deposit rating of "A-1+" by Standard & Poor's Ratings Group, "F1+" by Fitch Ratings and "P-1" by Moody's Investors Service, Inc., or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies, and

            b. whose deposits are insured by the Federal Deposit Insurance Corporation.

      The collection account will be divided into subaccounts. Other than the general subaccount, which will be used to fund all series of transition bonds, each series will have its own group of subaccounts, which need not be segregated into separate bank accounts for each series. The subaccounts are:

      1.    the general subaccount;

      2.    one or more series subaccounts;

      3.    a capital subaccount for each series;

      4.    an overcollateralization subaccount for each series;



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      5.    a reserve subaccount for each series;

      6. if required by the indenture supplement relating to a series, a class subaccount for any class of transition bonds in the series that bears interest at a floating rate; and

      7. if required by the indenture, one or more defeasance subaccounts for particular series.

      All amounts held directly in the collection account will be allocated to the general subaccount. Unless the context indicates otherwise, references to the collection account include all of the subaccounts contained therein. All money deposited from time to time in the collection account, all deposits therein pursuant to the indenture and all investments made in eligible investments will be held by the trustee in the collection account as part of the collateral.

      As long as any transition bonds are listed on the Luxembourg Stock Exchange, and to the extent the rules of that exchange so require, the issuer will have a listing agent, a paying agent and a transfer agent in Luxembourg.

      Appropriate Investments for Funds in the Collection Account. Funds in the collection account will be invested in one or more of the following eligible investments:

      1. direct obligations of, and obligations fully and unconditionally guaranteed as to their timely payment by, the United States of America;

      2. demand deposits, time deposits or certificates of deposit of depository institutions or trust companies meeting standards specified in the indenture;

      3. commercial paper or other short-term unsecured debt obligations of any corporation organized under the laws of the United States (other than those of ACE) having, at the time of investment, a rating in the highest rating category from each rating agency;

      4. investments in money market funds that have the highest rating from each rating agency, including funds for which the trustee or any of its affiliates is investment manager or advisor;

      5. banker's acceptances issued by any depository institution or trust company meeting standards specified in the indenture;

      6. repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof, in either case entered into with depository institutions or trust companies meeting standards specified in the indenture;

      7. repurchase obligations with respect to any security or whole loan entered into with a financial institution or a broker/dealer meeting standards specified in the indenture; or

      8. any other investment permitted by the rating agencies, subject to standards specified in the indenture.

      These eligible investments are not expected to be sold, liquidated or otherwise disposed of at a loss prior to their maturity. In addition, on each payment date and each monthly fee disbursement date (or on the preceding business day if they are held by a non-affiliate of the trustee), eligible investments will

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mature in an aggregate amount expected to be sufficient, taken together with the transition bond charge collections and other available amounts, to make any payments then scheduled to be made to third parties and any deposits then required to be made into any subaccounts under the indenture.

      In the case of a defeasance of a series of transition bonds, the issuer will deposit United States government obligations in a defeasance subaccount established for the series. United States government obligations are direct obligations, or certificates representing an ownership interest in direct obligations, of the United States, including any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer's option. No money held in the collection account may be invested, and no investment held in the collection account may be sold, unless the security interest in the collection account will continue to be perfected in the investment or in the proceeds of the sale, as the case may be.

      Remittances to the Collection Account. On each remittance date, as defined under "THE SERVICING AGREEMENT -- SERVICING PROCEDURES" in this prospectus, the servicer will remit all the transition bond charge collections and any indemnity amounts to the trustee under the indenture for deposit in the collection account. An indemnity amount is any amount paid by ACE, as the seller or the servicer, to the trustee, for the trustee itself or on behalf of the transition bondholders, in respect of indemnification obligations under the sale agreement or the servicing agreement. See "THE SALE AGREEMENT -- ACE'S OBLIGATION TO INDEMNIFY THE ISSUER AND THE TRUSTEE" and "THE SERVICING AGREEMENT -- SERVICER INDEMNIFICATION" in this prospectus.

      General Subaccount. Transition bond charge collections and any indemnity amounts remitted by the servicer to the trustee will be deposited into the general subaccount. On the business day preceding each payment date, the trustee will allocate amounts in the general subaccount, including earnings thereon, to each series as described under " -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" below.

      Series Subaccount. Upon each issuance of a new series of transition bonds, a series subaccount will be established for that series. On the business day preceding each payment date, allocations will be made to each series subaccount as described under " -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" below.

      Capital Subaccount. Upon each issuance of a new series of transition bonds, ACE will make a capital contribution to the issuer of the required capital amount. The issuer will pay this amount to the trustee for deposit into the capital subaccount for the series, and the amount will be invested in eligible investments.

      Overcollateralization Subaccount. Transition bond charge collections, to the extent available, as described under " -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" below, will be allocated to the overcollateralization subaccount for each series on each payment date. Each prospectus supplement will specify the scheduled overcollateralization level on each payment date for the series of transition bonds to which the supplement relates. The overcollateralization amount for each series will be funded over the life of the transition bonds of that series and in the aggregate will equal the amount stated in the prospectus supplement relating to that series. Amounts on deposit in the overcollateralization subaccounts will be invested in eligible investments.

      Reserve Subaccount. Transition bond charge collections allocated to a particular series that are not needed to make the payments set forth in clauses 1 through 10 in " -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" below will be allocated to the reserve subaccount for that series. Amounts in each series' reserve subaccount will be invested in eligible investments.



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      Class Subaccount. If so specified in the prospectus supplement relating to a series of transition bonds that includes a class of transition bonds that bears interest at a floating rate, a class subaccount will be established with respect to that class. The related indenture supplement will specify the priority and other terms determining the basis on which amounts in the related series subaccount are to be deposited in and withdrawn from any class subaccount established for that class. See " -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" below.

      Defeasance Subaccount. In the event funds are remitted to the trustee in connection with the exercise of the legal defeasance option or the covenant defeasance option with respect to a series of transition bonds, the issuer will establish a defeasance subaccount for that series. If this occurs, funds set aside for future payment of the transition bonds of that series will be deposited into that defeasance subaccount. All amounts in the defeasance subaccount for that series will be applied by the trustee to the payment to the holders of the particular series of transition bonds for the payment or redemption of which these amounts were deposited with the trustee. These amounts will include all sums due for principal, interest and premium, if any, and they will be applied in accordance with the provisions of the transition bonds and the indenture. See " -- LEGAL DEFEASANCE AND COVENANT DEFEASANCE" below.

      Other Credit Enhancement. In addition to the above-mentioned subaccounts and the mandatory periodic adjustments to the transition bond charge, further credit enhancement may be provided. The amounts and types of credit enhancement provided for any series of transition bonds and the provider of any such credit enhancement will be described in the related prospectus supplement.

      Release or Reallocation. The issuer may agree, in the indenture supplement relating to a series of transition bonds, that after all transition bonds of that series have been paid, redeemed or defeased, and all obligations of the issuer with respect to that series have been satisfied, amounts, if any, remaining in that series' subaccounts will either be released to the issuer free of the lien of the indenture or be reallocated to the subaccounts of the remaining outstanding series, as specified in the related prospectus supplement. If no other series is then outstanding, then amounts on deposit will be released to the issuer free of the lien of the indenture. Amounts released to the issuer may be distributed to ACE in accordance with the indenture supplement.

ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS

      The transition bond charge collections will be remitted by the servicer at least monthly and will be deposited by the trustee into the general subaccount of the collection account. In addition, investment earnings on amounts on deposit in the trust accounts will be deposited into the general subaccount of the collection account on the business day preceding each payment date and, if and to the extent necessary to meet monthly fees and expenses, on the business day preceding each monthly fee disbursement date. In addition, any indemnity payments received by the trustee will be deposited into the general subaccount as received.

      On each transition bond charge adjustment date, ACE, as servicer, will provide the trustee with an estimate of the revenue requirement of each series of transition bonds, and of the total revenue requirement for all series of transition bonds, in each case for the period that begins on that transition bond charge adjustment date and ends on the date immediately preceding the next scheduled transition bond charge adjustment date.

      On the basis of these estimates, the trustee, on the business day preceding each payment date occurring within this period, will allocate to each series a portion of the total amount in the general subaccount of the collection account equal to the portion of the total revenue requirement for all series in the period represented by that series' revenue requirement for the period.



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      On each payment date, the trustee will pay as to each series the amounts as described in clauses 1 through 11 below to the extent funds are available in the general subaccount of the collection account. All series and all classes within a series will have the same payment dates. In addition, the trustee will pay the monthly fees and expenses specified in clauses 1 through 5 below on the monthly fee disbursement date to the extent funds are available in the general subaccount of the collection account.

      The priorities among payments made on each series are as follows:

      1. to the trustee, payment of that series' portion of the trustee's fee, plus any unpaid fees and expenses, provided that indemnity amounts will be limited to $10,000,000 in the aggregate for all payment dates and monthly fee disbursement dates with respect to all series, unless the issuer has received rating agency confirmation that a further amount will not result in a reduction or withdrawal of the rating of the outstanding transition bonds;

      2. to the independent managers of the issuer, payment of that series' portion of the managers' fees, plus any unpaid fees;

      3. to the servicer, payment of that series' portion of the servicing fee, plus any unpaid fees;

      4. to the administrator, payment of that series' portion of the administration fee, plus any unpaid fees and specified expenses;

      5. to the persons entitled thereto, payment of that series' portion of the operating expenses of the issuer other than those described in clauses 1 through 4 above (up to an aggregate amount of $100,000 for all series under this clause 5 for each quarterly interest period ending on a payment date) including all current and past due amounts, unless an event of default under the indenture exists or would result from the payment;

      6.    to the transition bondholders:

            (A) payment of the interest then due on the transition bonds of that series and any previously accrued but unpaid interest;

            (B) payment of the principal then due on the transition bonds of that series, to the extent applicable equal to the following:

                  - the unpaid principal amount of any class of that series upon an acceleration triggered by an event of default,

                  - the unpaid principal amount of any class of that series due on the final maturity date of that class and

                  - the unpaid principal amount of any class of that series called for redemption; and

            (C) payment of principal in the amount that would bring the aggregate principal amount outstanding for that series to the level set forth in the expected amortization schedule for that series for that payment date;



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      7.    to the persons entitled thereto, payment of that series' portion of any remaining unpaid operating expenses, including any unpaid trustee expenses and indemnity amounts then owed;

      8. to the capital subaccount for that series, replenishment up to the required capital amount;

      9. to the overcollateralization subaccount for that series, allocation of the amount that would bring the amount in that subaccount to the level set forth in the overcollateralization schedule for that series on that payment date;

      10. to the issuer, release of an amount equal to investment earnings on amounts in the capital subaccount for that series since the preceding payment date, provided no event of default exists and the release would not reduce amounts in that subaccount below the required level; and

      11. to the reserve subaccount for that series, allocation of any remaining amount, subject to reallocation of that remainder to another series in order to prevent or mitigate a payment default of the other series on that payment date.

      If a class of any series of transition bonds bears interest at a floating rate, the related prospectus supplement will specify the priority and other terms determining the basis on which amounts in the series subaccount for that series may be allocated to a class subaccount, if any, established for that class as well as the basis on which amounts in the series subaccount, the reserve subaccount, overcollateralization subaccount and capital subaccount for that series may be allocated to the class subaccount.

      In addition, if ACE enters into a hedge agreement in connection with any series of transition bonds, the related prospectus supplement will specify the terms governing the allocation of amounts payable to or received from the related hedge counterparty and the basis, if any, on which amounts in the reserve subaccount, overcollateralization subaccount and capital subaccount for the series may be allocated to the hedge counterparty.

      After all transition bonds of that series have been paid, redeemed or defeased, and all obligations of the issuer with respect to that series have been satisfied, amounts, if any, remaining in that series' subaccounts will either be released to the issuer free of the lien of the indenture or be reallocated to the subaccounts of the remaining outstanding series, as specified in the related prospectus supplement.

      If so specified in the related prospectus supplement, to the extent that more than one class of a series of transition bonds is to receive payments of principal legally due or scheduled to be paid in accordance with the related expected amortization schedule on any payment date, the applicable funds will be allocated in a sequential manner, to the extent funds are available, if and to the extent specified in that prospectus supplement. In the case of an acceleration upon an event of default or in the case of a redemption, the revenue requirements of each series of transition bonds will be redetermined taking into account the principal amount due as a result of the acceleration or redemption, as the case may be. Upon an acceleration of the maturity of the transition bonds and the sale or other liquidation of the collateral, the total outstanding principal balance of and interest accrued on all outstanding series of transition bonds will be payable without priority of interest over principal or principal over interest and without regard to series or class, in the proportion that the total outstanding principal balance of, and interest accrued on, each series and class of transition bonds bears to the total outstanding principal balances of, and interest accrued on, all series and classes of transition bonds, provided that a particular series of transition bonds may establish priorities among classes within that series if and to the extent specified in the prospectus supplement relating to that series. For purposes of the preceding sentence, interest will include net swap

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payments with respect to any class of transition bonds paying interest at a floating rate if so specified in the related prospectus supplement.

      Interest means, for any payment date and any series or class of transition bonds, the sum, without duplication, of:

      - the amount of interest accrued since the prior payment date for the series or class;

      - the amount of unpaid interest for the series or class plus any interest accrued on that unpaid interest as of that payment date; and

      - if the series has been declared due and payable, all accrued and unpaid interest for the series or class as of that payment date.

      Principal means, for any payment date and any series or class of transition bonds:

      - the amount of principal scheduled to be paid for the series or class on the payment date;

      - the amount of principal due on the final maturity date of the series or class;

      - the amount of principal for the series or class due as a result of the occurrence and continuance of an event of default and acceleration of the transition bonds; and

      -     any overdue payments of principal.

      If on any payment date funds in any series subaccounts are insufficient to make the allocations contemplated above funds drawn from amounts on deposit in the following subaccounts of that series will be available to make payments in the following order up to the amount of the shortfall:

      - from the reserve subaccount for that series for allocations in clauses 1 through 10 with respect to that series;

      - from the overcollateralization subaccount for that series for allocations in clauses 1 through 7 with respect to that series; and

      - from the capital subaccount for that series for allocations in clauses 1 through 7 with respect to that series.

      In addition, in order to avoid a default in the payment of interest or legally due principal on another series of transition bonds, amounts held in the reserve subaccount of any series may be used to make payments in order to avoid such a default or an event of default if doing so would not cause the series to suffer a default or an event of default. If on any monthly fee disbursement date amounts available in a general subaccount of the collection account (including available investment earnings in the subaccounts of the collection account) are insufficient to pay that series' share of monthly fees and expenses, amounts held in the reserve subaccount of that series may be used to make the payments. The amount of a series' share of fees and expenses will be based on the then outstanding principal amount of that series in relation to the outstanding principal amount of all series as of the immediately preceding payment date.



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REPORTS TO TRANSITION BONDHOLDERS

      On or prior to each payment date, the trustee will prepare and provide statements to the holders of record of each outstanding series of transition bonds. These statements will be available to the beneficial owners of each series of transition bonds upon request to the trustee or the servicer. The financial information provided will not be examined or reported upon by any independent public accountant, and no independent public accountant will give an opinion on this financial information. This statement will include, to the extent applicable, the following information, as well as any other information required to be so furnished by the trustee under the related supplemental indenture, as to the transition bonds of that series with respect to that payment date or, where specified below, the period since the previous payment date:

      1. the amount to be paid on that payment date to those transition bondholders in respect of principal, expressed as a dollar amount per thousand;

      2. the amount to be paid on that payment date to those transition bondholders in respect of interest, expressed as a dollar amount per thousand;

      3. the projected transition bond balance for that series and each class included in that series, and the transition bond balance for that series as of the close of that payment date;

      4. the amount on deposit in the overcollateralization subaccount for that series and in the scheduled overcollateralization level for that series, in each case as of the close of that payment date;

      5. the amount on deposit in the capital subaccount for that series as of the close of that payment date and the required capital amount for that series;

      6. the amount, if any, on deposit in the reserve subaccount for that series as of the close of that payment date, and any amounts transferred from the reserve subaccount since the previous payment date, including amounts paid on that payment date, to make payments on another series;

      7.    the amount to be paid to each hedge or swap counterparty;

      8. the amount paid to the trustee since the previous payment date, including amounts paid on that payment date;

      9. the amount paid to the issuer since the previous payment date, including amounts paid on that payment date;

      10. the amount paid to the servicer since the previous payment date, including amounts paid on that payment date;

      11. the amount paid to the administrator since the previous payment date, including amounts paid on that payment date;

      12. the amount paid to the independent managers since the previous payment date, including amounts paid on that payment date; and



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      13.   any other transfers and payments to be made pursuant to the indenture since the previous payment date, including amounts transferred or paid on that payment date.

      If any of the transition bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, the trustee will arrange for publication of notification of the statement's availability in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort.

MODIFICATION OF THE INDENTURE

      Modifications of the Indenture That Do Not Require Consent of Transition Bondholders. Without the consent of any of the transition bondholders or the counterparty to any hedge or swap transaction but with prior notice to the rating agencies, the issuer and the trustee may execute a supplemental indenture for any of the following purposes:

      1. to correct or amplify the description of the collateral, to better assure, convey and confirm to the trustee the collateral, or to subject additional property to the lien of the indenture;

      2. to evidence the succession of another person to the issuer and the assumption by the successor of the covenants of the issuer in the indenture and in the transition bonds;

      3. to add to the covenants of the issuer, for the benefit of the transition bondholders, or to surrender any right or power conferred upon the issuer in the indenture;

      4. to convey, assign or pledge any property to the trustee for the benefit of the transition bondholders, the trustee and any swap counterparty;

      5. to cure any ambiguity, to correct any inconsistent provision of the indenture or any supplemental indenture or to make any other provisions with respect to matters arising under the indenture or in any supplemental indenture, but:

            a. the action must not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any transition bondholder or any hedge or swap counterparty, and

            b. the rating agency condition must be satisfied with respect to the action;

      6. to evidence and provide for a successor trustee and to facilitate the administration of the trusts under the indenture by more than one trustee, as may be required by the indenture;

      7. to modify the indenture to effect the qualification of the indenture under the Trust Indenture Act or any similar federal statute hereafter enacted and to add to the indenture any other provisions as may be expressly required by the Trust Indenture Act;

      8. to set forth the terms of any series that has not theretofore been authorized by a supplemental indenture, provided that the rating agency condition has been satisfied with respect to the action; or

      9. to authorize the appointment of any listing agent, transfer agent or paying agent or additional registrar for any class of transition bonds required or advisable in connection with the listing of any class of transition bonds on any stock exchange, and otherwise to amend the indenture to incorporate any changes requested or required by any

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            governmental authority, stock exchange authority, listing agent, transfer agent or paying agent or additional registrar for any class of transition bonds in connection with that listing.

      Additionally, without the consent of any of the transition bondholders, the issuer and trustee may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture, or to modify in any manner the rights of the transition bondholders under the indenture; provided, however, that:

      1. the action does not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any transition bondholder; and

      2.    the rating agency condition is satisfied with respect to the action.

      Modifications That Require the Approval of the Transition Bondholders. The issuer and the trustee also may, with prior notice to the rating agencies and with the consent of the holders of not less than a majority of the amount of outstanding transition bonds of each series or class to be affected thereby, execute a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the transition bondholders under the indenture. However, no supplemental indenture may, without the consent of the holder of each outstanding transition bond of each series or class affected thereby and each swap or hedge counterparty, if any, affected thereby:

      1. change the date of any scheduled payment of principal of, or interest or premium, if any, on, any transition bond, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price or the premium, if any, with respect thereto, change the provisions of the indenture and the applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of, or interest or premium, if any, on, the transition bonds, or change the coin or currency in which any transition bond or any interest thereon is payable;

      2. impair the right to institute suit for the enforcement of payment of amounts due on transition bonds after their respective due dates;

      3. reduce the percentage of outstanding transition bonds required to approve any supplemental indenture, or for any waiver of compliance with specified provisions of the indenture or of defaults and their consequences;

      4. reduce the percentage of outstanding transition bonds required to direct the trustee to direct the issuer to liquidate the collateral;

      5. reduce the percentage of the outstanding transition bonds, or of a series or class of transition bonds, required to approve amendments to the sale agreement, the administration agreement, the servicing agreement or any hedge agreement or interest rate swap agreement;

      6. modify the indenture so as to affect the amount of any payment of principal, interest or premium, if any, payable on any transition bond on any payment date or change the redemption dates, expected amortization schedules or final maturity dates of any transition bonds;



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      7.    decrease the required capital amount, the overcollateralization amount or the scheduled overcollateralization level with respect to any series or any payment date;

      8. modify the indenture regarding the voting of transition bonds held by the issuer, ACE, an affiliate of either of them or any obligor on the transition bonds;

      9. reduce the percentage of outstanding transition bonds required to amend any provisions of the indenture that specify the percentage of outstanding transition bonds necessary to amend the indenture or other agreements;

      10. permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the transition bonds or, except as otherwise contemplated in the indenture, terminate the lien of the indenture on any property or modify the collateral release provisions thereof or deprive the holder of any transition bond of the security of the indenture; or

      11. alter any of the allocations of revenues, indemnity payments, fees or similar amounts among series.

In addition, none of the foregoing provisions may be modified without the consent of each affected transition bondholder, except to increase any percentage specified therein or to provide that the indenture or other documents referred to above cannot be modified or waived without the consent of the holder of each outstanding transition bond affected thereby.

      Enforcement of Agreements. The indenture provides that the issuer will take all lawful actions to enforce its rights under the sale agreement, the administration agreement, the servicing agreement and any hedge agreement or interest rate swap agreement, and to compel or secure the performance and observance by ACE, the servicer and any hedge or swap counterparty of their respective obligations to the issuer under these agreements. So long as no event of default occurs and is continuing, the issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the issuer under or in connection with the sale agreement, the administration agreement, the servicing agreement and any hedge agreement or interest rate swap agreement.

      If an event of default occurs and is continuing, the trustee may, and at the direction of (1) the holders of a majority of the principal amount of outstanding transition bonds of all series, with respect to the sale agreement, the servicing agreement and the administration agreement, and (2) the holders of the percentage of the principal amount of outstanding transition bonds of the class specified in the related prospectus supplement, with respect to any hedge agreement or interest rate swap agreement, will, exercise all rights, remedies, powers, privileges and claims of the issuer against ACE, the servicer or any swap counterparty under or in connection with the sale agreement, the administration agreement, the servicing agreement and any interest rate swap agreement, and any right of the issuer to take any such action will be suspended. In the event of a foreclosure, there is likely to be a limited market, if any, for the bondable transition property, and, therefore, foreclosure may not be a realistic or practical remedy.

      Modifications to the Sale Agreement, the Servicing Agreement, the Administration Agreement and any Hedge Agreement or Interest Rate Swap Agreement. With the consent of the trustee, the sale agreement and the servicing agreement may be amended, so long as the rating agency condition is satisfied, at any time and from time to time without the consent of the transition bondholders or the counterparty to any hedge agreement or interest rate swap agreement. However, as evidenced by an officer's certificate, an amendment to the sale agreement or the servicing agreement may not adversely affect in any material respect the interest of any transition bondholder or the counterparty to any hedge or


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swap agreement without the consent of the holders of a majority of the principal amount of outstanding transition bonds of each series or class, and each counterparty to any hedge or swap transaction, materially and adversely affected by the amendment.

      Also, a hedge agreement or interest rate swap agreement may be amended with the consent of the trustee and the related swap counterparty, so long as the rating agency condition is satisfied. However, no such amendment may materially adversely affect the interest of any other series or class of transition bondholders or any related counterparty without the consent of the holders of at least 66-2/3% of the principal amount of outstanding transition bonds of each of those series or classes and without the consent of each of the counterparties so affected.

      Notification of the Rating Agencies, the Trustee and the Transition Bondholders of Any Modification. If the issuer, ACE or the servicer:

      1. proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement, the servicing agreement or the administration agreement, as the case may be, or

      2. proposes to waive timely performance or observance by ACE, the servicer or any swap counterparty under the sale agreement, the servicing agreement, the administration agreement, or any hedge agreement or interest rate swap agreement, as the case may be, in each case in a way that would materially and adversely affect the interests of transition bondholders or the counterparty to any hedge or swap transaction, the issuer must first notify the rating agencies of the proposed amendment, modification, termination or surrender. Upon satisfaction of the rating agency condition with respect to the proposed action, the issuer must thereafter notify the trustee and the trustee must notify the transition bondholders and any hedge or swap counterparty of the proposed action and that the rating agency condition has been satisfied with respect thereto. With respect to any proposed action related to the sale agreement, the servicing agreement or the administration agreement, the trustee will consent to the proposed action only with the consent of the holders of a majority of the principal amount of outstanding transition bonds of each series or class, and each counterparty to any hedge or swap transaction, materially and adversely affected thereby and only upon satisfaction of the rating agency condition. The Trustee will consent to any proposed action related to any hedge agreement or interest rate swap agreement only with the consent of each counterparty materially and adversely affected thereby and only upon satisfaction of the rating agency condition with respect to the action. For so long as any of the transition bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notice of any such proposed action will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort, promptly following its effectiveness.

      Termination of an Interest Rate Swap Agreement. Upon the occurrence of any event that permits the issuer to terminate any interest rate swap agreement, the issuer may terminate that agreement only if it is permitted to do so under the terms specified in the related prospectus supplement.

EVENTS OF DEFAULT

      An "Event of Default" is defined in the indenture as:

      1. a default for five business days in the payment of any interest on any transition bond;


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      2.    a default in the payment of the principal of any transition bond of any series or class on the final maturity date for that series or class;

      3. a default in the payment of the redemption price for any transition bond on the redemption date therefor;

      4. a default in (a) the observance or performance of any covenant or agreement of the issuer made in the indenture (other than those specifically dealt with in clauses 1, 2 or 3 above) or (b) any representation or warranty of the issuer made in the indenture or in any certificate or other writing delivered pursuant to the indenture if, in either case, the default continues for a period of 30 days after (x) notice is given to the issuer and the trustee by the holders of at least 25% of the principal amount of outstanding transition bonds of any series or class or (y) the issuer has knowledge of the default;

      5. specified involuntary events of bankruptcy, insolvency, receivership or liquidation of the issuer if the decree or order remains unstayed and in effect for a period of 90 consecutive days;

      6. commencement of specified voluntary cases by the issuer under bankruptcy, insolvency or other similar law; and

      7. violation by the State of New Jersey of its pledge and agreement with respect to the Competition Act and the transition bonds.

If an event of default occurs and is continuing, other than a default described in clause 7 above, the trustee or holders of a majority of the principal amount of outstanding transition bonds of all series may declare the principal balance of all series of the transition bonds to be immediately due and payable. The declaration may, under the circumstances specified in the indenture, be rescinded by the holders of a majority of the principal amount of outstanding transition bonds of all series. If the transition bonds are declared due and payable, and if the bondable transition property has not been sold, then payments will continue to be applied as described under " -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" above.

      If an event occurs or circumstance is actually known to a responsible officer of the trustee that with the passage of time or giving of notice or both would become an event of default, the trustee will notify each rating agency and each holder of transition bonds of the event or circumstance within 90 days after it occurs or, where the event or circumstance becomes an event of default under the indenture before 90 days have lapsed, as soon as practicable after the event of default has occurred and is actually known by a responsible officer of the trustee. Other than in the case of a failure to pay principal of or interest on any transition bond, the trustee may withhold the giving of this notice if and so long as a committee of its responsible officers of the trustee in good faith determines that this is in the interests of transition bondholders.

      Remedies Available to the Trustee Following an Event of Default. In addition to acceleration of the transition bonds, the trustee may exercise one or more of the following remedies upon an event of default:

      1. the trustee may institute proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the transition bonds or under the indenture with respect to the transition bonds, whether by declaration or otherwise, enforce any


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            judgment obtained, and collect from the issuer and any other obligor upon the transition bonds moneys adjudged due;

      2. the trustee may institute proceedings from time to time for the complete or partial foreclosure of the indenture with respect to the collateral;

      3. the trustee may exercise any remedies of a secured party under the New Jersey Uniform Commercial Code or the Competition Act or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the trustee and the holders of the transition bonds of that series;

      4. the trustee may sell the collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any matter permitted by law;

      5. the trustee may exercise all rights, remedies, powers, privileges and claims of the issuer against the seller, the servicer or any swap counterparty under or in connection with the sale agreement, the servicing agreement or any interest rate swap agreement; and

      6. the trustee may institute or participate in proceedings reasonably necessary to compel performance of or to enforce the pledge and agreement of the State of New Jersey under the Competition Act and collect any monetary damages incurred by the holders of the transition bonds or the trustee.

The remedy described in clause 6 above is the only remedy that the trustee may exercise upon an event of default caused solely by a violation by the State of New Jersey of its pledge and agreement with respect to the Competition Act and the transition bonds. In such an event, ACE will take the legal or administrative actions described under "THE SALE AGREEMENT -- ACE'S COVENANTS" to protect the issuer and to block or overturn any such violation.

      When the Trustee Can Sell the Collateral. If the transition bonds of all series have been declared to be due and payable following an event of default, the trustee may, subject to the limitations of the indenture, either:

      1.    sell or otherwise liquidate the collateral; or

      2. elect to maintain possession of the collateral and not sell or otherwise liquidate it.

      If the collateral is sold or otherwise liquidated, the indenture provides for the allocation of the net proceeds in accordance with the payment date allocation provisions described above under "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS." In the event of a foreclosure, there is likely to be a limited market, if any, for the bondable transition property, and, therefore, foreclosure may not be a realistic or practical remedy.

      The trustee is prohibited from selling the collateral following an event of default (other than a default in the payment of principal, a default for five business days or more in the payment of any interest on any transition bond of any series or a default in the payment of the redemption price for any transition bond on the redemption date therefor) unless:

      1. the holders of 100% of the outstanding principal amount of all series of transition bonds consent to the sale;


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      2.    the proceeds of the sale are sufficient to pay in full the principal of, accrued interest and premium, if any, on, the outstanding transition bonds of all series; or

      3. the trustee determines that funds provided by the collateral would not be sufficient on an ongoing basis to make all payments on the transition bonds of all series as those payments would have become due if the transition bonds had not been declared due and payable, and the trustee obtains the consent of the holders of at least 66-2/3% of the principal amount of outstanding transition bonds of all series.

      Right of Transition Bondholders to Direct Proceedings. Subject to the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the principal amount of outstanding transition bonds of all series (or, if less than all series or classes are affected, of the affected series or classes) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee or exercising any trust or power conferred on the trustee; provided that, among other things:

      1. the holders' direction does not conflict with any rule of law or with the indenture;

      2. subject to the provisions specified in the indenture, any direction to the trustee to sell or liquidate the collateral must be by the holders of 100% of the principal amount of all series of transition bonds then outstanding; and

      3. the trustee may take any other action deemed proper by the trustee that is not inconsistent with the holders' direction.

In case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the direction of the transition bondholders of any series if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the direction. The trustee does not need to take any action pursuant to any such direction if it determines that the action might materially adversely affect the rights of any transition bondholder not consenting to the action.

      Waiver of Past Defaults. The holders of a majority of the principal amount of outstanding transition bonds of all series may, prior to acceleration of the maturity of the transition bonds, waive any default or event of default with respect thereto. However, they may not waive a default in the payment of principal of, or interest or any premium on, any of the transition bonds or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding transition bonds of all affected series and classes.

      No transition bondholder may institute any proceeding, judicial or otherwise, or avail itself of the right to foreclose on the bondable transition property or otherwise enforce the lien on the bondable transition property with respect to the indenture, unless:

      1. that holder previously has given to the trustee written notice of a continuing event of default;

      2. the holders of at least 25% of the principal amount of outstanding transition bonds of all series have made written request of the trustee to institute the proceeding in its own name as trustee;


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
      3. the holders have offered the trustee security or indemnity reasonably satisfactory to the trustee against the liabilities to be incurred in complying with the request;

      4. for a period of 60 days after its receipt of the notice, request and offer, the trustee has failed to institute the proceeding; and

      5. no direction inconsistent with this written request has been given to the trustee during the 60-day period referred to above by the holders of a majority of the principal amount of outstanding transition bonds of all series.

COVENANTS OF THE ISSUER

      The issuer will keep in effect its existence as a limited liability company under Delaware law (or, in the case of a successor issuer, under the law of Delaware or another state or of the United States), provided that the issuer may consolidate with or merge into another entity or sell substantially all of its assets to another entity and dissolve if:

      1. the entity formed by or surviving the consolidation or merger or to whom substantially all of the issuer's assets are sold is organized under the laws of the United States or any state thereof and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and interest and premium, if any, on, all transition bonds and the performance of the issuer's obligations under the indenture;

      2. the entity expressly assumes all obligations and succeeds to all rights of the issuer under the sale agreement, the servicing agreement, the administration agreement and any hedge agreements and interest rate swap agreements pursuant to an assignment and assumption agreement executed and delivered to the trustee;

      3. no default or event of default will have occurred and be continuing under the indenture immediately after giving effect to the consolidation, merger or sale;

      4. the rating agency condition will have been satisfied with respect to the merger, consolidation or sale;

      5. the issuer has received an opinion of counsel to the effect that the consolidation, merger or sale would have no material adverse tax consequence to the issuer or any transition bondholder, complies with the indenture and all conditions precedent therein provided relating to the transaction, and will result in the trustee maintaining a continuing valid first priority security interest in the collateral;

      6. none of the bondable transition property, the BPU financing order or ACE's, the servicer's or the issuer's rights under the Competition Act or the BPU financing order are impaired thereby; and

      7. any action that is necessary to maintain the lien and security interest created by the indenture has been taken.

Upon consummation of a consolidation, merger or sale in accordance with the foregoing provisions, the issuer will be released from its agreements under the indenture, the sale agreement, the administration agreement and the servicing agreement.


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
      Additional Covenants of the Issuer. The issuer will take any action necessary or advisable to, among other things, maintain and preserve the lien and security interest of the indenture and the priority thereof. The issuer will not permit the validity of the indenture to be impaired, the lien to be amended, subordinated, terminated or discharged, or any person to be released from any covenants or obligations except as expressly permitted by the indenture. The issuer will also not permit any lien, charge, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the indenture, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof. Finally, the issuer will not permit the lien of the indenture not to constitute a continuing valid first priority security interest in the collateral.

      The issuer may not, among other things:

      1. except as expressly permitted by the indenture or any other basic document, add, sell, transfer, exchange, or dispose of any of the collateral unless directed to do so by the trustee in accordance with the indenture;

      2. claim under the Internal Revenue Code of 1986, as amended (the "Code"), any credit on, or make any deduction from the principal, interest or premium payable in respect of, the transition bonds other than amounts properly withheld from such payments under the Code or pursuant to any Interest Rate Swap Agreement;

      3. assert any claim against any present or former transition bondholder because of the payment of taxes levied or assessed upon the issuer;

      4. pay a dividend or make any other distribution unless (a) no event of default has occurred and is continuing or would result from the distribution, (b) the funds distributed are those released to the issuer as contemplated in clause 10 under " -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" above or are otherwise not subject to the lien of the indenture, and (c) the distribution would not cause amounts on deposit in the capital subaccount for any series to fall below the required level; or

      5. engage in any business other than purchasing and owning the bondable transition property, issuing transition bonds from time to time, pledging its interest in the collateral to the trustee to secure the transition bonds, entering into agreements and performing activities that are necessary, suitable or convenient to accomplish the foregoing or incidental thereto.

      The Issuer May Not Engage in Any Other Financial Transactions. The issuer may not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the transition bonds and obligations under credit enhancement, hedge agreements or interest rate swap agreements for particular series or classes of transition bonds as contemplated by the indenture and the other basic documents. Also, the issuer may not, except as contemplated by the indenture and the other basic documents, make any loan or advance or credit to any person or guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire, or agree contingently to acquire, any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person, except as contemplated by the indenture and the other basic documents. The issuer will not make any expenditure for capital assets or lease any capital asset other than bondable transition property purchased from ACE pursuant to, and in accordance with, the sale agreement.


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
LIST OF TRANSITION BONDHOLDERS

      Any transition bondholder or group of transition bondholders furnishing reasonable proof of ownership of transition bonds for at least six months may, by written request to the trustee, obtain access to the list of all transition bondholders maintained by the trustee for the purpose of communicating with other transition bondholders with respect to their rights under the indenture or the transition bonds. The trustee may elect not to afford requesting transition bondholders access to the list of transition bondholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting transition bondholders, to all transition bondholders.

ANNUAL COMPLIANCE STATEMENT

      The issuer will be required to file annually with the trustee a written statement as to the fulfillment of its obligations under the indenture. In addition, the issuer will furnish to the trustee an opinion of counsel concerning filings made by the issuer on an annual basis and filings, if any, made in connection with any amendment to the sale agreement or the servicing agreement in order to protect the interest of the issuer and the trustee in the bondable transition property.

TRUSTEE'S ANNUAL REPORT

      If required by the Trust Indenture Act, the trustee will mail each year to all transition bondholders a brief report relating to its eligibility and qualification to continue as the trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the issuer to it in the trustee's individual capacity, the property and funds physically held by the trustee as such, any additional issue of a series of transition bonds not previously reported and any action taken by it that materially affects the transition bonds of any series and that has not been previously reported.

      As long as any of the transition bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, the trustee will publish or cause to be published, following the preparation of its annual report, in a daily newspaper in Luxembourg expected to be the Luxemburger Wort, a notice to the effect that the information referred to in the preceding paragraph will be available for review at the main office of the listing agent in Luxembourg.

SATISFACTION AND DISCHARGE OF THE INDENTURE

      The indenture will be discharged with respect to the transition bonds of any series upon the delivery to the trustee of funds sufficient for the payment in full of all of the transition bonds of the series with the trustee and the execution and delivery by the trustee of instruments acknowledging the satisfaction and discharge. In addition, the issuer must deliver to the trustee the officer's certificate and opinion of counsel specified in the indenture. The deposited funds will be segregated and held apart solely for paying the transition bonds, and the transition bonds will not be entitled to any amounts on deposit in the collection account other than amounts on deposit in the defeasance subaccount for that series of transition bonds.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

      The issuer may, at any time, terminate:

      1. all of its obligations under the indenture with respect to the transition bonds of any series; or


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
      2. its obligations to comply with some of the covenants in the indenture, including all of the covenants described under " -- COVENANTS OF THE ISSUER" above.

      The legal defeasance option is the right of the issuer to terminate at any time its obligations under the indenture with respect to the transition bonds of one or more series. The covenant defeasance option is the right of the issuer to terminate at any time its obligations to comply with most of the covenants in the indenture with respect to one or more series. The issuer may exercise the legal defeasance option with respect to any series of transition bonds notwithstanding its prior exercise of the covenant defeasance option with respect to that series. If the issuer exercises the legal defeasance option with respect to any series, the series will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the expected final payment date or redemption date therefor as described below. If the issuer exercises the covenant defeasance option for any series, the final payment of the transition bonds of the series may not be accelerated because of an event of default relating to a default in the observance or performance of any covenant or agreement of the issuer made in the indenture. If the issuer exercises the legal defeasance option with respect to any series, no such acceleration may occur with respect to an event of default of any type.

      The issuer may exercise the legal defeasance option or the covenant defeasance option with respect to a series of transition bonds only if:

      1. the issuer irrevocably deposits or causes to be deposited in trust with the trustee cash or United States government obligations for the payment of principal of, and interest and premium, if any, on, that series to the expected final payment date or redemption date therefor, as applicable, the deposit to be made in the defeasance subaccount for that series;

      2. the issuer delivers to the trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest on the United States government obligations when due and without reinvestment plus any cash deposited in the defeasance subaccount for that series will provide cash at times and in amounts sufficient to pay in respect of the transition bonds of that series:

            a. principal in accordance with the expected amortization schedule therefor, and/or if that series is to be redeemed, the redemption price on the redemption date therefor, and

            b.    interest when due;

      3. in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of bankruptcy, insolvency, receivership or liquidation of the issuer occurs and is continuing at the end of the period;

      4. no default has occurred and is continuing on the day of the deposit and after giving effect thereto;

      5. in the case of the legal defeasance option, the issuer delivers to the trustee an opinion of counsel stating that:

            a. the issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or


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
            b. since the date of execution of the indenture, there has been a change in the applicable federal income tax law,

            in either case confirming that the holders of the transition bonds of the series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

      6. in the case of the covenant defeasance option, the issuer delivers to the trustee an opinion of counsel to the effect that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred; and

      7. the issuer delivers to the trustee a certificate of an authorized officer of the issuer and an opinion of counsel, each stating that all conditions precedent to the satisfaction and discharge of the transition bonds of that series have been complied with as required by the indenture.

      There will be no other conditions to the exercise by the issuer of its legal defeasance option or its covenant defeasance option.

THE TRUSTEE

      The Bank of New York will be the trustee under the indenture. The trustee may resign at any time upon 30 days' written notice by so notifying the issuer. The holders of a majority of the principal amount of outstanding transition bonds of all series may remove the trustee by so notifying the trustee and may appoint a successor trustee. The issuer will remove the trustee if (a) the trustee ceases to be eligible to continue in this capacity under the indenture,
(b) the trustee becomes insolvent, (c) a receiver or other public officer takes charge of the trustee or its property or (d) the trustee becomes incapable of acting. If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, the issuer will be obligated promptly to appoint a successor trustee eligible under the indenture. No resignation or removal of the trustee will become effective until a successor trustee accepts the appointment. The trustee must at all times satisfy the requirements of the Trust Indenture Act of 1939 and the Investment Company Act of 1940. The trustee must also have a combined capital and surplus of at least $50 million and a long term debt rating of at least "BBB-" by Standard & Poor's Ratings Group, at least "Baa3" by Moody's Investors Service, Inc. and at least "BBB-" by Fitch Ratings. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will, without any further action, be the successor trustee.

GOVERNING LAW

      The indenture will be governed by the laws of the State of New Jersey.


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
                         HOW A BANKRUPTCY OF ACE OR THE
                       SERVICER MAY AFFECT YOUR INVESTMENT

      Sale or Financing. ACE will represent and warrant in the sale agreement that the sale of the bondable transition property in accordance with the sale agreement constitutes a valid sale, assignment and absolute transfer by ACE to the issuer of the bondable transition property. ACE will also represent and warrant in the sale agreement, and it is a condition to the closing of the sale of bondable transition property that ACE has taken the appropriate actions under the Competition Act and the New Jersey Uniform Commercial Code, including filing a financing statement, to perfect this sale. The Competition Act provides that a transfer of bondable transition property by an electric utility to an assignee that the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in BPU financing order, will be treated as an absolute transfer of all the transferor's right, title and interest, as in a sale or other absolute transfer, and not as a pledge or other financing, of the relevant bondable transition property. The Competition Act also provides that the characterization of a transfer as a sale or other absolute transfer shall not be affected or impaired in any manner by treatment of the transfer as a financing for federal or state tax purposes or financial accounting purposes. ACE and the issuer will treat the transactions as a sale under applicable law, although for financial reporting and federal and state income and franchise tax purposes the transition bonds will be treated as a financing and not a sale. See "THE COMPETITION ACT -- ACE AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS AND BASIC GENERATION SERVICE TRANSITION COSTS" in this prospectus.

      In the event of a bankruptcy of ACE, a party in interest in the bankruptcy might take the position that the sale of the bondable transition property to the issuer was a financing transaction and not a "sale or other absolute transfer," arguing for example that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to the position that the transaction should be characterized as a financing and not a sale. As noted above, the Competition Act specifically provides for the treatment of the transaction as a sale as a matter of state law and that treatment is not affected by treatment of the transfer as a financing for federal or state tax purposes or financial accounting purposes. However, if a court were nonetheless to characterize the transaction as a financing rather than a sale, the issuer would be treated as a secured creditor of ACE in the bankruptcy case. Although, as noted below, the issuer would in that case have a security interest in the bondable transition property, it would not likely be entitled to have access to the transition bond charge collections during the bankruptcy. As a result, repayment on the bonds could be significantly delayed and a plan of reorganization in the bankruptcy case might permanently modify the amount and timing of payments to the issuer of the transition bond charge collections and therefore the amount and timing of payments to the transition bondholders.

      In order to mitigate the impact of the possible recharacterization of a sale of bondable transition property as a financing transaction, the Competition Act and the New Jersey Uniform Commercial Code provide that, if a financing statement is filed and the transfer is thereafter held to constitute a financing transaction and not a sale or other absolute transfer, this notice will be deemed to constitute a filing with respect to a security interest. The sale agreement provides that in the event that the sale and transfer of the bondable transition property is determined by a court not to be a true and absolute sale as contemplated by the Competition Act, then the sale and transfer shall be treated as a pledge of the bondable transition property and the seller shall be deemed to have granted a security interest to the issuer in the bondable transition property, and to have incurred an obligation secured by this security interest in an amount equal to the purchase price for the bondable transition property. The sale agreement requires that financing statements under the Uniform Commercial Code be filed in the appropriate offices in New Jersey. As a result of these filings, the issuer would be a secured creditor of ACE and entitled to recover against the security, which includes the bondable transition property. None of this, however, mitigates the risk of payment delays and other adverse effects caused by a bankruptcy of ACE. Further, if for any reason the issuer were to fail to perfect its interest in the bondable transition property and the transfer is thereafter deemed not to constitute a sale or other absolute transfer, the issuer would be an unsecured creditor of ACE. In that event, the issuer's sole source of payment for the transition bonds would be whatever it recovered on its unsecured claim in the ACE bankruptcy case, the amount and timing of which could differ materially from the amount and timing of payments intended to fund the transition bonds. In addition, as stated below, if a bankruptcy court were to find that the transfer to the issuer of the bondable transition property was a financing transaction and that the issuer was properly perfected but that transition bond charges with respect to electricity sold after the bankruptcy filing of ACE were not present property but future property, there can be no assurance that even a validly perfected security interest in bondable transition property would attach to transition bond charges with respect to electricity sold after the bankruptcy filing of ACE.

      Status of Bondable Transition Property as Current Property. ACE has represented in the sale agreement, and the Competition Act provides, that the bondable transition property constitutes a vested, presently existing property right upon its transfer to an assignee and receipt of consideration therefor. Nevertheless, no assurance can be given that in the event of a bankruptcy of ACE a party in interest in the bankruptcy would not attempt to take the position that the bondable transition property comes into existence only as customers use electricity. If a court were to adopt this position, no assurance can be given that a security interest in favor of the transition bondholders would attach to the transition bond charges in respect of electricity consumed after the commencement of the bankruptcy case. If it were determined both that the bondable transition property had not been sold to the issuer and that the security interest in favor of the transition bondholders did not attach to the transition bond charge in respect of electricity consumed after the commencement of the bankruptcy case, then the issuer likely would be an unsecured creditor of ACE. If so, there would be delays or reductions in payments on the transition bonds. Whether or not a court determined that the bondable transition property had been sold to the issuer, no assurance can be given that a court would not rule that any transition bond charge relating to electricity consumed after the commencement of the bankruptcy cannot be transferred to the issuer or the trustee.

      In addition, in the event of a bankruptcy of ACE, a party in interest in the bankruptcy might assert that the issuer should pay a portion of ACE's costs associated with the generation, transmission or distribution of the electricity, the consumption of which gave rise to the transition bond charge collections used to make payments on the transition bonds.

      Regardless of whether ACE is the debtor in a bankruptcy case, if a court were to accept the argument that the bondable transition property comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of ACE arising before the bondable transition property came into existence could have priority over the issuer's interest in the bondable transition property. The BPU may make adjustments to the transition bond charge to mitigate this exposure, but there may be delays in implementing these adjustments.

      Consolidation of the Issuer and ACE. If ACE were to become a debtor in a bankruptcy case, a party in interest in the bankruptcy may attempt to substantively consolidate the assets and liabilities of the issuer and ACE. ACE and the issuer have taken steps to attempt to minimize this risk, as discussed under "ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC, THE ISSUER" in this prospectus. However, no assurance can be given that if ACE or an affiliate of ACE other than the issuer were to become a debtor in a bankruptcy case, a court would not order that the assets and liabilities of the issuer be consolidated with those of ACE or its affiliate. If the assets and liabilities were ordered substantively consolidated, the claims of the transition bondholders against the issuer would be treated as secured claims against the consolidated entities. Payment of those claims could be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.

      Claims in Bankruptcy; Challenge to Indemnity Claims. If ACE were to become a debtor in a bankruptcy case, claims, including indemnity claims by the issuer against ACE under the sale agreement and the other documents executed in connection therewith, would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims of the issuer against ACE. That party might then assert that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If ACE were to become a debtor in a bankruptcy case and the indemnity provisions of the sale agreement were triggered, a party in interest in the bankruptcy might challenge the enforceability of the indemnity provisions. If a court were to hold that the indemnity provisions were unenforceable, the issuer would be left with a claim for actual damages against ACE based on breach of contract principles. The actual amount of these damages would be subject to estimation or calculation by the court.

      No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving ACE.

      Enforcement of Rights by Trustee. Upon an event of default under the indenture, the Competition Act permits the trustee to enforce the security interest in the bondable transition property in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the BPU to order the sequestration and payment to transition bondholders of all revenues arising with respect to the bondable transition property. The Competition Act provides that this order will remain in full force and effect notwithstanding bankruptcy, reorganization, or other insolvency proceedings with respect to the utility or its assignee. There can be no assurance, however, that the BPU would issue such an order after an ACE bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code or, alternatively, that a bankruptcy court would lift the automatic stay to permit such an action by the BPU. In that event, the trustee under the indenture might seek an order from the bankruptcy court lifting the automatic stay with respect to such an action by the BPU, and an order requiring an accounting and segregation of the revenues arising from the bondable transition property. There can be no assurance that a court would grant either order.

      Bankruptcy of Servicer. The servicer is entitled to commingle transition bond charge collections with its own funds until each remittance date. The Competition Act provides that the relative priority of a lien created under the Competition Act is not defeated or adversely affected by the commingling of transition bond charge collections arising with respect to the bondable transition property with funds of the electric utility. However, in the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that transition bond charge collections commingled by the servicer with its own funds and held by the servicer as of the date of bankruptcy were property of the servicer as of that date and are therefore property of the servicer's bankruptcy estate, rather than property of the issuer. If the court so ruled, then it would likely also rule that the trustee had only a general unsecured claim against the servicer for the amount of commingled transition bond charge collections held as of that date and could not recover the commingled transition bond charge collections held as of the date of bankruptcy.

      However the court rules on the ownership of the commingled transition bond charge collections, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee under the indenture from receiving the commingled transition bond charge collections held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court's resolution of whether the commingled transition bond charge collections are property of the issuer or of the servicer, including resolution of any issues regarding the tracing of proceeds.

      ACE, as servicer, will be responsible for billing, collecting and remitting the transition bond charge and for filing with the BPU to adjust this charge. If it became a party in a bankruptcy proceeding, ACE might be excused from its contractual obligations as servicer of the bondable transition property. See "RISK FACTORS -- UNUSUAL NATURE OF BONDABLE TRANSITION PROPERTY AND SERVICING RISKS" in this prospectus.

      The servicing agreement provides that the trustee, as assignee of the issuer, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition. The servicing agreement also provides that the trustee, together with the other persons specified therein, may petition the BPU or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay might delay a successor servicer's replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that ACE as servicer was capable of performing. See "RISK FACTORS -- UNUSUAL NATURE OF BONDABLE TRANSITION PROPERTY AND SERVICING RISKS" in this prospectus.

      Other risks relating to bankruptcy may be found under "RISK FACTORS -- RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" in this prospectus.

              MATERIAL INCOME TAX MATTERS FOR THE TRANSITION BONDS

      The following discussion is a summary of material United States federal income tax consequences of the purchase, ownership and disposition of the transition bonds by U.S. holders (as defined below) and non-U.S. holders (as defined below). This discussion only applies to initial purchasers of the transition bonds who hold the transition bonds as capital assets (generally, assets held for investment). This discussion is based upon the Internal Revenue Code of 1986 as amended (the "Code"), treasury regulations (including proposed treasury regulations) issued thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be relevant to purchasers in light of their particular circumstances, such as purchasers who are subject to special tax treatment (for example, (1) banks, partnerships, regulated investment companies, insurance companies, dealers in securities or currencies or tax-exempt organizations, (2) persons holding transition bonds as part of a straddle, hedge, conversion transaction or other integrated investment, or (3) persons whose functional currency is not the U.S. dollar). In addition, this discussion does not address alternative minimum taxes or any state, local or foreign tax laws.

      IT IS RECOMMENDED THAT ALL PROSPECTIVE PURCHASERS CONSULT THEIR TAX ADVISERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF TRANSITION BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

      For purposes of this summary, a "U.S. holder" is a beneficial owner of a transition bond that is, for United States federal income tax purposes (1) a person who is a citizen or resident of the United States, (2) a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or
(4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or
(b) such trust has in effect a valid election to be


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
treated as a domestic trust for United States federal income tax purposes. A "non-U.S. holder" is a beneficial owner of a transition bond that is not a U.S. holder.

CLASSIFICATION OF THE TRANSITION BONDS

      The issuer and ACE have received a private letter ruling from the IRS to the effect that for United States federal income tax purposes (i) the transition bonds will be classified as obligations of ACE, (ii) the issuance of the transition bonds will not result in gross income to ACE, and (iii) the issuance of the BPU financing order will not result in gross income to ACE.

      Based on that private letter ruling and the assumptions contained therein, including a representation by ACE that it will not make, or allow there to be made, any election to the contrary, LeBoeuf, Lamb, Greene & MacRae, L.L.P., United States federal income tax counsel to ACE and the issuer, has rendered its opinion that for United States federal income tax purposes (i) the issuer will not be subject to United States federal income tax as an entity separate from ACE, (ii) the transition bonds will be obligations of ACE, (iii) the issuance of the transition bonds will not result in gross income to ACE, and (iv) the issuance of the BPU financing order will not result in gross income to ACE. In connection with the issuance of each new series of transition bonds, LeBoeuf, Lamb, Greene & MacRae, L.L.P., will render its opinion to the effect that for United States federal income tax purposes (i) the issuer will not be subject to United States federal income tax as an entity separate from ACE, (ii) the relevant series of transition bonds will be obligations of ACE, (iii) the issuance of the relevant series of transition bonds will not result in gross income to ACE, (iv) the issuance of the relevant BPU financing order will not result in gross income to ACE, and (v) in the case of a subsequent issuance of transition bonds only, such issuance will not adversely affect the characterization of any then outstanding transition bonds as obligations of ACE.

      The issuer, ACE and each beneficial owner of a transition bond (by acquiring a beneficial interest) agree to treat the transition bonds as debt of ACE for United States federal income tax purposes. The remainder of this discussion assumes that the transition bonds will constitute debt of ACE for United States federal income tax purposes.

TAX CONSEQUENCES TO U.S. HOLDERS

      Interest. Subject to the paragraph below, interest income on the transition bonds, payable at a fixed rate or at a floating rate, will be includible in income by a U.S. holder when it is received, in the case of a U.S. holder using the cash receipts and disbursements method of tax accounting, or as it accrues, in the case of a U.S. holder using the accrual method of tax accounting. ACE and the issuer expect that the transition bonds will not be issued with original issue discount. If any series of transition bonds is in fact issued with original issue discount, the prospectus supplement for such series of transition bonds will address the tax consequences of the purchase of transition bonds with original issue discount.

      The preceding paragraph assumes that, in the case of any series or class of floating rate transition bonds, such floating rate transition bonds will qualify as "variable rate debt instruments" as defined in Treasury Regulation section 1.1275-5(a) and that interest on such floating rate transition bonds will be unconditionally payable, or will be constructively received under section 451 of the Code, in cash or in property at least annually at a single "qualified floating rate" or "objective rate." If such assumption is incorrect with respect to a series or class of floating rate transition bonds, the taxation of interest on such floating rate transition bonds will be addressed in the related prospectus supplement.

      Swap Transactions. In connection with the issuance of a class or more than one class of floating rate transition bonds, the issuer may arrange for one or more swap or hedge transactions. If the issuer


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enters into or arranges for any hedge or swap transaction, the applicable prospectus supplement will include a description of the United States federal income tax consequences to the issuer and the transition bondholders.

      Sale or Retirement of Transition Bonds. On a sale, exchange or retirement of a transition bond, a U.S. holder will have taxable gain or loss equal to the difference between the amount received by the U.S. holder and the U.S. holder's tax basis in the transition bond. A U.S. holder's tax basis in its transition bond is the U.S. holder's cost, subject to adjustments. Gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the transition bond was held for more than one year at the time of disposition. If a U.S. holder sells the transition bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the transition bond but that has not yet been paid by the sale date. To the extent that amount has not already been included in the U.S. holder's income, it is treated as ordinary interest income and not as sale proceeds.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

      Withholding Taxation on Interest. Payments of interest income on the transition bonds received by a non-U.S. holder that does not hold its transition bonds in connection with the conduct of a trade or business in the United States, will generally not be subject to United States federal withholding tax, provided that the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of ACE entitled to vote, is not a controlled foreign corporation that is related to ACE through stock ownership, is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and ACE or its paying agent receives:

      1. from a non-U.S. holder appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury Regulations issued under Section 1441 of the Code;

      2. a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with these Treasury Regulations;

      3. a withholding certificate from a person representing to be a "qualified intermediary" that has assumed primary withholding responsibility under these Treasury Regulations and the qualified intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS; or

      4. a statement, under penalties of perjury from an authorized representative of a Financial Institution, stating that the Financial Institution has received from the beneficial owner a withholding certificate described in these Treasury Regulations or that it has received a similar statement from another Financial Institution acting on behalf of the foreign beneficial owner.

In general, it will not be necessary for a non-U.S. holder to obtain or furnish a United States taxpayer identification number to ACE or its paying agent in order to claim any of the foregoing exemptions from United States withholding tax on payments of interest. Interest paid to a non-U.S. holder will be subject to a United States withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable tax treaty provides for the reduction or elimination of this withholding tax. A non-U.S. holder generally will be taxable in the same manner as a United States corporation or resident with respect to interest income if the income is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States. Effectively connected income received


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
by a non-U.S. holder that is a corporation may in some circumstances be subject to an additional "branch profits tax" at a 30% rate, or if applicable, a lower rate provided by a treaty.

      Capital Gains Tax Issues. A non-U.S. holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of transition bonds, unless:

      1. the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year and this gain is from United States sources; or

      2. the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States and other requirements are satisfied.

BACKUP WITHHOLDING

      Backup withholding of United States federal income tax at a rate of 30% (rate scheduled to be reduced gradually to 28% by year 2006) may apply to payments made in respect of the transition bonds to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the transition bonds to a U.S. holder must be reported to the IRS, unless the U.S. holder is an exempt recipient or establishes an exemption. A U.S. holder can obtain a complete exemption from the back up withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification). Compliance with the identification procedures described in the preceding section entitled " -- Withholding Taxation on Interest" would establish an exemption from backup withholding for those non-U.S. holders who are not exempt recipients.

      In addition, upon the sale of a transition bond to (or through) a broker, the broker must withhold 30% (rate scheduled to be reduced gradually to 28% by year 2006) of the entire purchase price, unless either (1) the broker determines that the seller is a corporation or other exempt recipient or (2) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. holder, certifies that the seller is a non-U.S. holder (and certain other conditions are met). The sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

      Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

MATERIAL STATE OF NEW JERSEY TAX MATTERS

      In the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special New Jersey tax counsel to the issuer and ACE, interest from transition bonds received by a person who is not otherwise subject to corporate or personal income tax in the State of New Jersey will not be subject to these taxes. Neither the State of New Jersey nor any of its political subdivisions presently impose intangible personal property taxes and therefore New Jersey residents will not be subject to these taxes.


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
                              ERISA CONSIDERATIONS

      The following is a general summary based upon provisions of the Employee Retirement Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code, and related regulations and administrative and judicial interpretations as of the date hereof. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, administrative regulations, rules or administrative pronouncements will not significantly modify the requirements summarized herein, possibly with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein regarding an investment in transition bonds.

      IT IS RECOMMENDED THAT ALL PROSPECTIVE PURCHASERS THAT MAY BE SUBJECT TO ERISA OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE CONSULT WITH ITS OWN COUNSEL ABOUT THE POTENTIAL CONSEQUENCES UNDER SUCH LAWS OF AN INVESTMENT IN THE TRANSITION BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

      ERISA and Section 4975 of the Internal Revenue Code impose restrictions on:

      1. employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA;

      2.    plans (as defined in Section 4975(e)(1) of the Internal Revenue
            Code) that are subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and Keogh plans;

      3. any entities the underlying assets of which include plan assets by reason of a plan's investment in such entities, each of the entities described in 1, 2 and 3, being referred to as a "Plan"; and

      4. persons who have specified relationships to Plans as "parties in interest" under ERISA and/or "disqualified persons" under the Internal Revenue Code which collectively are referred to as "Parties in Interest."

Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment products and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. The prudence of particular investment must be determined by the responsible fiduciary of a Plan by taking into account the Plan's particular circumstances and all of the facts and circumstances of an investment in a transition bond including without limitation the fact that in the future there may be no market in which the Plan will be able to sell or otherwise dispose of any transition bond it may purchase.

      Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit certain transactions involving the assets of a Plan and Parties in Interest, unless a statutory or administrative exemption is applicable to the transaction. A Party in Interest that engages in the prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code.

PLAN ASSET ISSUES FOR AN INVESTMENT IN THE TRANSITION BONDS

      Under U.S. Department of Labor regulations at 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulation"), if a Plan makes an "equity" investment in a corporation, partnership, trust or other specified


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
entities, the underlying assets and properties of the entity will be deemed for purposes of ERISA and Section 4975 of the Internal Revenue Code to be assets of the investing Plan unless an exception set forth in the Plan Asset Regulation applies. Pursuant to the Plan Asset Regulation, an equity interest is any interest in an entity other than an instrument that is treated as indebtedness under applicable law and which has no substantial equity features. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, it is anticipated that the transition bonds should not be treated as an equity interest for purposes of the Plan Asset Regulation. Accordingly, the assets of the issuer should not be treated as the assets of Plans investing in the transition bonds.

PROHIBITED TRANSACTION EXEMPTIONS

      It should be noted, however, that without regard to the treatment of the transition bonds as equity interests under the Plan Asset Regulation, ERISA and the Internal Revenue Code, ACE and/or its affiliates, as a provider of services to Plans, may be deemed to be Parties in Interest with respect to those Plans. The purchase and holding of transition bonds by or on behalf of one or more of such Plans could result in a prohibited transaction within the meaning of
Section 406 or 407 of ERISA or Section 4975 of the Internal Revenue Code. However, the purchase and holding of transition bonds may be subject to one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code.

      Examples of Prohibited Transaction Class Exemptions. Potentially applicable prohibited transaction class exemptions, issued by the United States Department of Labor, known as PTCE's, include the following:

      1. PTCE 90-1, which exempts specific transactions involving insurance company pooled separate accounts;

      2. PTCE 95-60, which exempts specific transactions involving insurance company general accounts;

      3. PTCE 91-38, which exempts specific transactions involving bank collective investment funds;

      4. PTCE 84-14, which exempts specific transactions effected on behalf of a Plan by a "qualified professional asset manager"; and

      5. PTCE 96-23, which exempts specific transactions effected on behalf of a Plan by specific "in-house" asset managers.

      It should be noted, however, that even if the conditions specified in one or more of the above PTCEs are met, the scope of relief provided by the PTCEs may not necessarily cover all acts that might be construed as prohibited transactions. Furthermore, there can be no assurance that any of the PTCEs or any other exemptions will be available with respect to any particular transaction involving the transition bonds.

      PRIOR TO MAKING AN INVESTMENT IN THE TRANSITION BONDS OF ANY SERIES, A PLAN INVESTOR MUST DETERMINE WHETHER, AND EACH FIDUCIARY CAUSING THE TRANSITION BONDS TO BE PURCHASED BY, ON BEHALF OF OR USING PLAN ASSETS OF A PLAN THAT IS SUBJECT TO THE PROHIBITED TRANSACTION RULES OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE, INCLUDING WITHOUT LIMITATION AN INSURANCE COMPANY GENERAL ACCOUNT, SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT, AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES APPLIES, SO THAT THE USE OF PLAN ASSETS OF A PLAN TO PURCHASE AND HOLD THE

TRANSITION BONDS DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406 OR 407 OF ERISA OR
SECTION 4975 OF THE INTERNAL REVENUE CODE.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

      Any insurance company proposing to invest assets of its general account in the transition bonds should consider the implications of the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), in which the United States Supreme Court held that in certain circumstances assets in a life insurance company's general account are treated as assets of a Plan that owns that policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA, as interpreted by regulations issued by the Department of Labor in January, 2000 (the "General Account Regulations").

      It should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA which clarifies the application of ERISA and
Section 4975 of the Internal Revenue Code to the assets of insurance company general accounts. Pursuant to Section 401(c) of ERISA, the Department of Labor was required to issue regulations (known as the General Account Regulations) with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The Department of Labor issued final General Account Regulations on January 5, 2000. The General Account Regulations provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code. The General Account Regulations create a safe harbor under which insurance companies which meet certain requirements are not deemed ERISA fiduciaries and the underlying assets of the insurer's general account are not deemed plan assets. The General Account Regulations only apply to policies issued on or before December 31, 1998. The General Account Regulations do not exempt the assets of insurance company general accounts from treatment as "plan assets" for policies issued after December 31, 1998.

      Under Section 401(c) of ERISA and the final General Account Regulations, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Plan for conduct which occurs prior to July 5, 2001, the applicability date of the General Account Regulations. This provision does not apply in cases of avoidance of the General Account Regulations or actions brought by the Secretary of Labor relating to particular breaches of fiduciary duties that also constitute breaches of state or federal criminal law. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. The final General Account Regulations should not adversely affect the applicability of PTCE 95-60 to purchases of transition bonds by insurance company general accounts.

GENERAL INVESTMENT CONSIDERATIONS FOR PROSPECTIVE PLAN INVESTORS IN THE TRANSITION BONDS

      Prior to making an investment in the transition bonds, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code and the potential consequences of an investment in the transition bonds with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations:

      1.    whether the fiduciary has the authority to make the investment;

      2. whether the investment constitutes a direct or indirect transaction with a Party in Interest;


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
      3. the composition of the Plan's portfolio with respect to diversification by type of asset;

      4.    the Plan's funding objectives;

      5.    the tax effects of the investment; and

      6. whether under the general fiduciary standards of investment prudence and diversification an investment in the transition bonds is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      Governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Internal Revenue Code. However, these plans may be subject to substantially similar rules under state or other federal law, and may also be subject to the prohibited transaction rules of Section 503 of the Internal Revenue Code. Fiduciaries of any such Plans should consult with their counsel before purchasing any transition bonds.

      The sale of transition bonds to a Plan shall not be deemed a representation by ACE, the issuer or the underwriters that this investment meets all relevant legal requirements with respect to Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                              PLAN OF DISTRIBUTION

      The transition bonds of each series may be sold to or through the underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters. The transition bonds may also be sold to or through any other underwriting arrangement as may be specified in the related prospectus supplement or may be offered or placed either directly or through agents. The issuer and the trustee intend that transition bonds will be offered through various methods from time to time. The issuer also intends that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of transition bonds may be made through a combination of these methods.

      The distribution of transition bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

      The transition bonds may be offered through one or more different methods, including offerings through underwriters. It is not anticipated that any of the transition bonds will be listed on any securities exchange. There can be no assurance that a secondary market for any series of transition bonds will develop or, if one does develop, that it will continue.

      Compensation to Underwriters. In connection with the sale of the transition bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell transition bonds to particular dealers at prices less a concession. Underwriters may allow, and these dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the transition bonds of a series may be deemed to be underwriters. Any discounts or commissions received by the underwriters from the issuer and any profit on the resale of the transition bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act.


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
These underwriters or agents will be identified, and any compensation received from the issuer will be described, in the related prospectus supplement.

      Other Distribution Issues. Under agreements which may be entered into by ACE, the issuer and the trustee, underwriters and agents who participate in the distribution of the transition bonds may be entitled to indemnification by ACE and the issuer against liabilities specified therein, including under the Securities Act. The underwriters may, from time to time, buy and sell the transition bonds, but there can be no assurance that an active secondary market will develop and there is no assurance that this market, if established will continue.

                                     RATINGS

      It is a condition to any underwriter's obligation to purchase the transition bonds that each series or class receive the ratings indicated in the related prospectus supplement.

      Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any transition bonds, and, accordingly, there can be no assurance that the ratings assigned to any series or class of transition bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. If a rating of any series or class of transition bonds is revised or withdrawn, the liquidity of this class of transition bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the transition bonds other than the payment in full of each series or class of transition bonds by the applicable final date for such series or class and the ability to make timely interest payments.

                                  LEGAL MATTERS

      Some legal matters relating to the issuer and the issuance of the transition bonds will be passed upon for the issuer by LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York, New York, a limited liability partnership including professional corporations, and for the underwriters by Latham & Watkins, New York, New York. Some legal matters relating to federal tax consequences of the issuance of the transition bonds and to State of New Jersey tax consequences of the issuance of the transition bonds will be passed upon for the issuer by LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York, New York. LeBoeuf, Lamb, Greene & MacRae, L.L.P. acts from time to time as counsel for ACE and its affiliates in certain matters.

                                     EXPERTS

      The balance sheet as of December 31, 2001 included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


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

                            GLOSSARY OF DEFINED TERMS

      Set forth below is a glossary of defined terms used in this prospectus.

      "ACE" means Atlantic City Electric Company.

      "adjustment request" means each request filed by the servicer with the BPU for adjustments to the transition bond charge.

      "Bankruptcy Code" means Title 11 of the United States Code, as the same may be amended, modified, or supplemented from time to time.

      "basic documents" means the indenture, the administration agreement, sale agreement, servicing agreement, any bills of sale for the bondable transition property arising under the BPU financing order, the issuer's limited liability company agreement and the certificate of formation filed with the Secretary of State of the State of Delaware to establish the issuer.

      "basic generation service" means electric generation service provided pursuant to the Competition Act to customers who have not chosen a third-party supplier.

      "basic generation service transition costs" means the amount by which a utility's payments to procure power for basic generation service and related ancillary and administrative costs from August 1, 1999 to July 31, 2003 exceeds net revenues from the charge for that service established by the BPU.

      "bondable stranded costs rate order" means an order issued by the BPU pursuant to the Competition Act which creates bondable transition property.

      "bondable transition property" means the right, created pursuant to the Competition Act and the BPU Financing Order, to collect transition bond charges, to pay other expenses specified in the indenture and to fund the trust accounts.

      "BPU" means the New Jersey Board of Public Utilities.

      "BPU financing order" means, collectively, the bondable stranded costs rate order issued by the BPU to ACE on September 20, 2002, any subsequent bondable stranded costs rate orders issued from time to time by the BPU to ACE, and any orders supplemental to any of the foregoing.

      "business day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York, New York or, with respect to any transition bonds listed on the Luxembourg Stock Exchange, in Luxembourg, are required or authorized by law or executive order to remain closed.

      "capital subaccount" for a series means a subaccount of the collection account in which the amount of capital required to be held by the issuer for that series of transition bonds will be deposited by the issuer on the date of issuance of that series.

      "Clearstream" means Clearstream Bank, societe anonyme.

      "collection account" means the single collection account for all series of transition bonds established by the issuer and held by the trustee under the indenture.


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      "collections curve" means an annually prepared forecast, prepared by the servicer, of the percentages of amounts billed in each calendar month that are expected to be received during that month and each of the following six months.

      "collections curve payment" means the sum of the amounts paid to the trustee over the seven month period following a particular month based on the collections curves for that month.

      "Competition Act" means the New Jersey Electric Discount and Energy Competition Act, enacted in February 1999 and amended in September 2002.

      "customer" means an end user of electricity that is connected to any part of ACE's transmission and distribution system and located within ACE's service territory.

      "defeasance subaccount" means a subaccount of the collection account which will be established in the event that funds are remitted to the trustee in connection with the exercise of the legal defeasance option or the covenant defeasance option, as described under "THE INDENTURE -- LEGAL DEFEASANCE AND COVENANT DEFEASANCE."

      "DTC" means The Depository Trust Company.

      "Euroclear" means the Euroclear System.

      "expected amortization schedule" for a series or class of transition bonds means the expected amortization schedule for the principal balance for that series or class, as set forth in the related prospectus supplement.

      "event of default" means an event of default under the indenture, including the events of default described under "THE INDENTURE -- EVENTS OF DEFAULT."

      "final restructuring order" means the order issued by the BPU, dated March 30, 2001, providing for the restructuring of ACE under the Competition Act.

      "general subaccount" means a subaccount of the collection account into which funds received from collections, any indemnity amounts remitted by the servicer to the trustee and investment earnings will initially be deposited.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as the same may be amended, modified, or supplemented from time to time.

      "issuer" means Atlantic City Electric Transition Funding LLC.

      "overcollateralization subaccount" for a series of transition bonds means a subaccount of the collection account into which the overcollateralization amount for that series will be deposited over the expected life of a series of transition bonds.

      "rating agency" means any rating agency rating the transition bonds of any class or series at the time of issuance of that class or series at the request of the issuer.

      "rating agency condition" means, with respect to any proposed action, that each of Moody's Investors Service, Inc., Standard & Poor's Ratings Group, and Fitch Ratings has been notified of the proposed action and each of Standard & Poor's Ratings Group and Fitch Ratings confirms in writing that the proposed action will not result in the reduction or withdrawal of its then current rating of any series or class of transition bonds, provided that Moody's Investors Service, Inc. must also confirm this in writing where the proposed action is the issuance of an additional series of transition bonds.

      "reconciliation date" means the 15th day of each month (or if that day is not a business day, the next succeeding business day) commencing with the eighth month after transition bond charges are first billed to customers, on which date the servicer will reconcile the actual transition bond charge collections to the collections curve payments previously made to the trustee for the month that is seven months prior to the month in which the reconciliation date occurs.

      "remittance date" means the date each month when the servicer makes remittances on account of the transition bond charges to the trustee.

      "reserve subaccount" for a series of transition bonds means a subaccount of the collection account into which will be deposited the excess, if any, of collections of transition bond charges allocated to that series as described under clause 11 in "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS."

      "revenue requirement" for a series of transition bonds means, on any determination date, the amount the servicer estimates in good faith to be payable as to that series during the period that begins on the last date on which the transition bond charge was adjusted and ends on the day before the next such date.

      "series subaccount" for a series of transition bonds means a subaccount of the collection account, established upon the issuance of that series.

      "servicer default" means a default of the servicer under the servicing agreement, including the defaults described under "THE SERVICING AGREEMENT -- SERVICER DEFAULTS."

      "stranded costs" means the costs of a utility's investments in electricity generation assets and other obligations that cannot be recovered through market-based energy supply rates in a competitive electricity generation market.

      "third-party suppliers" means suppliers of electric power to ACE's customers, other than ACE.

      "transition bond charge" means an irrevocable nonbypassable charge that is assessed on an electric public utility's electric customers within its service territory who use its transmission and distribution system.

INDEX TO FINANCIAL STATEMENTS OF ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC

                                                                          Page
Report of Independent Accountants..........................................F-2
Balance Sheet of Issuer....................................................F-3
Notes to Financial Statements..............................................F-4

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Member
of Atlantic City Electric Transition Funding LLC

      In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Atlantic City Electric Transition Funding LLC (a Delaware limited liability company and wholly owned subsidiary of Atlantic City Electric Company) at December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 4, 2002

                  ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC

                                 BALANCE SHEETS

                                                      September    December 31,
                                                       30, 2002       2001
                                                     (Unaudited)
                          ASSETS

OTHER ASSETS:
   Deferred financing costs                            $  3,305      $  2,146
                                                       --------     ---------

      Total assets                                     $  3,305      $  2,146
                                                       ========      ========

                        LIABILITIES

OTHER LIABILITIES:
   Payable to ACE                                      $  3,305      $  2,146
                                                       --------      --------
      Total liabilities                                $  3,305      $  2,146
                                                       ========      ========

The accompanying Notes to Financial Statements are an integral part of these statements.

                  ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC

                          NOTES TO FINANCIAL STATEMENTS

(1)   NATURE OF OPERATIONS

Atlantic City Electric Transition Funding LLC (the "Company"), a limited liability company established by Atlantic City Electric Company ("ACE") under the laws of the State of Delaware, was formed on March 28, 2001 pursuant to a limited liability company agreement of ACE, as sole member of the Company. ACE is a wholly owned subsidiary of Conectiv, which is a wholly owned subsidiary of Pepco Holdings, Inc. Each of Conectiv and Pepco Holdings, Inc. is a registered holding company under the Public Utility Holding Company Act of 1935. ACE is a public utility which supplies and delivers electricity to its customers under the trade name Conectiv Power Delivery.

The Company was organized for the sole purpose of purchasing and owning the bondable transition property (B.P.), issuing transition bonds (Bonds), pledging its interest in B.P. and other collateral to the trustee to collateralize the Bonds, and performing activities that are necessary, suitable or convenient to accomplish these purposes. B.P. represents the irrevocable right of ACE, or its successor or assignee, to collect a nonbypassable transition bond charge (TBC) from customers pursuant to bondable stranded costs rate orders (BPU financing order) issued September 20, 2002 by the State of New Jersey Board of Public Utilities (BPU) in accordance with the Electric Discount and Energy Competition Act enacted in New Jersey in February 1999. The BPU financing order authorize the TBC to be sufficient to recover $440 million aggregate principal amount of Bonds, plus an amount sufficient to provide for any credit enhancement, to fund any reserves and to pay interest, redemption premiums, if any, servicing fees and other expenses relating to the Bonds. The Company's organizational documents require it to operate in a manner so that it should not be consolidated in the bankruptcy estate of ACE in the event ACE becomes subject to a bankruptcy proceeding. Both ACE and the Company will treat the transfer of B.P. to the Company as a sale under applicable law. The Bonds will be treated as debt obligations of the Company.

For financial reporting and federal and State of New Jersey income and franchise tax purposes, the transfer of B.P. to the Company will be treated as a financing arrangement and not as a sale. Furthermore, the results of operations of the Company will be consolidated with ACE for financial and income tax reporting purposes.

The Company did not have results of operations, cash flows or member's equity in the period from its formation to December 31, 2001, as the Company had not issued Bonds and purchased B.P. As a result, the accompanying financial statements do not include Statements of Operations, Statements of Cash Flows and Statements of Member's Equity.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC

                          NOTES TO FINANCIAL STATEMENTS

                                   (Continued)


Deferred Financing Costs

Costs associated with the anticipated issuance of Bonds are capitalized and will be amortized over the life of the Bonds utilizing the effective interest method. The deferred financing costs have been paid by ACE and will be reimbursed by the Company upon the issuance of Bonds.

Income Taxes

The Company is a single member limited liability company which is treated as a disregarded entity for federal and state income tax purposes. Accordingly, the Company's results will be included in the taxable income of ACE.

(3)   BONDS

The purpose of the Company is to issue Bonds pursuant to authority granted by the BPU in the BPU financing order. The Company intends to issue Bonds in series (Series) from time to time, the maturities and interest rates of which will depend upon market conditions at the time of issuance. The proceeds will be used to fund the purchase of B.P. from ACE. The Bonds will be collateralized by the B.P. and other assets of the Company. Under applicable law, the Bonds will not be an obligation of ACE or secured by the assets of ACE. Also under applicable law, the Bonds will be recourse to the Company and will be collateralized on a pro rata basis by the B.P. and the equity and assets of the Company. The source of repayment will be the TBC authorized pursuant to BPU financing order, which charges will be collected from ACE customers by ACE, as servicer.

TBC collections will be deposited monthly by ACE with the Company and used to pay the expenses of the Company, to pay debt service on the Bonds and to fund credit enhancement for the Bonds. The Company will also pledge the capital contributed by ACE to secure the debt service requirements of the Bonds. The debt service requirements will include an overcollateralization subaccount, a capital subaccount and a reserve subaccount which will be available to bond holders. Any amounts collateralizing the Bonds will be returned to the Company upon payment of the Bonds.

(4)   SIGNIFICANT AGREEMENTS AND RELATED PARTY TRANSACTIONS

Under the servicing agreement to be entered into by the Company and ACE concurrently with the issuance of the first Series of Bonds, ACE, as servicer, will be required to manage and administer the B.P. of the Company and to collect the TBC on behalf of the Company. The Company will pay an annual servicing fee equal to $440,000, which will be determined when the Bonds are issued. This servicing fee will be recovered by the Company through the TBC. The Company will also enter into an administration agreement with PHI Service Company, an affiliated company, pursuant to which PHI Service Company will provide administrative services to the Company.

All deferred financing costs incurred prior to the issuance of Bonds have been or will be paid by ACE and will be reimbursed by the Company upon the issuance of Bonds. These costs are classified as payable to ACE in the accompanying balance sheets.

                  ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC

                          NOTES TO FINANCIAL STATEMENTS

                                   (Continued)


(5)   SUBSEQUENT EVENTS

Subsequent to December 31, 2001, the Company has incurred certain additional obligations in connection with the anticipated issuance of Bonds and purchase of BTP. To the extent such obligations are not paid with a portion of the proceeds from the issuance of Bonds, such costs would be funded by ACE.

(6)   INTERIM FINANCIAL INFORMATION (UNAUDITED)

The unaudited, interim financial statement contained herein includes the accounts of the Company and reflects all adjustments, consisting of only normal recurring adjustments, necessary in the opinion of management for a fair presentation of interim results.

The Requirement to Deliver a Copy of the Prospectus. Until 90 days after the date of this Prospectus Supplement, all dealers that effect transactions in the related Series of Transition Bonds, whether or not participating in the distribution of the related Series of Transition Bonds, may be required to deliver a Prospectus and a Prospectus Supplement. This delivery requirement is in addition to the dealers' obligation to deliver a Prospectus and a Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

ITEM 14.     Other Expenses of Issuance and Distribution

      The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

       Registration Fee                                           $     184,000
                                                                  -------------
       Printing and Engraving Expenses                            $     120,000
                                                                  -------------
       Trustee's Fees and Expenses                                $       5,000
                                                                  -------------
       Legal Fees and Expenses                                    $   4,000,000
                                                                  -------------
       Blue Sky Fees and Expenses                                 $       3,000
                                                                  -------------
       Accountants' Fees and Expenses                             $     130,000
                                                                  -------------
       Rating Agency Fees                                         $     506,000
                                                                  -------------
       Miscellaneous Fees and Expenses                            $   1,126,000
                                                                  -------------
       Total                                                      $   6,074,000
                                                                  =============

ITEM 15.    Indemnification of Members and Managers.

      Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to specified standards and restrictions, if any, as are set forth in the limited liability company agreement, a limited liability company shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

      The limited liability company agreement (the "LLC Agreement") of Atlantic City Electric Transition Funding LLC provides that, to the fullest extent permitted by law as it exists or may be amended to provide greater or broader indemnification rights, Atlantic City Electric Transition Funding LLC shall indemnify its members and managers against any liability incurred in connection with any proceeding in which any member or manager may be involved as a party or otherwise by reason of the fact that the member or manager is or was serving in its capacity as a member or manager, or by reason of the fact that the member or manager was serving in such capacity at the request of Atlantic City Electric Transition Funding LLC, except that indemnification, unless ordered by a court, may not be made to or on behalf of the member or any manager if a final adjudication established that its acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

ITEM 16. Exhibits

Exhibit No. Description
      1.1   Form of Underwriting Agreement.

      3.1   Limited Liability Company Agreement of Atlantic City Electric
            Transition Funding LLC.**

      3.2   Certificate of Formation of Atlantic City Electric Transition
            Funding LLC.**

      3.3   Form of Amended and Restated Limited Liability Company Agreement of
            Atlantic City Electric Transition Funding LLC.**

      4.1   Form of Indenture.**

      4.2   Form of Series Supplement including Form of Transition Bonds.

      5.1   Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. relating to
            Legality of the Transition Bonds.

      8.1 Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. with respect to material federal tax matters.

      8.2 Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. with respect to material State of New Jersey tax matters.

      10.1  Form of Sale Agreement.**

      10.2  Form of Servicing Agreement.**

      10.3  Form of Administration Agreement.**

      10.4  Petition of ACE to the New Jersey Board of Public Utilities, dated
            June 25, 2001.**

      10.5  Financing Order of the BPU issued September 20, 2002.

      23.1 Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in its opinions filed as Exhibits 5.1, 8.1 and 8.2).

      23.2  Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

      23.3  Consent of PricewaterhouseCoopers LLP.

      25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture.

      99.1  Final Restructuring Order of the BPU, dated March 30, 2001.**

      99.2  Internal Revenue Service Private Letter Ruling pertaining to
            Transition Bonds.

----------
**  Previously filed

ITEM 17.    Undertakings

      The undersigned Registrant on behalf of Atlantic City Electric Transition Funding LLC (the "Issuer") hereby undertakes as follows:

      a. (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in this information in the registration statement; provided, however, that (a)(1)(i) and (a)(i)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each relevant post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering hereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      b. That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) with respect to the issuer that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

      c. That insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, theretofore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of this issue.

      d. That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

      e. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

      f. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale, and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on November 15, 2002.

                               Atlantic City Electric Transition Funding LLC

                               By:    /s/ Joseph M. Rigby*
                                     -------------------------------------------
                                     Name:  Joseph M. Rigby
                                     Title:  President and COO

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registrant's registration statement has been signed by the following persons on November 15, 2002 in the capacities indicated.

                                      /s/ Joseph M. Rigby
                                     -------------------------------------------
                                     Name:  Joseph M. Rigby
                                     Title:  President and COO
                                     (Principal Executive Officer)

                                      /s/ James P. Lavin
                                     -------------------------------------------
                                     Name:  James P. Lavin
                                     Title:  Chief Financial Officer and Manager
                                     (Principal Financial Officer)

                                      /s/ Jeffery E. Snyder
                                     -------------------------------------------
                                     Name:  Jeffery E. Snyder
                                     Title:  Assistant Treasurer
                                     (Principal Accounting Officer)

                                      /s/ Kirk J. Emge
                                     -------------------------------------------
                                     Name:  Kirk J. Emge
                                     Title:  General Counsel

                                INDEX TO EXHIBITS

Exhibit No. Description
      1.1   Form of Underwriting Agreement.

      3.1   Limited Liability Company Agreement of Atlantic City Electric
            Transition Funding LLC.**

      3.2   Certificate of Formation of Atlantic City Electric Transition
            Funding LLC.**

      3.3   Form of Amended and Restated Limited Liability Company Agreement of
            Atlantic City Electric Transition Funding LLC.**

      4.1   Form of Indenture.**

      4.2   Form of Series Supplement including Form of Transition Bonds.

      5.1   Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. relating to
            Legality of the Transition Bonds.

      8.1 Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. with respect to material federal tax matters.

      8.2 Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. with respect to material State of New Jersey tax matters.

      10.1  Form of Sale Agreement.**

      10.2  Form of Servicing Agreement.**

      10.3  Form of Administration Agreement.**

      10.4  Petition of ACE to the New Jersey Board of Public Utilities, dated
            June 25, 2001.**

      10.5  Financing Order of the BPU issued September 20, 2002.

      23.1 Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in its opinions filed as Exhibits 5.1, 8.1 and 8.2).

      23.2  Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

      23.3  Consent of PricewaterhouseCoopers LLP.

      25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture.

      99.1  Final Restructuring Order of the BPU, dated March 30, 2001.**

      99.2  Internal Revenue Service Private Letter Ruling pertaining to
            Transition Bonds.

----------
**  Previously filed